As filed with U.S. Securities and Exchange Commission on August 18, 2026.

Registration No. 333-[        ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lianhe Sowell International Group Ltd
(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15th Floor, Sannuo Smart Building,

No. 3388 Binhai Ave, Binhai Community,

Nanshan District, Shenzhen, China

Tel: +86-400-616-9629
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Cogency Global Inc.
122 East 42nd Street, 18th Floor, New York, NY 10168
Telephone: (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Arila E. Zhou, Esq. Anna J. Wang, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th Floor New York, NY 10017 Tel: (212) 451-2942	Ross D. Carmel, Esq. Shane Wu, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 26th floor New York, NY 10036 Tel: 212-930-9700

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED [●], 2026

LIANHE SOWELL INTERNATIONAL GROUP LTD
Up to 3,816,794 Units, each consisting of one Class A Ordinary Share and three Warrants to purchase

11,450,382 Class A Ordinary Share

Up to 3,816,794 Class A Ordinary Shares included in the Units

Up to 11,450,382 Warrants to purchase Class A Ordinary Shares

Up to 11,450,382 Class A Ordinary Shares underlying the Warrants

Lianhe Sowell International Group Ltd (the “Company,” “Sowell,” or “we”) is offering on a best-efforts basis up to 3,816,794 units (the “Units”), consisting of one Class A Ordinary Share, par value $0.0016 per share (the “Class A Ordinary Shares”), and three Warrants, each to purchase one Class A Ordinary Share (each, a “Warrant”). We are offering the Units at the price of $__ per Unit (the “Offering”). We are also registering up to 11,450,382 Class A Ordinary Shares underlying the Warrants. Each of the Warrants will have an exercise price of $__ per Class A Ordinary Share and will be exercisable beginning on the date of the issuance date and ending on the six months of the issuance date.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares can be purchased in this offering only with the accompanying Warrants as part of the Units, but the component parts of the Units will be immediately separable and issued separately in this Offering.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “LHSW.” The last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on August 17, 2026, 2026 was $2.62 per Class A Ordinary Share. There is no established public trading market for the Warrants, and we do not intend to list the Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Warrants will be limited. We are also registering the Class A Ordinary Shares issuable upon exercise of the Warrants and anticipate that such Class A Ordinary Shares will trade on The Nasdaq Capital Market.

We have engaged R. F. Lafferty & Co., Inc. to act as our exclusive placement agent in connection with this offering (the “placement agent”). The placement agent has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. See “Risk Factors” on page 21 of this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page 139 of this prospectus for more information regarding these arrangements.

The public offering price for the securities in this offering will be determined at the time of pricing, through negotiation between us, the placement agent, and the investors based upon a number of factors, including our history and our prospects, stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

We will have one closing for all the securities purchased in this offering. The offering will terminate upon the completion of a single closing, which is expected to occur on or about [●], 2026. The public offering price per Unit (consisting of one Class A Ordinary Share and three Warrants) will be fixed for the duration of this offering.

We have not established an escrow account in conjunction with this offering. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 21 of this prospectus for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

Lianhe Sowell International Group Ltd, which we refer to as “Sowell,” the “Company,” or “Cayman Islands holding company,” is a holding company with no material operations of its own, and conducts substantially all of its operations through Lianhe Sowell Precision Machine (Shenzhen) Co., Ltd. (“Sowell Precision Shenzhen”), Lianhe Sowell Precision Machine (Hangzhou) Co., Ltd. (“Sowell Precision Hangzhou”), Shenzhen Sowell Technology Development Co., Ltd. (“Shenzhen Sowell”), and subsidiaries of Shenzhen Sowell, including Hezhi Rongtong (Shenzhen) Technology Co., Ltd. (“Hezhi Rongtong”), Shenzhen Sowell Digital Energy Technology Co., Ltd. (“Shenzhen Sowell Digital”), Shenzhen Aiyin Digital Technology Co., Ltd. (“Shenzhen Aiyin”), Suzhou Sowell Vision Technology Co., Ltd. (“Suzhou Sowell”), and Quzhou Lianhe Sowell Technology Co., Ltd. (“Quzhou Sowell”), which we collectively refer to as “PRC subsidiaries, “PRC operating entities,” or “PRC operating subsidiaries.” The Class A Ordinary Shares offered in this offering are shares of Sowell, our Cayman Islands holding company, instead of shares of any PRC operating entities. Investors in our Class A Ordinary Shares should be aware that they may never hold equity interests in any PRC operating entities.

We indirectly hold 100% equity interests in Shenzhen Sowell, through our BVI subsidiary, Lianhe Sowell International Holding Group Ltd., which we will refer to as “Sowell BVI,” and our Hong Kong subsidiary, Lianhe Sowell International Group Limited, which we will refer to as “Sowell HK,” and two other PRC subsidiaries, Lianhe Sowell International Holdings (Hangzhou) Co., Ltd., which we refer to as “Sowell Hangzhou”, and Lianhe Sowell International Holdings (Shenzhen) Co., Ltd., which we refer to as “Sowell International”. Sowell Hangzhou holds 100% equity interests in Shenzhen Sowell and Sowell Precision Hangzhou. Sowell International holds 83% equity interests in Sowell Precision Shenzhen. For more details, see “Corporate History and Structures” on page 72 of this prospectus. We do not have a variable interest entity structure. Each of the PRC operating entities was organized in the PRC and their operations are governed by the PRC laws.

The PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effect on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. Where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Further, an overseas securities company that serves as a sponsor or lead underwriter for overseas securities offering and listing by domestic companies shall file with the CSRC within 10 working days after signing its first engagement agreement for such business, and submit to the CSRC, no later than January 31 each year, an annual report on its business activities in the previous year associated with overseas securities offering and listing by domestic companies. Our PRC counsel, Guangdong Xinchu Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, our offering will be identified as an indirect overseas issuance and listing under the New Administrative Rules Regarding Overseas Listings. The Trial Administrative Measures states that any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, in the opinion of our PRC legal counsel, Guangdong Xinchu Law Firm, we are required to go through filing procedures with the CSRC within three business days after the completion of the offerings in connection with this registration statement and for our future offerings and listing of our securities in an overseas market under the Trial Administrative Measures. We will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course. If we fail to complete such filing requirement, Chinese regulatory authorities may impose fines and penalties upon the PRC operating entities’ operations in China, limit the PRC operating entities’ operating privileges in China, delay or restrict the repatriation of the proceeds from the offerings in connection with this registration statement into China, or take other actions that could have a material adverse effect upon the PRC operating entities’ business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. As the Trial Administrative Measures were newly published, there are substantial uncertainties as to the implementation and interpretation, and how they will affect our current listing, and future offering or financing. If we are required by the Trial Administrative Measures for any future offering or any other financing activities to file with the CSRC, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to the business operations of the PRC operating entities, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless. See “Risk Factor — Risks Related to Doing Business in China — With the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, or if the PRC government were to impose new requirements for approval from the PRC authorities to issue our Class A Ordinary Shares to foreign investors or list on a foreign exchange, failure to comply with the relevant requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” and “Regulations — Regulations Relating to Overseas Listings.”

On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which also became effective on March 31, 2023. The Confidentiality and Archives Administration Provisions provide, among others, that domestic companies that carry out overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall not leak any state secret and working secret of government agencies, or harm national security and public interest, and a domestic company shall first obtain approval from competent authorities according to law, and shall file with the secrecy administrative department at the same level, if it plans to, either directly or through its overseas listed entity, publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Working papers produced in the Chinese mainland by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in the Chinese mainland. Where such documents need to be transferred or transmitted to outside the Chinese mainland, relevant approval procedures stipulated by regulations shall be followed. While we believe we do not involve leaking any state secret and working secret of government agencies, or harming national security and public interest in connection with provision of documents, materials and accounting archives, we may be required to perform additional procedures in connection with the provision of accounting archives. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless. See “Risk Factor — Risks Related to Doing Business in China — With the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, or if the PRC government were to impose new requirements for approval from the PRC authorities to issue our Class A Ordinary Shares to foreign investors or list on a foreign exchange, failure to comply with the relevant requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” on page 39 of this prospectus.

Our Class A Ordinary Shares may be prohibited to trade on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 (the “Determination Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, a Statement of Protocol was signed by the PCAOB, the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in mainland China and Hong Kong (the “Statement of Protocol”). Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Each of our predecessor auditor, WWC, P.C., headquartered in San Mateo, California and our current auditor, EliteCPA P.C., headquartered in Piscataway, New Jersey, is subject to regular inspection by the PCAOB on a regular basis. WWC, P.C. and EliteCPA P.C. are not headquartered in mainland China or Hong Kong and were not identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit WWC, P.C. and EliteCPA P.C. to provide audit workpapers to the PCAOB for inspection or investigation, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities on a national exchange or “over-the-counter” markets may be prohibited under the HFCA Act. See “Risk Factors — Risks Related to Doing Business in China — Recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and an act passed by the US Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” on page 50 of this prospectus.

Neither Sowell nor its subsidiaries have maintained cash management policies which dictate the purpose, amount and procedure of cash transfers between the entities. Each entity needs to comply with applicable laws or regulations with respect to transfer of funds, dividends, and distributions with other entities. As a holding company, Sowell may rely on transfer of funds, dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. If any of our subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends and our cash and financing requirement may not be fully satisfied.

As of the date of this prospectus, there has been no cash flows, including dividends, transfers, and distributions, between Sowell and its subsidiaries. In the future, cash proceeds from overseas financing activities, including this offering, will be transferred by Sowell to its subsidiaries via capital contribution or shareholder loans, as the case may be.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to Sowell, and no dividends or distributions have been made to any investors by Sowell or any of its subsidiaries. We intend to keep any future earnings to re-invest in and finance the expansion of the business of our PRC subsidiaries, and we do not anticipate that any cash dividends will be paid in the foreseeable future to the U.S. investors immediately following the consummation of this offering. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of profits of the company or its share premium amount or a combination of both, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. In order for us to pay dividends to our shareholders, we may rely on the distribution of profits of the PRC operating entities to the Hong Kong subsidiary. PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations. To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong, due to the interventions in or the imposition of restrictions and limitations by PRC governments which may limit our ability to transfer funds, pay dividends or make distribution. See “Risk Factors — Risks Related to Doing Business in China — We must remit the offering proceeds to our PRC operating subsidiaries before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.” on page 41 of this prospectus. In addition, the PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. See “Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.” On page 44 of this prospectus. Furthermore, if our subsidiaries in mainland China incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. Furthermore, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by companies in mainland China to enterprises outside of mainland China unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the enterprises outside of mainland China are tax resident. Based on our understanding of the Hong Kong laws and regulations, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities. Notwithstanding the foregoing, we cannot assure that there will not be any changes in the future in the economic, political and legal environment in Hong Kong and that the PRC government will not in the future exert influence over changes to laws and regulations of Hong Kong to impose restrictions on the transfer of capital within, into and out of Hong Kong. Based on our understanding of the BVI laws and regulations, as of the date of this prospectus, there is no restriction on the transfer of capital within, into and out of BVI. See “Risk Factors — Risks Related to Doing Business in China — The transfer of funds, dividends and other distributions between us and our subsidiaries is subject to restriction.” On page 39 of this prospectus; and “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” on page 43 of this prospectus. See also “Prospectus Summary — Dividend Distributions or Assets Transfer among the Holding Company and Subsidiaries” on page 9 of this prospectus.

Sowell is a Cayman Islands company and conduct substantially all of its operations in China and substantially all of its assets are located in China. In addition, other than our independent director, Mr. Yong Ling, all of our directors and officers are nationals or residents of countries other than the United States whose assets are all located outside the United States. As a result, service of process required under foreign laws cannot guarantee that you will ultimately be able to serve legal proceedings on these individuals within the United States. Enforcement required under foreign laws cannot guarantee that you will ultimately be able to enforce judgments obtained in U.S. courts including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors who are not nationals or residents of the United States. See “Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus.” on page 43 of this prospectus.

We have agreed to pay the placement agent commissions set forth in the table below. See “Plan of Distribution” in this prospectus for more information.

	Per Share and Accompanying Warrants	Total (assuming maximum offering)
Public offering price	$	$
Placement agent commissions	$	$
Proceeds, before expenses, to us	$	$

(1)

We have agreed to pay the placement agent a commission equal to 7.0% of the aggregate gross proceeds of the offering together with a 1.0% non-accountable expense allowance. In addition, we will reimburse the placement agent for all reasonable travel and other out-of-pocket expenses in an amount which shall not exceed $100,000 if there is a closing of the offering or $35,000 if there is not a closing of the offering. For a description of compensation payable to the placement agent, see “Plan of Distribution”.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Sole Placement Agent

R. F. Lafferty & Co., Inc.

The date of this prospectus is            , 2026

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities.

We have not taken any action to permit a public offering of the securities outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or any filed free writing prospectus outside the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

i

COMMONLY USED DEFINED TERMS

●	“AHFCAA” refers to the Accelerating Holding Foreign Companies Accountable Act.

●

“Anhui Sowell” refers to Anhui Lianhe Sowell Technology Co., Ltd., a limited liability company organized under the laws of China, which was a former wholly-owned subsidiary of Shenzhen Sowell. The deregistration of this subsidiary has been completed.

●	“China” or the “PRC” refers to the People’s Republic of China, including Hong Kong and Macau. When used in the case of laws, regulations and rules, “China” or “the PRC” refers to only such laws, regulations and rules of mainland China. When used in the case of government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of “China” or the “PRC” or “Chinese,” it refers to only such government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of mainland China.

●	Depending on the context, “we,” “us,” “our company,” “our,” the “Company” and “Sowell” refer to Lianhe Sowell International Group Ltd, a Cayman Islands company, and its subsidiaries, Sowell BVI, Sowell HK, Sowell Hangzhou, Sowell International, and other PRC operating entities, unless the context otherwise indicates.

●	“CAC” refers to the Cyberspace Administration of China.

●	“CSRC” refers to the China Securities Regulatory Commission.

●	“Hezhi Rongtong” refers to Hezhi Rongtong (Shenzhen) Technology Co., Ltd., a limited liability company organized under the laws of China, which is 51% owned by Shenzhen Sowell.

●	“HFCA Act” refers to the Holding Foreign Companies Accountable Act.

●	“M&A Rules” refers to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors of China.

●	“MOFCOM” refers to the Ministry of Commerce of China.

●	“Negative List (2024)” refers to the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2024 Version).

●	“NDRC” refers to the National Development and Reform Commission of China.

●	“NPC” refers to the National People’s Congress of China.

●	“PRC subsidiaries” refers to Shenzhen Sowell, Hezhi Rongtong, Shenzhen Sowell Digital, Shenzhen Aiyin, Suzhou Sowell, and Quzhou Sowell.

●	“Quzhou Sowell” refers to Quzhou Lianhe Sowell Technology Co., Ltd., a limited liability company organized under the laws of China, which is 51% owned by Shenzhen Sowell.

●	“RMB” or “yuan” refers to the legal currency of China.

●	“SAFE” refers to the State Administration of Foreign Exchange in China.

●	“SAT” refers to the PRC State Administration of Taxation.

●	“SAMR” refers to the former State of Administration of Industry and Commerce of China, which has been merged into the State Administration for Market Regulation.

●	“SCNPC” refers to the Standing Committee of the National People’s Congress of China.

●	“Shenzhen Aiyin” refers to Shenzhen Aiyin Digital Technology Co., Ltd, a limited liability company organized under the laws of China, which is 51% owned by Shenzhen Sowell.

●	“Shenzhen Sowell” refers to Shenzhen Sowell Technology Development Co., Ltd., a limited liability company organized under the laws of China, which is wholly-owned by Sowell Hangzhou.

●	“Shenzhen Sowell Digital” refers to Shenzhen Sowell Digital Energy Technology Co., Ltd., a limited liability company organized under the laws of China, which is 80% owned by Shenzhen Sowell.

●	“Sowell BVI” refers to Lianhe Sowell International Holding Group Limited, a company organized under the laws of British Virgin Islands, which is wholly-owned by Sowell.

●	“Sowell HK” refers to Lianhe Sowell International Group Limited, a company organized under the laws of Hong Kong, which is wholly-owned by Sowell BVI.

●	“Sowell International” refers to Lianhe Sowell International Holdings (Shenzhen) Co., Ltd., a limited liability company organized under the laws of China, which is wholly-owned by Sowell HK.

●	“Sowell Precision Hangzhou” refers to Lianhe Sowell Precision Machine (Hangzhou) Co., Ltd., a limited liability company organized under the laws of China, which is wholly-owned by Sowell Hangzhou.

●	“Sowell Precision Shenzhen” refers to Lianhe Sowell Precision Machine (Shenzhen) Co., Ltd., a limited liability company organized under the laws of China, which is 83% owned by Sowell International.

●	“Sowell Hangzhou” refers to Lianhe Sowell International Holdings (Hangzhou) Co., Ltd., a limited liability company organized under the laws of China, which is wholly-owned by Sowell HK.

●	“Suzhou Sowell” refers to Suzhou Sowell Vision Technology Co., Ltd., a limited liability company organized under the laws of China, which is wholly-owned by Shenzhen Sowell.

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States.

●	“USD” or “$” refers to the legal currency of the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding demand for and market acceptance of our products and services;

●	competition in our industry; and

●	government policies and regulations relating to our industry.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This prospectus contains statistical data and estimates that we obtained from various government and private publications. This prospectus also contains information from a market research report by Moore Transaction Services Limited (“Moore”, and the report, the “Moore Report”), an independent third party which we commissioned. Statistical data in these publications and the Moore Report also include projections based on a number of assumptions. The machine vision industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the price of our Class A Ordinary Shares. In addition, the rapidly evolving nature of the machine vision industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.

PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying Class A Ordinary Shares in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the “Risk Factors” section and the financial statements and the notes to those statements before deciding whether to buy our Class A Ordinary Shares. Unless otherwise stated, all references to “us,” “our,” “Sowell,” “we,” the “Company” and similar designations refer to Lianhe Sowell International Group Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands, and its consolidated subsidiaries.

Our Business

We are a provider of machine vision products and solutions in China, and our products improve efficiency and quality for customers in a wide range of businesses across industries. We invent and integrate technologies and solutions that address some of the most critical manufacturing and distribution challenges, such as precision and accuracy required in manufacturing of electronic products. Based on nine foundational technologies, our solutions integrate physical products with software to capture and analyze visual information, allowing for manufacturing automation and improvement of distribution process for customers across China.

We apply machine vision technology across diverse industries, ranging from manufacturing, transportation, security, and building management. We offer a variety of machine vision products that have similar technological foundation, production processes, and sales distribution channels, with customized settings to accommodate various needs of our customers in different industries.

As of the date of this prospectus, we categorize our machine vision products in four categories based on their application settings:

●	Industrial Machine Vision: Our industrial machine vision products are integration of physical products and software, and are able to detect various defects on the surface of the workpiece. Our industrial machine vision products can be used in intensive manufacturing or hazardous working environment, such as manufacturing of 3C (computer, communication and consumer) consumer electronics, QR code, bar code, glass, hardware, packaging, and other industries.

●	Artificial Intelligence (Face Recognition and AI Behavior Analysis): Our face recognition system uses our self-developed proprietary advanced face detection and recognition algorithms to detect, recognize, and track individuals based on the recognition results. AI behavior analysis is a deep learning algorithm that we developed independently based on AI neural networks to analyze pedestrians, vehicles and objects captured in the surveillance video, and promptly warn, upload, and collect evidence for abnormalities, through background warning, pop-up windows, and intelligent voice prompts.

●	Intelligent Weak Current (Building Intelligence and Intelligent Transportation): Building intelligence is also known as the intelligent integrated management system (IBMS), which is a system designed to manage a building in an integrated manner with enhanced data sharing, system interconnection and interoperability, achieving the automatic control and management of the entire intelligent building. Intelligent Transportation System (ITS) is a comprehensive application aggregating advanced information technology, computer technology, data communication technology, sensor technology, electronic control, artificial intelligence, which can be utilized in transportation, service control, and vehicle manufacturing.

●	Electronic Customs Clearance. Our container number identification system automatically captures the identification number on containers entering and leaving the port, and quickly performs automatic identification to reduce the waiting time for containers. The electronic customs clearance system is mainly applied to gates where access control is needed, such as gates in customs, port, storage space.

In 2022, we also successfully developed Nine-Axis Linkage Spray Painting Robot, which is a vehicle painting robot composed of a robot body, a computer, and corresponding control system to achieve automatic painting of vehicle body. We believe the Nine-Axis Linkage Spray Painting Robot is one of the advanced robotic systems in China’s vehicle repair and maintenance industry.

In 2025 and 2026, the Company successfully developed a nano-molecular high-temperature steam car washing machine and a fuel station service robot. The introduction of these two products provides more convenient and time-efficient solutions for automotive aftermarket maintenance and servicing.

Our Competitive Advantages

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	We possess independent research and development capabilities and strong brand identity, which together have fostered a high-quality customer base that in turn foster innovation powering our products.

●	We leverage experience in machine vision industry, powering our research and development (R&D) capability that supports our continuous upgrade of existing products and creation of new products.

●	We provide dedicated customer service demonstrating our commitment to our customers’ unique needs.

Our Challenges and Opportunities

We face both uncertainties and opportunities in realizing our business objectives and executing our strategies, including:

●	The resilience of the electronic information manufacturing industry and evolving manufacturing landscape in China drives the growing need for customized machine vision solutions.

●	China’s demographic shift posts opportunity for machine vision industry, which is powered by lowered component costs. As China’s aging population reduces the demographic dividend and labor costs rise, operational costs of production lines continue to climb, driving a growing need for automation equipment in most factories.

●	China’s favorable industrial policy powers strong support for development of the machine vision industry.

●	China’s machine vision industry faces challenges in talent acquisition and financial resources to advance technological improvement.

Our Strategies

We plan to pursue the following growth strategies to expand our business:

●	Strengthen our market position in China’s machine vision industry with increased and tailored R&D efforts.

●	Strengthen our marketing and sales network to serve expanding customer base in China.

●	Expand leading advantage of our Nine-Axis Linkage Spray Painting Robots.

Corporate History and Structure

We are an exempted company incorporated with limited liability under laws of the Cayman Islands on July 26, 2023, with operations conducted through our PRC operating subsidiaries, Shenzhen Sowell, Suzhou Sowell, Shenzhen Sowell Digital, Shenzhen Aiyin, Hezhi Rongtong, and Quzhou Sowell.

The following diagram illustrates our corporate structure as of the date of this prospectus. For more detail on our corporate history please refer to “Corporate History and Structure” on page 72 of this prospectus.

*	Anhui Sowell is not included in the diagram as the deregistration of this subsidiary has been completed.

Recent Development

Completion of our Initial Public Offering

On April 2, 2025, the Company entered into an underwriting agreement with R.F. Lafferty & Co., Inc., as the representative of the underwriters named therein, pursuant to which the Company agreed to sell to the underwriters in a firm commitment underwritten IPO an aggregate of 2,000,000 Class A Ordinary Shares (pre-share consolidation), at a public offering price of $4.00 per share (pre-share consolidation). The Company has also granted the Underwriters a 30-day option to purchase up to an additional 300,000 Class A Ordinary Shares (pre-share consolidation) to cover over-allotments, if any.

On April 3, 2025, the Ordinary Shares commenced trading on Nasdaq Capital Market under the symbol “LHSW.”

On April 4, 2025, the Company consummated the IPO of 2,000,000 Class A Ordinary Shares (pre-share consolidation) at a price to the public of $4.00 per share (pre-share consolidation). The aggregate gross proceeds from the IPO amounted to $8,000,000, prior to deducting underwriting discounts, commissions and offering-related expenses. Upon the completion of the IPO, 52,000,000 Class A Ordinary Shares (pre-share consolidation) were issued and outstanding.

On April 4, 2025, pursuant to the Underwriting Agreement, the Company issued 5-year warrants to the Representative to purchase an aggregate of 60,000 Ordinary Shares at $4.8 per share. Such warrants may be exercised beginning on October 4, 2025 (the “IPO Representative Warrants”).

NASDAQ Notification Regarding Minimum Bid Price Deficiency

On January 22, 2026, the Company received written notice (the “Letter”) from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), as the closing bid price for the Company’s Class A Ordinary Shares had been below $1.00 per share for 30 consecutive business days. The Letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s Class A Ordinary Shares.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance, or until July 21, 2026 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Company’s Class A Ordinary Shares must be at least $1.00 per share for a minimum of 10 consecutive business days at any time prior to the expiration of Compliance Period. If the Company regains compliance with the Minimum Bid Price Requirement, Nasdaq will provide the Company with written confirmation and will close the matter.

If the Company does not regain compliance with the Minimum Bid Price Requirement during the Compliance Period, the Company may be eligible for an additional 180 calendar day compliance period, provided that on the 180th day of the Compliance Period it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period (as may be extended), the Company’s Class A Ordinary Shares will be subject to delisting. The Company is monitoring the closing bid price of its Class A Ordinary Shares and evaluating options to regain compliance with the Minimum Bid Price Requirement, including by effecting a reverse stock split, if necessary. However, there can be no assurance that the Company will be able to regain or maintain compliance with the Minimum Bid Price Requirement.

On June 22, 2026, the Company effectuated the First Share Consolidation. The Company expects to receive a written notice from Nasdaq informing the Company that it has regained compliance with the Minimum Bid Price Requirement on or about July 7, 2026. The Company may further determine to effect one or more shareholder consolidations any one time or multiple times, at such consolidated ratio to be no less than 2:1 nor greater than 250:1, as the directors of the Company may determine.

Re-designation and Re-classification of Shares

On November 6, 2025, the Company held an extraordinary general meeting of shareholders, and approved the re-designation and re-classification of shares of the Company, so that the then-remaining authorised but unissued Class A Ordinary Shares of par value of US$0.0001 each in the Company be and are re-designated and re-classified into (i) 398,000,000 Class A ordinary shares on a one for one basis and (ii) 50,000,000 Class B ordinary shares of the Company, par value US$0.0001 per share, with 100 votes per share, on a one for one basis; and such that the authorised share capital of the Company shall become US$50,000 divided into: (a) 450,000,000 Class A ordinary shares of a par value of US$0.0001 each; and (b) 50,000,000 Class B ordinary shares of a par value of US$0.0001 each. The shareholders also approved at the meeting to issue 400,000 Class B ordinary shares to Lianyue Holding Limited and 600,000 ordinary Class B ordinary shares to Patton Holding Group Limited at a per share purchase price at par value.

April 2026 Private Placement

On April 7, 2026, the Company entered into a share subscription agreement (the “Subscription Agreement”) with Shenzhen Sowell Technology Development Co., Ltd, a subsidiary of the Company, and Lianyue Holding Limited, a British Virgin Islands company, which is wholly owned by the Company’s Chief Executive Officer and Chairman of the board of directors, Yue Zhu. Pursuant to the Subscription Agreement, Mr. Zhu agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to Mr. Zhu, an aggregate of 2,000,000 pre-reverse split Class B ordinary shares of the Company, par value US$0.0001 per share, for a purchase price of US$0.167 per share, representing the average closing price, as reported on Nasdaq.com, of the Class A ordinary shares of the Company, par value $0.0001 each, for 80% of the five (5) trading days immediately preceding the date on which the Board approved the transaction. The gross proceeds from this offering were $334,000. The 2,000,000 Class B ordinary shares were issued in accordance with Regulation S under the Securities Act of 1933, as amended. Prior to this transaction, Mr. Zhu beneficially owned 400,000 Class B ordinary shares (pre-reverse split), in addition to the 15,035,000 Class A ordinary shares (pre-reverse split).

The transaction contemplated by the Subscription Agreement was closed on April 9, 2026. The entry into the Subscription Agreement and the consummation of the transaction contemplated thereby have been approved and ratified by the Company’s audit committee of the Board on April 7, 2026.

Immediately following the closing of the transaction contemplated by the Subscription Agreement, Yue Zhu, through Lianyue Holding Limited, beneficially owns 15,035,000 pre-reverse split Class A ordinary shares and 2,400,000 pre-reverse split Class B ordinary shares (consisting of 400,000 pre-reverse split Class B ordinary shares previously held by Mr. Zhu and the 2,000,000 pre-reverse split Class B ordinary shares issued in April 2026), representing approximately 72.45% of the aggregate voting power of the Company’s outstanding ordinary shares.

May 2026 Shareholder Meeting

On May 28, 2026, the Company held an extraordinary general meeting of shareholders where the shareholders approved the proposed 1-for-16 share consolidation of the Company’s shares (the “First Share Consolidation”), possible share consolidations in the future with the ratio to be no less than 2:1 nor greater than 250:1 at an effective time to be determined by the Board (the “Future Share Consolidations”), and a share capital increase immediately after the First Share Consolidation with the authorised share capital be increased from US$50,000.00 divided into 28,125,000 Class A ordinary shares with a par value of US$0.0016 each and 3,125,000 Class B ordinary shares with a par value of US$0.0016 each to US$80,000,000 divided into 45,000,000,000 Class A ordinary shares with a par value of US$0.0016 each and 5,000,000,000 Class B ordinary shares with a par value of US$0.0016 each (the “Share Capital Increase”).

The First Share Consolidation was effective on June 22, 2026. The Company’s amended and restated articles of association in connection with the First Share Consolidation was adopted on June 18, 2026. As a result of the First Share Consolidation, every 16 shares of the Company’s issued and outstanding Class A and Class B Ordinary Shares were automatically converted into one share of Class A and Class B Ordinary Shares, with $0.0016 par value per share. All share and per share data have been retroactively adjusted to reflect the First Share Consolidation for all periods presented, as if the First Share Consolidation had occurred at the beginning of the earliest period presented.

July 2026 Private Placement

On June 30, 2026, the Company entered into a share subscription agreement with Shenzhen Sowell Technology Development Co., Ltd, a subsidiary of the Company, and Lianyue Holding Limited, a British Virgin Islands company, which is wholly owned by the Company’s Chief Executive Officer and Chairman of the board of directors, Yue Zhu. Pursuant to the subscription agreement, Mr. Zhu agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to Mr. Zhu, an aggregate of 2,400,000 Class B ordinary shares of the Company, par value US$0.0016 per share, for a purchase price of US$0.165 per share, representing the average closing price, as reported on Nasdaq.com, of the Class A ordinary shares of the Company, par value US$0.0016 each, for 75% of the five (5) trading days immediately preceding the date on which the Board approved the transaction. The gross proceeds from this offering were $396,000. The 2,400,000 Class B ordinary shares were issued in accordance with Regulation S under the Securities Act of 1933, as amended. Prior to this transaction, Mr. Zhu beneficially owned 150,000 Class B ordinary shares, in addition to the 939,688 Class A ordinary shares.

The transaction contemplated by the Subscription Agreement was closed on June 30, 2026. The entry into the agreement and the consummation of the transaction contemplated thereby have been approved and ratified by the Company’s audit committee of the Board on July 1, 2026.

Immediately following the closing of the transaction contemplated by the subscription agreement, Yue Zhu, through Lianyue Holding Limited, beneficially owns 939,688 Class A ordinary shares and 2,550,000 Class B ordinary shares (consisting of 150,000 Class B ordinary shares previously held by Mr. Zhu and the 2,400,000 Class B ordinary shares issued in July 2026), representing approximately 97.69% of the aggregate voting power of the Company’s outstanding ordinary shares.

Certain Risks and Limitations Related to Doing Business in China

We face various legal and operational risks and uncertainties as substantially all of our operations are in China. The PRC government has significant authority to exert influence on the ability of a China-based company, like us, to conduct its business, accept foreign investments or list on a U.S. stock exchange. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, and cybersecurity and data privacy.

Because substantially all of our operations are in mainland China, our business is subject to the complex and rapidly evolving laws and regulations of mainland China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could have a material adverse effect on us and limit the legal protections available to us and our investors. See “Risk Factors — Risks Related to Doing Business in China — Because substantially all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.” on page 33, “PRC laws and regulations governing our current business operations are sometimes vague and uncertain.” on page 36, and “Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.” on page 38 of this prospectus.

The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our securities. See “Risk Factors — Risks Relating to our operation in the China — PRC laws and regulations governing our current business operations, which are evolving similarly to those in other nations, are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice.” On page 36 of this prospectus. Furthermore, the PRC government has recently promulgated the new filing-based administrative rules for overseas offering and listing by domestic companies in China. These risks could result in a material change in our operations and the value of our Class A Ordinary Shares, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in China — With the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, or if the PRC government were to impose new requirements for approval from the PRC authorities to issue our Class A Ordinary Shares to foreign investors or list on a foreign exchange, failure to comply with the relevant requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” on page 39 of this prospectus.

It may present some difficulties for you to effect service of process or the U.S. courts judgments obtained in U.S. courts upon us or our directors and officers, many of whom are not residents in the United States, and whose significant part of assets are located outside of the United States. In addition, under Chinese law, you can apply to a competent Chinese court for recognition and enforcement of U.S. court judgments, but there is no guarantee that it would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether such Cayman Islands or PRC courts would entertain original actions brought in the courts of the Cayman Islands or the PRC against us or such persons predicated upon the securities laws of the United States or any state. See “Prospectus Summary — Summary of Significant Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus.” on page 43.

There are certain limitations on our ability to transfer cash between us or our subsidiaries. In order for us to pay dividends to our shareholders, we may rely on the distribution of profits of the PRC operating entities to the Hong Kong subsidiary. PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations. To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong, due to the interventions in or the imposition of restrictions and limitations by PRC governments which may limit our ability to transfer funds, pay dividends or make distribution. See “Prospectus Summary — Summary of Significant Risk Factors — Risks Related to Doing Business in China — To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong.” on page 40 of this prospectus, and “Risk Factors — Risks Related to Doing Business in China — To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong.” on page 40 of this prospectus. Furthermore, if our subsidiaries in mainland China incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by companies in mainland China to enterprises outside of mainland China unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the enterprises outside of mainland China are tax resident. See “Prospectus Summary — Dividend Distributions or Assets Transfer among the Holding Company and Subsidiaries.” on page 9 of this prospectus, “Prospectus Summary — Summary of Significant Risk Factors — Risks Related to Doing Business in China — The transfer of funds, dividends and other distributions between us and our subsidiaries is subject to restriction.” on page 39, “Prospectus Summary — Summary of Significant Risk Factors — Risks Related to Doing Business in China — We must remit the offering proceeds to our PRC operating subsidiaries before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.” on page 41 of this prospectus, “Risk Factors — Risks Related to Doing Business in China — The transfer of funds, dividends and other distributions between us and our subsidiaries is subject to restriction.” on pages 39 of this prospectus, and “Risk Factors — Risks Related to Doing Business in China — We must remit the offering proceeds to our PRC operating subsidiaries before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.” on page 41 of this prospectus. In addition, any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration or filing with relevant governmental authorities in China. Any foreign loans procured by our PRC subsidiary is required to be registered with China’s State Administration of Foreign Exchange (“SAFE”) in its local branches and satisfy relevant requirements, and our PRC subsidiaries may not procure loans which exceed the difference between its respective total project investment amount and registered capital or three times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net assets of our PRC subsidiaries. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiaries are subject to the registration with State Administration for Market Regulation in its local branches, report submission to the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE. Based on our understanding of the Hong Kong laws and regulations, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities. Notwithstanding the foregoing, we cannot assure that there will not be any changes in the future in the economic, political and legal environment in Hong Kong and that the PRC government will not in the future exert influence over changes to laws and regulations of Hong Kong to impose restrictions on the transfer of capital within, into and out of Hong Kong.

Approvals from PRC Authorities to Conduct Our Operations and Issue Class A Ordinary Shares to Foreign Investors

Our operations in the PRC are governed by PRC laws and regulations. Our PRC legal counsel, Guangdong Xinchu Law Firm, has advised us that, except as otherwise disclosed in this prospectus, as of the date of this prospectus, based on their understanding of the current PRC laws, regulations and rules, we have received the approvals from the PRC government authorities for our business operations currently conducted in the PRC. Our PRC legal counsel has also advised us that, as of the date of this prospectus, based on their understanding of the current PRC laws, regulations and rules, as a company that has substantially all operation in China, we shall comply with the New Administrative Rules Regarding Overseas Listings and go through the filing procedures with the CSRC after the overseas offering and listing.

However, we are subject to the risks of uncertainty of any future actions of the PRC government in this regard, including the risk that the PRC government could disallow our holding company structure, which would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and offer or continue to offer securities to our investors. These adverse actions could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if we fail to comply with such rules and regulations, which would likely adversely affect the ability of our securities to be listed on a U.S. exchange and would likely cause the value of our securities to significantly decline or become worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services and online platform operator carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review. Any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Our business does not rely on the collection of user data or implicate cybersecurity and we do not possess more than one million users’ individual information, our PRC counsel, Guangdong Xinchu Law Firm, is therefore of the opinion that as of date of this prospectus, we are not subject to a cybersecurity review under the Measures for Cybersecurity Review (2021). There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures.

On February 17, 2023, the CSRC issued Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively with the Trial Administrative Measures, the “New Administrative Rules Regarding Overseas Listings”), which came into effect on March 31, 2023. The New Administrative Rules Regarding Overseas Listings aim to lay out the filing regulation arrangement for both direct and indirect overseas listing and clarify the determination criteria for indirect overseas listing in overseas markets. The New Administrative Rules Regarding Overseas Listings, among other things, stipulate that, after making relevant applications with overseas stock markets for initial public offerings or listings, all China-based companies shall file with the CSRC within three working days. Where a China-based company submits its application for initial public offering and listing overseas by secret or non-public means, it may submit explanations at the time of filing with the CSRC, apply to postpone the disclosure of the information, and shall report to the CSRC within three working days after the applications for offering and listing are made public overseas. After completing overseas offerings and listings, China-based companies shall report to the CSRC in accordance with the guidance. The required filing materials with the CSRC include (without limitation): (i) record-filing reports and related undertakings, (ii) compliance certificates, filing or approval documents from the primary regulator of the applicants’ businesses (if applicable), (iii) security assessment opinions issued by related departments (if applicable), (iv) PRC legal opinions, and (v) prospectus or listing documents. In addition, overseas offerings and listings may be prohibited for such China-based companies when any of the following applies: (1) if the intended securities offerings and listings are specifically prohibited by the laws, regulations or provision of the PRC; (2) if the intended securities offerings and listings may constitute a threat to, or endanger national security as reviewed and determined by competent authorities under the State Council in accordance with laws; (3) if, in the past three years, the China-based companies, controlling shareholders or de facto controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy; (4) if the China-based companies are under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations, and no clear conclusion has been reached; (5) if there is a material ownership dispute over the equity held by the controlling shareholder or the shareholder subject to the controlling shareholder or de facto controllers. We do not believe any of the five prohibited situations aforementioned applies to us. The New Administrative Rules Regarding Overseas Listings further stipulate that a fine between RMB 1 million and RMB 10 million may be imposed if an applicant fails to fulfil the filing requirements with the CSRC or conducts an overseas offering or listing in violation of the New Administrative Rules Regarding Overseas Listings. Our PRC counsel, Guangdong Xinchu Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, our offering will be identified as an indirect overseas issuance and listing under the New Administrative Rules Regarding Overseas Listings. The Trial Administrative Measures states that any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, in the opinion of our PRC legal counsel, Guangdong Xinchu Law Firm, we are required to go through filing procedures with the CSRC within three business days after the completion of the offerings in connection with this registration statement and for our future offerings and listing of our securities in an overseas market under the Trial Administrative Measures. We will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course. If we fail to complete such filing requirement, Chinese regulatory authorities may impose fines and penalties upon the PRC operating entities’ operations in China, limit the PRC operating entities’ operating privileges in China, delay or restrict the repatriation of the proceeds from the offerings in connection with this registration statement into China, or take other actions that could have a material adverse effect upon the PRC operating entities’ business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. As the Trial Administrative Measures were newly published, there are substantial uncertainties as to the implementation and interpretation, and how they will affect our current listing, and future offering or financing. If we are required by the Trial Administrative Measures for any future offering or any other financing activities to file with the CSRC, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to the business operations of the PRC operating entities, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Furthermore, on February 24, 2023, the CSRC, together with the Ministry of Finance, the National Administration of State Secrets Protection Bureau and the National Archives Administration issued the Archives Rules and the Archives Rules came into effect together with the Trial Administrative Measures on March 31, 2023. The Archives Rules expand their application to cover indirect overseas offering and listing, stipulating that a domestic company which plans to publicly disclose any documents and materials containing state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level.

Since the New Administrative Rules Regarding Overseas Listings and the Archives Rules are newly promulgated, and the interpretation and implementation are not very clear, we cannot assure you that we will be able to receive clearance of such filing requirements in a timely manner, or at all, in the future. These authorities may impose fines and penalties upon our operations in China, delay or restrict the repatriation of the proceeds from this offering into China, or take other actions that could have a material adverse effect upon our business, financial condition, results of operations, reputation and prospects, as well as the market value of our Class A Ordinary Shares. The CSRC or other Chinese regulatory agencies may also require us, or make it advisable for us, to terminate this offering prior to closing. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer the Class A Ordinary Shares, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations, and cause the Class A Ordinary Shares to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in China — With the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, or if the PRC government were to impose new requirements for approval from the PRC authorities to issue our Class A Ordinary Shares to foreign investors or list on a foreign exchange, failure to comply with the relevant requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” on page 39 of this prospectus.

Dividend Distributions or Assets Transfer among the Holding Company and Subsidiaries

We are a holding company with no material operations of our own and do not generate any revenue. We currently conduct substantially all of our operations through our PRC operating entities. We are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” on page 41 of this prospectus.

Neither we nor our subsidiaries have cash management policies dictating how funds are transferred, and each entity needs to comply with applicable laws or regulations with respect to transfer of funds, dividends and distributions with other entities.

As of the date of this prospectus, there has been no cash flows, including dividends, transfers and distributions, between our company and our subsidiaries. As of the date of this prospectus, there has been no dividend or distributions made between U.S. investors, other investors and the company’s entities.

Cash proceeds raised from overseas financing activities, including the cash proceeds from this offering, will be transferred by us to Sowell BVI, and then transferred to Sowell HK, and then transferred to Sowell Hangzhou and/or Sowell International, and then transferred to Shenzhen Sowell and its subsidiaries, Sowell Precision Shenzhen, and/or Sowell Precision Hangzhou, as applicable, as capital contribution and/or shareholder loans as the case may be. Any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration or filing with relevant governmental authorities in China. Any foreign loans procured by our PRC subsidiaries is required to be registered with China’s State Administration of Foreign Exchange (“SAFE”) in its local branches and satisfy relevant requirements, and our PRC subsidiaries may not procure loans which exceed the difference between its respective total project investment amount and registered capital or three times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net assets of our PRC subsidiaries. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiaries are subject to the registration with SAMR in its local branches, report submission to the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE. Please see “Risk Factors — Risks Related to Doing Business in China — We must remit the offering proceeds to our PRC operating subsidiaries before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.” on page 41 of this prospectus. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of profits of the company or its share premium amount or a combination of both, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, unless we receive proceeds from future offerings, Sowell will be dependent on receipt of funds from our BVI subsidiary, which will be dependent on receipt of dividends from our Hong Kong subsidiary, which will be dependent on receipt of payments from our PRC subsidiaries in accordance with the laws and regulations of the PRC and Hong Kong.

The ability of the PRC subsidiaries to distribute dividends is based upon their respective distributable earnings. Current PRC regulations permit the PRC subsidiaries to pay dividends only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each PRC subsidiary is required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. Each of such similar entity in China may also set aside a portion of its after-tax profits to fund an optional reserve, although the amount to be set aside, if any, is determined at the discretion of such entity’s shareholder. The reserves can be used to increase the registered capital, cover losses made in past years and enhance the company’s productivity and expand its business, however a company’s capital reserve shall not be used to cover the company’s losses.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Further, if our subsidiaries in the PRC incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. Please see “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” on page 41 of this prospectus; “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business,” on page 43 of this prospectus; and “Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.” on page 44 of this prospectus.

Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invests it in our business. As of the date of this prospectus, none of our PRC subsidiaries has paid any dividends to the offshore companies.

Based on our understanding of the Hong Kong laws and regulations, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities. Notwithstanding the foregoing, we cannot assure that there will not be any changes in the future in the economic, political and legal environment in Hong Kong and that the PRC government will not in the future exert influence over changes to laws and regulations of Hong Kong to impose restrictions on the transfer of capital within, into and out of Hong Kong. Please see “Risk Factors — Risks Related to Doing Business in China — To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong.” on page 40 of this prospectus. Based on the BVI laws and regulations, as of the date of this prospectus, there is no restriction on the transfer of capital within, into and out of BVI.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in USD. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10%.

In order for us to pay dividends to our shareholders, we may rely on payments made from the PRC subsidiaries and the distribution of such payments to Sowell HK as dividends from the PRC subsidiaries. Certain payments as dividends from PRC subsidiaries to Sowell HK are subject to PRC taxes, including withholding taxes.

Pursuant to the Arrangement between mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC company. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong company must be the beneficial owner of the relevant dividends; and (b) the Hong Kong company must directly hold no less than 25% of share ownership in the PRC company during the twelve (12) consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong company must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by our Shenzhen Sowell to its immediate holding company, Sowell HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Sowell HK intends to apply for the tax resident certificate when Sowell Hangzhou and Sowell International plan to declare and pay dividends to Sowell HK. See “Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.” on page 47 of this prospectus.

Implications of the HFCA Act

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the AHFCAA, which would reduce the time period for the delisting of foreign companies under the HFCA Act to two consecutive years instead of three years. If our auditor cannot be inspected by the PCAOB for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, a Statement of Protocol was signed by the PCAOB, the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in mainland China and Hong Kong (the “Statement of Protocol”). Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. On December 29, 2022, the CAA was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Our predecessor auditor WWC, P.C. and current auditor, EliteCPA P.C., both independent registered public accounting firms, as auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliances with the applicable professional standards. Each of WWC, P.C., headquartered in San Mateo, California and EliteCPA P.C., headquartered in Piscataway, New Jersey, is subject to regular inspection by the PCAOB on a regular basis.

Our predecessor and current auditor are not identified in the report issued by the PCAOB on December 16, 2021 as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit WWC, P.C. and EliteCPA P.C. to provide audit work papers located in mainland China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities on a national exchange or “over-the-counter” markets may be prohibited under the HFCA Act. In addition, under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, which could be reduced to two consecutive years if the AHFCAA, passed by the U.S. Senate on June 22, 2021, is signed into law, and this ultimately could result in our Class A Ordinary Shares being delisted by the exchange. Further, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and an act passed by the US Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” on page 50 of this prospectus.

Summary of Significant Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below is a summary of the significant risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry, beginning on page 21 of this prospectus, include, but are not limited to, the following:

●	Our historical growth may not be indicative of our future performance, which is dependent upon factors beyond our control such as market conditions of the machine vision industry in China. See a more detailed discussion of this risk factor on page 21 of this prospectus.

●	Our business may be exposed to risks associated with an increasingly concentrated customer base. See a more detailed discussion of this risk factor on page 22 of this prospectus.

●	If we are unable to retain existing customers or attract new ones, or to attract sufficient spending from our customers, our business, results of operations and financial condition could be materially and adversely affected. See a more detailed discussion of this risk factor on page 21 of this prospectus.

●	If we lose the services of any of our key executive officers and other key employees, or are unable to retain, recruit and hire experienced staff, our ability to effectively manage and execute our operations and meet our strategic objectives could be harmed. See a more detailed discussion of this risk factor on page 23 of this prospectus.

●	The industry in which we operate is highly fragmented and intensively competitive, and if we fail to compete effectively with current or future competitors, our business, results of operations and financial conditions could be materially and adversely affected. See a more detailed discussion of this risk factor on page 25 of this prospectus.

●	Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business, reputation and competitive edge. Intellectual property is crucial to our competitiveness and success. See a more detailed discussion of this risk factor on page 27 of this prospectus.

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected. See a more detailed discussion of this risk factor on page 56 of this prospectus.

Risks Related to Our Corporate Structure

Risks related to our corporate structure, beginning on page 32 of this prospectus, include, but are not limited to, the following:

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. See a more detailed discussion of this risk factor on page 32 of this prospectus.

Risks Related to Doing Business in China

We are based in China and have substantially all of our operations in China. We face uncertainties related to doing business in China in general, beginning on page 33 of this prospectus. including, but not limited to, the following:

●	Because substantially all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. PRC laws and regulations governing our current business operations may be revised from time to time with respect to the PRC legal system, such revision or changes in laws and regulations in China could have a material adverse effect on us. See a more detailed discussion of this risk factor on page 33 of this prospectus.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. See a more detailed discussion of this risk factor on page 38 of this prospectus.

●	The transfer of funds, dividends and other distributions between Sowell and our subsidiaries is subject to restriction. See a more detailed discussion of this risk factor on page 39 of this prospectus.

●	To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong. See a more detailed discussion of this risk factor on page 40 of this prospectus.

●	We must remit the offering proceeds to our PRC operating subsidiaries before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner. See a more detailed discussion of this risk factor on page 41 of this prospectus.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management. See a more detailed discussion of this risk factor on page 43 of this prospectus.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us. See a more detailed discussion of this risk factor on page 45 of this prospectus.

Risks Related to Our Class A Ordinary Shares and Our Offerings

Risks and uncertainties related to our Class A Ordinary Shares and future offering, beginning on page 49 of this prospectus, include, but are not limited to, the following:

●	A sale or perceived sale of a substantial number of our Class A Ordinary Shares may cause the price of our Class A Ordinary Shares to decline. See a more detailed discussion of this risk factor on page 49 of this prospectus.

●	If our financial condition deteriorates, we may not meet the continued listing standards of the Nasdaq Capital Market. See a more detailed discussion of this risk factor on page 49 of this prospectus.

●	The market price for the Class A Ordinary Shares may be volatile. See a more detailed discussion of this risk factor on page 52 of this prospectus.

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. See a more detailed discussion of this risk factor on page 52 of this prospectus.

Compliance with PRC Foreign Investment Law

The PRC Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Negative List (2024). The PRC Foreign Investment Law provides that (i) foreign-invested entities operating in “restricted” industries are required to obtain market entry clearance and other approvals from relevant PRC government authorities; and (ii) foreign investors shall not invest in any industries that are “prohibited” under the Negative List (2024). As of the date of this prospectus, we do not conduct any business that falls into the category of “restricted” industries or “prohibited” industries under the Negative List (2024).

Regulatory Development in the PRC

We are a holding company incorporated in the Cayman Islands with substantially all of our operations conducted by our operating entities in PRC. We are aware that, recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

In addition, on December 28, 2021, the CAC adopted an amended Cybersecurity Review Measures, which became effective on February 15, 2022. Pursuant to the amended Cybersecurity Review Measures, online platform operators holding more than one million users’ individual information shall be subject to cybersecurity review before listing abroad. We believe we may not be subject to the cybersecurity review by the CAC, pursuant to the Cybersecurity Review Measures and the Data Security Management Regulations, given that our business does not rely on the collection of user data or implicate cybersecurity and we do not possess more than one million users’ individual information.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which came into effect March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. Where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Our PRC counsel, Guangdong Xinchu Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, our offering will be identified as an indirect overseas issuance and listing under the New Administrative Rules Regarding Overseas Listings. The Trial Administrative Measures states that any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, in the opinion of our PRC legal counsel, Guangdong Xinchu Law Firm, we are required to go through filing procedures with the CSRC within three business days after the completion of the offerings in connection with this registration statement and for our future offerings and listing of our securities in an overseas market under the Trial Administrative Measures. We will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course. If we fail to complete such filing requirement, Chinese regulatory authorities may impose fines and penalties upon the PRC operating entities’ operations in China, limit the PRC operating entities’ operating privileges in China, delay or restrict the repatriation of the proceeds from the offerings in connection with this registration statement into China, or take other actions that could have a material adverse effect upon the PRC operating entities’ business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. As the Trial Administrative Measures were newly published, there are substantial uncertainties as to the implementation and interpretation, and how they will affect our current listing, and future offering or financing. If we are required by the Trial Administrative Measures for any future offering or any other financing activities to file with the CSRC, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to the business operations of the PRC operating entities, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless. See “Risk Factor — Risks Related to Doing Business in China — With the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, or if the PRC government were to impose new requirements for approval from the PRC authorities to issue our Class A Ordinary Shares to foreign investors or list on a foreign exchange, failure to comply with the relevant requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” and “Regulations — Regulations Relating to Overseas Listings.”

On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which also became effective on March 31, 2023. The Confidentiality and Archives Administration Provisions set out rules, requirements and procedures relating to provision of documents, materials and accounting archives for securities companies, securities service providers, overseas regulators and other entities and individuals in connection with overseas offering and listing, including without limitation to, domestic companies that carry out overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall not leak any state secret and working secret of government agencies, or harm national security and public interest, and a domestic company shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level, if it plans to, either directly or through its overseas listed entity, publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Working papers produced in the Chinese mainland by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in the Chinese mainland. Where such documents need to be transferred or transmitted to outside the Chinese mainland, relevant approval procedures stipulated by regulations shall be followed. While we believe we do not involve leaking any state secret and working secret of government agencies, or harming national security and public interest in connection with provision of documents, materials and accounting archives, there is uncertainty how the new provisions will be interpreted and implemented in the future, and we may be required to perform additional procedures in connection with the provision of accounting archives. For details, see “Regulations — Regulations Relating to Overseas Listings.”

Since these statements and regulatory actions are new, we cannot predict how the legislative or administrative regulation making bodies may respond and what existing or new laws or regulations or detailed implementations and interpretations may be modified or promulgated, if any. It is also uncertain what the potential impact such modified or new laws and regulations will have on PRC subsidiaries’ daily business operation, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. We were advised by our PRC counsel, Guangdong Xinchu Law Firm, that except for the filling procedures with the CSRC and reporting of relevant information according to the Trial Administrative Measures, under existing PRC laws, we and our subsidiaries are not required to obtain other regulatory approval for this offering of our Class A Ordinary Shares to foreign investors from the CSRC or other PRC authorities, or to pass cybersecurity review of the CAC, and we, and our subsidiaries have received, or will obtain all requisite permissions and approvals from PRC authorities for current business operation in the PRC and this offering of our Class A Ordinary Shares to foreign investors. As of the date of this prospectus, none of those permissions or approvals has been revoked or denied by PRC authorities.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until a private company is otherwise required to comply with such new or revised accounting standards. We have elected to use the extended transition period under the JOBS Act. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur as of the end of our fiscal year if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are incorporated in the Cayman Islands and more than 50% of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Corporate Information

Our principal executive offices are located at 15th Floor, Sannuo Smart Building, No. 3388 Binhai Ave, Binhai Community, Nanshan District, Shenzhen, China. Our telephone number at this address is +86 400-616-9629. Our registered office in the Cayman Islands is currently located at the office of 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands, which may be changed from time to time at the discretion of our directors. Our agent for service of process in the United States is Cogency Global Inc., with the address at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices.

Notes on Prospectus Presentation

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. Certain market data and other statistical information contained in this prospectus are based on information from independent industry organizations, publications, surveys and forecasts. We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. Some market data and statistical information contained in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the PRC machine vision industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English.

THE OFFERING

Issuer	Lianhe Sowell International Group Ltd

Units offered by us

Up to 3,816,794 Units, based on the assumed public offering price of $2.62 per Unit which is the closing price of our Class A Ordinary Shares on Nasdaq on August 17, 2026, with each unit consisting of one Class A Ordinary Share, and three Warrants.

Shares offered by us	Up to 3,816,794 Class A Ordinary Shares included in the Units, up to 11,450,382 Class A Ordinary Shares issuable upon exercise of the Warrants.

Warrants offered by us	Up to 11,450,382 Warrants included in the Units.

Offering Price	$__ per Unit (consisting of one Class A Ordinary Share and three Warrants).

Class A Ordinary Shares Outstanding Immediately Before This Offering	3,267,277 Class A Ordinary Shares

Class A Ordinary Shares Outstanding Immediately After This Offering	7,084,071 Class A Ordinary Shares

Use of Proceeds

We estimate the net proceeds from this offering to us will be approximately $10 million, assuming the offering price of $2.62 per Unit, the closing price of our Class A Ordinary Shares on Nasdaq on August 17, 2026, after deducting the estimated placement agent fees and commissions and expected offering expenses payable by us, and none of the Warrants issued in this offering are exercised.   We currently intend to use the net proceeds to us from this offering for general working capital purposes and other general corporate purposes. See “Use of Proceeds” beginning on page 57.

Best-efforts Offering:	We are offering the Units on a best-efforts basis. We have engaged R. F. Lafferty & Co., Inc. to act as our sole placement agent to use its reasonable best efforts to solicit offers to purchase the Units in this offering. R. F. Lafferty & Co., Inc. has no obligation to buy any of the Units from us or to arrange for the purchase or sale of any specific number or dollar amount of the Units. No minimum offering amount is required as a condition to closing this offering. We may undertake one closing for the sale of the Units. We expect an initial closing of this offering to occur on or about [__], 2026, but this offering will be terminated by [__], 2026 provided that closing of this offering for all of the Units have not occurred by such date.

Risk Factors

Investing in our Class A Ordinary Shares involves a high degree of risk and purchasers of our Class A Ordinary Shares may lose part or all of their investment. See “Risk Factors” beginning on page 21 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “LHSW.” There is no established public trading market for the Warrants, and we do not intend to list the warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Warrants will be limited.

Transfer Agent	Transhare Corporation

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated statements of operations and comprehensive (loss) income and cash flows for the fiscal years ended March 31, 2026, 2025 and 2024, and summary consolidated balance sheet data as of March 31, 2026 and 2025, have been derived from our audited consolidated financial statements included elsewhere in this prospectus. You should read this “Summary Consolidated Financial and Operating Data” section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.

The following table presents our summary consolidated data for the years ended March 31, 2026, 2025 and 2024:

Condensed Consolidated Statements of Operations Information

	For the Year Ended Mar 31, 2026
	Parent	Parent’s subsidiary	Elimination	Consolidated
Revenues	$—	$43,269,569	$—	$43,269,569
Cost of revenues	$—	$(34,009,809)	$—	$(34,009,809)
Gross profits	$—	$9,259,760	$—	$9,259,760
Total operating expense	$(2,795,019)	$(13,289,524)	$—	$(16,084,543)
Total other expenses, net	$(1,129)	$(197,991)	$61,700	$(137,420)
Net (loss) income	$(2,796,148)	$(2,915,931)	$61,700	$(5,650,379)
Comprehensive (loss) income	$(2,796,148)	$(2,387,298)	$61,700	$(5,121,746)

	For the Year Ended Mar 31, 2025
	Parent	Parent’s subsidiary	Elimination	Consolidated
Revenues	$—	$36,539,846	$—	$36,539,846
Cost of revenues	$—	$(26,964,611)	$—	$(26,964,611)
Gross profits	$—	$9,575,235	$—	$9,575,235
Total operating expense	$(62,613)	$(6,433,452)	$—	$(6,496,065)
Total other (expense) income, net	$(3,619)	$82,409	$—	$78,790
Net income	$(66,232)	$3,248,797	$—	$3,182,565
Comprehensive income	$(66,232)	$3,179,795	$—	$3,113,563

	For the Year Ended March 31, 2024
	Parent	Parent’s subsidiary	Elimination	Consolidated
Revenues	$—	$36,598,667	$—	$36,598,667
Cost of revenues	$—	$(28,636,850)	$—	$(28,636,850)
Gross profits	$—	$7,961,817	$—	$7,961,817
Total operating expense	$—	$(4,978,957)	$—	$(4,978,957)
Total other (expense) income, net	$—	$(55,413)	$—	$(55,413)
Net income	$—	$2,817,825	$—	$2,817,825
Comprehensive income	$—	$2,630,710	$—	$2,630,710

Condensed Consolidated Balance Sheets Information

	As of Mar 31, 2026
	Parent	Parent’s subsidiary	Elimination	Consolidated
Total current assets	$4,713,627	$27,075,557	$(4,325,472)	$27,463,712
Total non-current assets	$4,153	$14,621,741	$(1,098,071)	$13,527,823
Total assets	$4,717,780	$41,697,298	$(5,423,543)	$40,991,535
Total current liabilities	$831,506	$28,760,158	$(3,885,052)	$25,706,612
Total non-current liabilities	$—	$1,311,688	$—	$1,311,688
Total liabilities	$831,506	$30,071,846	$(3,885,052)	$27,018,300
Shareholders’ equity	$3,886,274	$11,625,452	$(1,538,491)	$13,973,235
Total liabilities and shareholders’ equity	$4,717,780	$41,697,298	$(5,423,543)	$40,991,535

	As of Mar 31, 2025
	Parent	Parent’s subsidiary	Elimination	Consolidated
Total current assets	$40,890	$23,076,217	$(60,142)	$23,056,965
Total non-current assets	$2,580	$7,672,549	$(2,964)	$7,672,165
Total assets	$43,470	$30,748,766	$(63,106)	$30,729,130
Total current liabilities	$394,128	$18,589,325	$(333,360)	$18,650,093
Total non-current liabilities	$—	$425,676	$—	$425,676
Total liabilities	$394,128	$19,015,001	$(333,360)	$19,075,769
Shareholders’ equity	$(350,658)	$11,733,765	$270,254	$11,653,361
Total liabilities and shareholders’ equity	$43,470	$30,748,766	$(63,106)	$30,729,130

Condensed Consolidated Cash Flows Information

	For the Year Ended Mar 31, 2026
	Parent	Parent’s subsidiary	Elimination	Consolidated
Net cash from operating activities	$(7,059,220)	$(1,907,176)	$—	$(8,966,396)
Net cash from investing activities	$—	$(91,953)	$—	$(91,953)
Net cash from financing activities	$7,028,257	$3,763,270	$—	$10,791,527

	For the Year Ended Mar 31, 2025
	Parent	Parent’s subsidiary	Elimination	Consolidated
Net cash from operating activities	$36,814	$(1,511,388)	$—	$(1,474,574)
Net cash from investing activities	$—	$(51,660)	$—	$(51,660)
Net cash from financing activities	$—	$1,436,725	$—	$1,436,725

	For the Year Ended March 31, 2024
	Parent	Parent’s subsidiary	Elimination	Consolidated
Net cash from operating activities	$—	$(2,075,626)	$—	$(2,075,626)
Net cash from investing activities	$—	$(72,126)	$—	$(72,126)
Net cash from financing activities	$—	$1,616,038	$—	$1,616,038

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the market value of our securities to decline, resulting in a loss of all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our securities if you can bear the risk of loss of your entire investment.

Our historical growth may not be indicative of our future performance, which is dependent upon factors beyond our control such as market conditions of the machine vision industry in China.

Our historical growth rate and results may not be indicative of our future growth or performance, and we cannot assure you that we will grow at the same rate as we did in the past or avoid any decline. There is an inherent risk in using our historical financial information to project or estimate our financial performance in the future, as it only reflects our past performance under particular conditions. We may not be able to sustain our historical growth rate, revenue, gross margin and return on net assets for various reasons, some of which are beyond our control, including deterioration in the market conditions of the machine vision industry in China, macro-economic measures taken by the PRC government to manage economic growth and intensified competition in the industry. If we fail to successfully address any of the foregoing risks and uncertainties, our business, results of operations and financial condition may be materially and adversely affected. In addition, our future performance will depend in part on our ability to effectively manage our growth and deal with any and all issues that may potentially hinder our growth. As our operations grow in scale, scope and complexity, we will need to improve and upgrade our systems and infrastructure, which will require significant expenditures and allocation of valuable management resources. If we fail to maintain the necessary level of discipline or fail to allocate limited resources effectively in our organization as it grows, our business, results of operations and financial condition could be materially and adversely affected. To effectively manage our growth, we will also need to implement a variety of new and upgraded operational, technological and financial systems, procedures and controls, including the improvement of our accounting, actuarial, claims and other internal management systems and the enhancement of our compliance and risk control capabilities. The expansion of our business may increase our exposure to liquidity risk, credit risk and operational risk. We expect that we will need to continue to devote substantial financial, operational and technical resources to managing our growth and implementing our business strategies. In order to attain and maintain profitability, we will need to recruit, develop and retain skilled and experienced personnel, which will increase our cost. Our results of operations and financial condition may not always meet the expectations of public market analysts or investors, and may vary from period to period due to a variety of factors beyond our control, which could cause the price of our Class A Ordinary Shares to decline.

If we are unable to retain existing customers or attract new ones, or to attract sufficient spending from our customers, our business, results of operations and financial condition could be materially and adversely affected.

In order to increase our revenue and maintain our growth, we must retain existing customers and attract new ones, and encourage their usage of our services. We actively maintain long-term strategic cooperation relationships with some of our repeating customers. Our success depends in large part on our ability to continue to offer high-quality products and services in a cost-effective manner. Customers may cease their usage of our products and services or may only be willing to purchase our products and services at reduced prices if we do not deliver products and services in an effective manner, or if they do not believe that their spending with us will generate a competitive return or effect as compared to alternative providers, which will adversely affect our business. Our ability to retain existing customers and attract new ones also depends on the following factors, some of which are out of our control:

●	our brand recognition and market presence;

●	the competitiveness of our pricing and payment terms for our customers, which may, in turn, be constrained by our capital and financial resources;

●	the market acceptance of new products and services and functionalities we may introduce;

●	Our ability to continue investing in R&D to accommodate our customers’ need;

●	mergers, acquisitions or other consolidation among market players; and

●	the effects of domestic and global economic conditions on the development of the machine vision industry generally.

If we are unable to retain our existing customers and attracting new customers due to any of the foregoing factors, our business will be adversely affected. Further, if our existing customers decrease or cease their usage of our services, we may be unable to acquire new customers that spend similarly or even more for our services, and our ability to maintain and/or grow our revenue may be materially and adversely affected.

Our business may be exposed to risks associated with an increasingly concentrated customer base.

We currently do not enter into any long-term framework agreement with our customers, except for the long-term framework agreements with Dongguan Kangzhihui Electronics Co., Ltd. and Shenzhen Zhongnan High-tech Co., Ltd. With our technologically advanced products and customer service, we have formed long-term cooperative relationships with some of our repeating customers, providing our machine vision technology empowered solutions and face recognition products to our customers’ factories in both China and overseas. With a number of our repeat customers, we have been cooperating with them to provide product or services for a long time. Despite the fact that we do not enter into long-term framework agreements with most of our repeat customers, we were reached out by our customers repeatedly given our product quality, competitive price offering, and attentive customer service, which is evidenced by sales revenue generated from repeat customers over the years. We believe our long-term cooperative relationship with our customers enabled us to form substantial understanding of our customers’ business and operational needs, so that we could provide more compatible product solutions catered to their specific needs.

For all customers to whom we provide machine vision solutions, we enter into standard sales agreement for each of specific purchase order. Such standard sales agreement typically provide, among others: (i) Sowell should provide products that are in compliance with national standard or identical to samples provided to Buyer; (ii) Buyer shall place purchase orders, and Sowell shall deliver products in accordance with delivery instructions as specific in the purchase orders; (iii) Sowell shall provide invoice to Buyer within 15 days since ordering, and the payment terms would be specified in purchase orders; (iv) Buyer may dispute regarding quality of products delivered, and upon Buyer’s dispute, Seller shall provide after-sale remedy solution within 5 days; and (iv) both Sowell and Buyer shall keep confidential technological detail of the other party obtained during course of performance.

There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. Changes to or reductions in the buying patterns of these larger customers may expose our business and results of operations to greater volatility. The mix and type of customers, and sales to any single customer, may vary significantly from quarter to quarter and from year to year, and have a significant impact on our financial condition, results of operations and cash flows. If customers do not place orders, or they substantially reduce, delay or cancel orders, we may not be able to replace the business, which may have a significant adverse impact on our results of operations and financial condition. Major customers may seek pricing, payment, intellectual property-related, or other commercial terms that are less favorable to us, which may have a negative impact on our business. The concentration of our customer base also increases our risks related to the financial condition of our customers, and the deterioration in financial condition of customers or the failure of customers to perform their obligations could have a material adverse effect on our results of operations and cash flows.

We rely on a limited number of suppliers for our products. A loss of any of these suppliers could negatively affect our business.

We rely on a limited number of suppliers for our products, which exposes us to supply chain and other risks. Although we believe we have alternatives for the suppliers for the key components of our products, our reliance on a limited number of suppliers for the components and parts for our products increase our supply chain risk. In addition, we do not have long-term binding commitments with any of our suppliers and instead operate on a purchase order basis. Therefore, we have no guarantee that they will continue to supply products or components for us on an ongoing basis. In the event of interruption from any of our suppliers, we may not be able to replace or increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays.

Our suppliers have no obligation to continue to accept purchase orders from us, and we may be unable to get them to accept additional orders or engage an alternate supplier on terms that are acceptable to us, which may undermine our ability to deliver our products to customers in a timely manner. For example, it may take a significant amount of time to identify a supplier that has the capability and resources to provide high-definition camera for our machine vision products in sufficient volume. Identifying suitable suppliers is an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any of our significant suppliers could have an adverse effect on our business, financial condition, and results of operations.

If we lose the services of any of our key executive officers and other key employees, or are unable to retain, recruit and hire experienced staff, our ability to effectively manage and execute our operations and meet our strategic objectives could be harmed.

Our future success depends on the continued service of our key executive officers and other key employees. We benefit from the leadership of a strong management team with proven vision, rich professional work experience, and extensive knowledge of China’s machine vision industry. We also rely on a number of key personnel for the development and operation of our business. In addition, we will need to continue attracting and retaining skilled and experienced staff for our businesses to maintain our competitiveness. If one or more of our key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all and may incur additional expenses to recruit and train new personnel, our business could be materially and adversely affected. In addition, if any of our executive officers or key employees joins a competitor or forms a competing company, we may lose know-how, trade secrets and customers.

Our business could suffer if we are unable to retain or hire quality employees.

We maintain a professional R&D and management team. We intend to continue to invest resources in our R&D team to maintain and improve our product quality. Nevertheless, the demand and competition for talents is intense in our industry, particularly for skilled research personnel. Therefore, we may need to offer high compensation and additional benefits to maintain a skilled R&D team, which could increase our expenses. If we fail to compete effectively for talents, or to retain existing research personnel, or fail to otherwise maintain an experienced team at reasonable costs, our R&D capabilities would be negatively affected. If we are unable to offer high-quality products and services in a cost-effective manner, our customers’ experience may be adversely affected, and our business, results of operations and financial condition may be materially and adversely affected as a result.

All of our employees, including each of our executive officers and key employees, have entered into confidentiality agreements with us, which contains customary non-compete provisions. Although non-compete provisions are generally enforceable under PRC laws, PRC legal practice regarding the enforceability of such provisions is not as well-developed as in countries such as the United States. Thus, if we need to enforce our rights under the non-compete provisions, we cannot assure you that a PRC court would enforce such provisions. If we lose the services of any of our key executive officers, senior management, or are unable to retain, recruit and hire experienced staff, our ability to effectively manage and execute our operations and meet our strategic objectives could be harmed.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

We rely on a combination of patent, trademark, and copyright and non-disclosure agreements and other methods to protect our intellectual property rights. These intellectual property rights have allowed our products to earn market share in the industry.

The process of seeking patent protection can be lengthy and expensive, and our existing and future patents may be insufficient to provide us with meaningful protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.

Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position. There can be no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial conditions and results of operations.

We utilize open-source software in certain aspects of our technologies.

Certain aspects of our technologies, software and systems utilize open-source software. Our use of open-source software allows our in-house software development team to collaborate with a global community of independent software developers and provides us with access to binary and source code. In addition, our use of open-source software allows us to install the software on a large number of computers if necessary and to modify the software as we may so desire. The licenses governing the open-source software may require any source code that is developed using such open-source software be made publicly available, and that any modifications or derivative works developed through such open-source software to continue to be licensed under the relevant open-source licenses. If we fail to comply with the terms and conditions of any applicable open-source license, we may be subject to claims from third parties for infringement of their intellectual property rights and may be required to obtain licenses from such third parties for the continued application and use of such software, on terms which may not be favorable to us. If such licenses cannot be obtained, we may also be required to re-engineer our technology and systems to remove or replace the open-source software, or to discontinue the relevant technology altogether. We may also be required to pay monetary damages or be required to release or license the source code for our proprietary technology which was developed in-house using such open-source code.

A developer of open-sources software may have a copyright in its work. The copyright holder may subject the open-source software program to the General Public License (GPL) by providing notice that it may be distributed under the terms of the GPL. In doing so, the copyright holder licenses use the right to copy, distribute or modify the software. We are obligated to provide notice of the copyright if we distribute the open-source software or modifications thereof.

In addition, our use of open-source software can pose liability issues, as open-source licensors do not typically provide warranties or indemnities in respect of their open-source software. Further, as the source code for open-source software is made publicly available, there may be additional security risks imposed on us, as hackers or other third parties may be able to easily breach our software and systems which rely on open-source software.

Furthermore, if we incorporate open-source software into any of our proprietary software programs, even if a relatively small part of the whole program, it has the potential to contaminate the whole program so that none of it can be proprietary. In addition, there are no warranties from the developers of open-source software that the open-source software will perform as intended.

Breaches of and other types of security incidents could negatively impact our business, our brand and reputation, our ability to retain existing customers and attract new customers, may cause us to incur significant liabilities and adversely affect our business, results of operations, financial condition, and future prospects.

Our operation may necessitate periodic collection, usage, storage, transmission, or processing of data or information. While we take steps to mitigate our cyberattack risks and protect the confidential information that we may have access to, including but not limited to installation and periodical updates of antivirus software and backup of information on our computer systems, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any cybersecurity incident, accidental or willful security breaches or other unauthorized access to our systems could cause confidential information to be stolen and used for criminal purposes. Cybersecurity incidents, security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with our business partners could be severely damaged, we could incur significant liability, and our business and operations could be adversely affected. Additionally, if we fail to protect confidential information, we may be susceptible to potential claims such as breach of contract, negligence or other claims. Such claims will require significant time and resources to defend and there can be no assurances that favorable final outcomes will be obtained. In addition, the costs to respond to a cybersecurity event or to mitigate any identified security vulnerabilities could be significant, including costs for remediating the effects of such an event, paying a ransom, restoring data from backups, and conducting data analysis to determine what data may have been affected by the breach. In addition, our efforts to contain or remediate a security breach or any system vulnerability may be unsuccessful, and our efforts and any related failures to contain or remediate any breach or vulnerabilities could result in interruptions, delays, loss in customer trust, harm to our reputation, and increases in our insurance premiums that we may acquire.

The industry in which we operate is highly fragmented and intensively competitive, and if we fail to compete effectively with current or future competitors, our business, results of operations and financial conditions could be materially and adversely affected.

The machine vision industry in China is highly fragmented and intensely competitive. Market players in the machine vision industry include various multinational corporations and domestic brands that are rapidly growing. Our ability to grow and stand out among our peers and competitors in this highly fragmented industry depends on many factors, including our ability to expand our geographical coverage in China, our ability to deliver products meeting our customers’ high technical demands, our brand influence, and our brand reputation. We cannot assure you that we will achieve any of the foregoing goals, and the failure to achieve such goals could materially and adversely affect our business, results of operations and financial condition. Moreover, the highly fragmented market has presented significant likelihood for market consolidation. If one or more of our competitors, especially other top players in the market, were to merge or partner with another of our competitors, the change in the competitive landscape could also adversely affect our ability to compete effectively or may even cause us to lose our current position in the market, which may in turn materially and adversely affect our reputation, business, results of operations and financial condition.

Fluctuation in the value of the Renminbi may have a material adverse effect on the value of your investment.

Our financial statements are expressed in USD. However, substantial of our revenues and expenses are denominated in Renminbi (RMB). Our exposure to foreign exchange risk primarily relates to the limited cash denominated in currencies other than the functional currencies of each entity. We do not believe that we currently have any significant direct foreign exchange risk and have not hedged exposures denominated in foreign currencies or any other derivative financial instruments. However, the value of your investment in our Class A Ordinary Shares will be affected by the foreign exchange rate between USD and RMB because the primary value of our business is effectively denominated in RMB, while the Class A Ordinary Shares will be traded in USD.

The value of the RMB against the USD and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. The People’s Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rate and achieve certain exchange rate targets, and through such intervention kept the USD-RMB exchange rate relatively stable.

As we may rely on dividends paid to us by our PRC subsidiaries, any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of any dividends payable on our Class A Ordinary Shares in foreign currency terms. For example, to the extent that we need to convert USD into RMB we receive from our public offering into for our operations, appreciation of the RMB against the USD would have an adverse effect on the RMB amount we receive from the conversion. Conversely, if we decide to convert our RMB into USD for the purpose of making payments for dividends on our Ordinary Share or for other business purposes, appreciation of the USD against the RMB would have a negative effect on the USD amount available to us. Furthermore, appreciation or depreciation in the value of the RMB relative to the USD would affect our financial results reported in USD terms without giving effect to any underlying change in our business or results of operations. We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign exchange losses in the future. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert into foreign currencies.

The success of our business depends on our ability to maintain and enhance our brand.

We believe that maintaining and enhancing our brand is significant to the success of our business. Our operational and financial performance is highly dependent on the strength of our well-recognized brand, which is critical for forging long-term relationships in our industry. However, we cannot assure you that we will be able to maintain and enhance our brand in China’s machine vision industry. In addition, negative publicity about us, our products and services, operations and our management could threaten the perception of our brand. We may receive negative publicity, including negative Internet and blog postings about our Company, our business, our management, our services or our affiliates. Such negative publicity may come from malicious harassment or unfair competition acts by third parties. We may even be subject to government or regulatory investigation as a result of such negative publicity and may be required to spend significant time and incur substantial costs to defend ourselves, and we may not be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Harm to our reputation and customer confidence can also arise for many other reasons, including misconduct of our employees or any third parties we conduct business with. As a result, our brand may suffer in the marketplace, our operational and financial performance may be negatively affected and the price of our Class A Ordinary Shares may decline.

We may not be able to successfully compete with our competitors, which could materially and adversely affect our business, results of operations and financial condition.

The machine industry in China is becoming increasingly competitive, and we expect it to remain so. New competitors can easily enter into the machine vision industry since there are no significant barriers to entry. We also face many competitors in our industry where a number of competitors have been in business longer than us. Competing companies may have significantly greater financial and other resources than we have and may offer products and services that are more attractive to prospective customers; and increased competition would have a negative impact on both our revenues and our profit margins. We compete with both various multinational corporations and domestic brands that are rapidly growing. We compete based on a number of factors, including without limitation product quality and stability, R&D capabilities, brand reputation, management systems, and production processes. If we fail to compete effectively against our competitors, our business, results of operations and financial condition would be materially and adversely affected. Our competitors may operate with different business models, have different cost structures, participate selectively in different market segments or offer a wider range of products and services. They may ultimately prove to be more successful or more adaptable to new regulatory, technological and other developments. Some of our current and potential competitors may have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products and services. Our competitors may also have longer operating histories, more extensive customer base, greater brand recognition and broader partner relationships than us. Additionally, a current or potential competitor may acquire one or more of our existing competitors or form a strategic alliance with one or more of our competitors. Our competitors may also from time to time solicit our employees in order to compete in each of our business lines; and certain of our services are newly developed and may fail to compete effectively and achieve market adoption. If we are unable to compete effectively with our competitors, we could experience a decline of our market share, which in turn would materially and adversely affect our business, results of operations and financial condition.

The implementation of our expansion plan may not be successful and may lead to increases in our costs and expenses, which may adversely affect our profitability, business, results of operations and financial condition.

As part of our growth strategies, we intend to, among others, strengthen our market position in China’s machine vision industry. In particular, we plan to promote our Nine-Axis Linkage Spray Painting Robot to quickly capture market share through increased investments and intensified marketing initiatives.

There is no assurance that we can successfully implement such strategies to capture the market demand or that such strategies can be implemented according to our proposed schedules and estimated costs, due to various factors, such as the sufficiency of financial resources, and our ability to employ sufficient and competent personnel. In addition, benefits to be generated from such expansion plan, such as increase in revenue, may not be as expected due to factors beyond our control, such as changes in general market conditions and customer demands, the economic and political environment in the areas where we intend to expand into. Furthermore, in carrying out our expansion plan, we expect to incur additional costs and expenses, such as installation costs, employee benefit expenses, selling and marketing expenses, rental expenses and depreciation and amortization. Our plan to strengthen our sales and marketing efforts through building a sales network and participating industry conferences is also expected to result in an increase in our selling and marketing expenses. Such factors may cause a delay in realizing the benefits of our expansion plan and an increase in our overall costs and expenses, or even prevent us from generating sufficient earnings to cover the costs and hence, our results of operations, in particular our profitability, may be adversely affected.

The continued expansion of our business may also place significant strain on our managerial, operational, technological, financial and other resources. To manage and support our growth, we may need to improve our existing operational and administrative systems, improve our financial and management controls, and enhance our ability to recruit, train and retain additional qualified personnel. All of these endeavors will require substantial attention and time from management and may incur significant additional expenditures. We cannot assure you that we will be able to manage our future growth effectively and efficiently, and our ability to capitalize on new business opportunities may be materially and adversely affected if we fail to do so, which could in turn materially and adversely affect our business, results of operations, financial condition and prospects.

In view of the above-mentioned uncertainties, there is no assurance that our expansion plan will materialize, or be completed by the predetermined timeframe, or that our objectives will be fully or partially achieved. In the event that we fail to implement our expansion plan as planned, or our expansion plan fails to achieve expected benefits, our profitability, results of operations and financial condition may be materially and adversely affected.

Improvements to our existing products and services and introduction of new products and services may not be successful or may fall short of expected results.

Our success depends in large part on our ability to improve our existing products and services, introduce new products and services and enhance our market competitiveness. The success of any improvement or new products and service depends on a number of factors, including actual performance, pricing level, market competition, industry trend and customer demand, many of which are beyond our control. However, our future plans may require us to devote significant financial and managerial resources, and we cannot assure you that we will achieve our goals to successfully improve our existing products and services and achieve market acceptance of our new products and services, which could compromise our ability to serve our users and customers effectively. If our products and services become less attractive to existing and potential users and customers, our business, results of operations and financial condition may be materially and adversely affected.

Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business, reputation and competitive edge. Intellectual property is crucial to our competitiveness and success.

Unauthorized use of our intellectual property may adversely affect our business and reputation. We rely on a combination of contractual restrictions, confidentiality procedures, and intellectual property registrations to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain or use our intellectual property, including seeking court declaration that they do not infringe upon our intellectual property rights. Monitoring unauthorized use of our intellectual property is difficult and costly, and the steps we have taken may not fully prevent misappropriation of our intellectual property. We may not be able to detect all such unauthorized use in a timely manner and, even if we could, technological measures may be insufficient to stop their operations, and could require us to expend significant financial or other resources. Furthermore, the practice of intellectual property rights enforcement action by Chinese regulatory authorities is at its early stage of development and is subject to significant uncertainty. We may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources, and thus may adversely affect our business. In addition, there is no assurance that we will be able to enforce our intellectual property rights effectively or otherwise prevent others from the unauthorized use of our intellectual property. Failure to adequately protect our intellectual property could materially and adversely affect our brand name and reputation, and our business, results of operations and financial condition.

Third parties may claim that we infringed their proprietary intellectual property rights, which could cause us to incur significant legal expenses and prevent us from promoting our services.

We have implemented operational protocols to use our best efforts to ensure compliance with intellectual property laws. However, there can be no assurance that third-party right holders will not assert intellectual property infringement or other related claims against us in the future. Defending against these claims is costly and can impose a significant burden on our management and resources. Such claims may harm our reputation. Any liability or expenses resulting from such claims, or necessary changes to our services to reduce the risk of future liability, may have a material adverse effect on our business, results of operations and financial condition.

Non-compliance with law on the part of any third parties with which we conduct business could disrupt our business and adversely affect our results of operations and financial condition.

Third parties with which we conduct business may be subject to regulatory penalties or punishments because of their regulatory compliance failures or may be infringing upon other parties’ legal rights, which may, directly or indirectly, disrupt our business. Although we conduct review of legal formalities and certifications before entering into contractual relationships with third parties, and use our best efforts to take measures to reduce the risks that we may be exposed to in case of any non-compliance by third parties, we cannot be certain whether such third party has violated any regulatory requirements or infringed or will infringe any other parties’ legal rights. As a result, our business, results of operations and financial condition could be materially and adversely affected.

We cannot rule out the possibility of incurring liabilities or suffering losses due to any non-compliance by third parties. We cannot assure you that we will be able to identify irregularities or non-compliance in the business practices of third parties we conduct business with, or that such irregularities or non-compliance will be corrected in a prompt and proper manner. Any legal liabilities and regulatory actions affecting third parties involved in our business may affect our business activities and reputations, and may in turn affect our business, results of operations and financial condition.

We may be involved in legal proceedings or arbitration claims, and the court ruling or arbitration award may not be favorable to us.

We were not and currently are not involved in any litigation or arbitration proceedings pending or, to our knowledge, threatened against us or any of our directors that could have a material and adverse effect on our reputation, business, financial condition or results of operations. Therefore, no provision was made for legal proceedings or arbitration claims. However, we cannot assure you that there will not be such proceedings or claims in the future or any proceedings or claims during the ordinary course of our business (including but not limited to those in relation to contract disputes between us and our customers). We may also bring legal proceedings against others. We may incur enormous legal costs and, if the outcomes of these legal proceedings or arbitration claims are unfavorable to us, we may be confronted with significant legal liabilities, waste enormous legal costs incurred, and/or suffer financial or reputational damages, which may materially and adversely affect our business, financial condition, and results of operations.

Immediate impact on global economy caused by the ongoing Russian invasion of Ukraine and any other conflicts could adversely affect our business and results of operations.

On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has had an immediate impact on the global economy resulting in higher energy prices and higher prices for certain raw materials and goods and services which in turn is contributing to higher inflation in the United States and other countries across the globe with significant disruption to financial markets and supply and distribution chains for certain raw materials and goods and services on an unprecedented scale. The impact of the sanctions has also included disruptions to financial markets, an inability to complete financial or banking transactions, restrictions on travel and an inability to service existing or new customers in a timely manner in the affected areas of Europe. The Russian Federation could resort to cyberattacks and other action that impact businesses across the United States, the European Union and other nations across the globe including those without any direct business ties to the Russian Federation. The Russian invasion of Ukraine has continued to escalate without any resolution of the invasion foreseeable in the near future with the short and long-term impact on financial and business conditions in Europe remaining highly uncertain.

The U.S. and the European Union responded to Russia’s invasion of Ukraine by imposing various economic sanctions on the Russian Federation to which the Russian Federation has responded in kind. The United Kingdom, Japan, South Korea, Australia and other countries across the globe have imposed their own sanctions on the Russian Federation. The United States, the European Union and such other countries acting together or separately could impose wider sanctions or take further actions against the Russian Federation if the conflict continues to escalate. Multinational corporations and other corporations and businesses with business and financial ties to the Russian Federation have either reduced or eliminated their ties to the Russian Federation in a manner that often exceeds what is required pursuant to sanctions by these countries. While we do not have any direct business or financial ties to the Russian Federation or Ukraine as part of our own business, the impact of higher energy prices and higher prices for certain goods and services resulting in higher inflation and disruptions to financial markets across the globe may impact our business in the future.

In addition, any deterioration in credit markets resulting directly or indirectly from the ongoing Russian invasion of Ukraine could limit our ability to obtain external financing to fund our operations and capital expenditures. Adverse economic conditions may also result in a higher rate of losses on accounts receivables that we accrue in the future due to credit defaults. As a result, a downturn in the worldwide economy resulting from the Russian invasion of Ukraine and other conflicts with a global impact that may arise from time to time could have a material adverse effect on our business, results of operations, and/or financial condition.

Our business could be adversely affected by natural disasters, public health crises, political crises, economic downturns or other unexpected events.

A significant natural disaster, such as an earthquake, fire, hurricane, tornado, flood or significant power outage, could disrupt our operations, mobile networks, the internet or the operations of our third-party technology providers. In addition, any further outbreaks of COVID-19 or other unforeseen public health crises, or political crises, such as terrorist attacks, war and other political instability, or other catastrophic events, whether in mainland China or abroad, could adversely affect our operations or the economies of the markets where we operate. The COVID-19 pandemic adversely affected our testing and commercialization efforts between 2020 and 2022, and we cannot assure you that new outbreaks, particularly with new variants, will not occur. Any such occurrences could cause severe disruption to our daily operations, and may even require a temporary closure of our facilities. In recent years, there have been outbreaks of epidemics in mainland China and globally. Any natural disaster, act of terrorism or other disruption to us or our business partners’ abilities could result in decreased demand for our product and service offerings or a delay in the provision of our offerings, which could adversely affect our business, financial condition and results of operations. All of the aforementioned risks may be further increased if our disaster recovery plans prove to be inadequate. Disruptions or downturns in global or national or local economic conditions may cause demand for our products and services to decline. An economic downturn resulting in a prolonged recessionary period would have a material adverse effect on our business, financial condition, and operating results.

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

The Chinese economy and global economy from 2020 to 2022 were adversely impacted by the COVID-19 pandemic, and the macroeconomic environments continue to face numerous challenges. The growth rate of the Chinese economy has been slowing since 2010 and the Chinese population began to decline in 2022. The Federal Reserve and other central banks outside of China have raised interest rates. The Russia-Ukraine conflict, the Hamas-Israel conflict and the attacks on shipping in the Red Sea have heightened geopolitical tensions across the world. Several factors have adversely impacted a global economy already weakened by the pandemic, including higher-than-expected inflation worldwide, supply chain disruptions and pressures, rising energy prices and further negative spillovers from the global conflicts. There have also been concerns on the relationship between China and other countries, which may potentially lead to foreign investors closing down their businesses or withdrawing their investments in mainland China and, thus, exiting the China market, and other economic effects. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to a wide range of issues including trade policies, treaties, government regulations, tariffs, cybersecurity, market entry and supply chain regulations. Economic conditions in mainland China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in mainland China. Any severe or prolonged slowdown in the global or Chinese economy may have a negative impact on our business, results of operations and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs. Our customers may reduce or delay purchasing or using our products and services, while we may have difficulty expanding our offerings and commercialization fast enough, or at all, to offset the impact of decreased demand by our existing customers.

We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.

We may require additional capital beyond those generated by our initial public offering and this offering from time to time to grow our business. Accordingly, we may need to sell additional equity or debt securities. Future issuances of equity or equity-linked securities could significantly dilute our existing shareholders, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A Ordinary Shares. The incurrence of debt financing would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our shareholders.

Our ability to obtain additional capital is subject to a variety of uncertainties, including:

●	our market position and competitiveness in the machine vision industry;

●	our future profitability, overall financial condition, results of operations and cash flows;

●	general market conditions for fundraising activities by AI technology companies in China; and

●	economic, political and other conditions in China and internationally.

We may be unable to obtain additional capital in a timely manner or on acceptable terms or at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth could be significantly impaired, and our business and prospects could be materially and adversely affected.

We will require additional financing to accomplish our business strategy.

We require substantial working capital to fund our business development plans. We also anticipate the possibility of having to raise additional funds in order to achieve our plans and accomplish our immediate and longer-term business strategy. These additional funds likely will be raised through the issuance of Company’s securities in debt and/or equity financings. If we are unable to raise these additional funds on terms acceptable to us, we will be required to limit our expenditures for continuing our product development activities and expanding our sales and marketing operations, reduce our work force, or find alternatives to fund our business on terms that are not as favorable to the Company. Any such actions would impair our product development and expansion plans, reduce potential revenues, increase operating losses, and

Any such incidents would impair our product development and expansion plans, reduce potential revenues, result in operating losses, and adversely affect the value of the Company’s securities.

We currently do not maintain any insurance policies to cover our business operation, which could expose us to significant costs and business disruption.

We currently do not maintain any insurance policies to cover our business operations. We might, in the future, decide to maintain insurance policies to cover our business operations, including D&O insurance for our management and directors. However, insurance companies in China generally do not offer as extensive an array of insurance products as insurance companies do in countries with more developed economies. Consequently, we may not be able to maintain sufficient business interruption insurance, business liability insurance or key man life insurance, which are not mandatory under PRC laws. Any business disruption, litigation or natural disasters, or any significant damages to our equipment or facilities may cause to incur substantial costs and divert our resources, and we may have no insurance to cover such losses. As a result, our business, results of operations and financial condition could be materially and adversely affected.

Unexpected termination of leases, failure to renew the lease of our existing premises or to renew such leases at acceptable terms could materially and adversely affect our business.

We lease premises for our principal executive offices of approximately 1,842 square meters (approximately 19,829 square feet) as of the date of this prospectus. We cannot assure you that we would be able to renew this lease agreement on favorable terms or at all. If a lease agreement is renewed at a rent substantially higher than the current rate, our business and results of operations may be adversely affected. If we are unable to negotiate for a renewal of the lease, we may be forced to relocate our offices and it may be difficult and costly to relocate on a timely basis, which could have an adverse effect on our ability to operate our business and on our results of operations.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Class A Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to follow the extended transition period, and as a result, we will delay adoption of certain new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

We may undertake mergers, acquisition or investments to diversify or expand our business, which may pose risks to our business and dilute the ownership of our existing shareholders, and we may not realize the anticipated benefits of these mergers, acquisition or investments.

As part of our growth and service diversification strategy, we may evaluate opportunities to acquire or invest in other business in the industry. Mergers, investment or acquisitions that we may enter in the future entail a number of risks that could materially and adversely affect our business, operating and financial results, including, among others:

●	problems integrating the acquired operations, technologies or products into our existing business;

●	diversion of management’s time and attention from our core business;

●	adverse effect on our existing business relationships with customers;

●	need for financial resources above our planned investment levels;

●	failures in realizing anticipated synergies;

●	difficulties in retaining business relationships with suppliers and customers of the acquired company;

●	risks associated with entering markets in which we lack experience;

●	potential loss of key employees of the acquired company; and

●	potential write-offs of acquired assets.

Our failure to address these risks successfully may have a material adverse effect on our financial condition and results of operations. Any such acquisition or investment will likely require a significant amount of capital investment, which would decrease the amount of cash available for working capital or capital expenditures. In addition, if we use our equity securities to pay for acquisitions; the value of your Class A Ordinary Shares may be diluted. If we borrow funds to finance acquisitions, such debt instruments may contain restrictive covenants that can, among other things, restrict us from distributing dividends.

Risks Related to Our Corporate Structure

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum of association and articles of association, the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States.

Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow one or more of our shareholders who together hold not less than 10% of the rights to vote to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 7 clear days is required for the convening of an annual general meeting and at least 7 clear days is required for the convening of any other general meeting. A quorum required for a general meeting is one or more holders holding shares that represent not less than one-third of the outstanding shares of the Company carrying the right to vote at such general meeting. For these purposes, “clear days” means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

The economic substance legislation of the Cayman Islands may impact the Company or its operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands, or the ES Act, that came into force on January 1, 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our Company. Based on the current interpretation of the ES Act, we believe that our Company is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains. Accordingly, for so long as our Company is a “pure equity holding company,” it is only subject to the minimum substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

Cayman Islands was added to the EU AML High-Risk Third Countries List.

On March 13, 2022, the European Commission (“EC”) updated its list of ‘high-risk third countries’ (“EU AML List”) identified as having strategic deficiencies in their anti-money laundering/counter-terrorist financing regimes to add nine countries, including the Cayman Islands. The EC has noted it is committed to there being a greater alignment between the EU AML List and the FATF listing process. The addition of the Cayman Islands to the EU AML List is a direct result of the inclusion of the Cayman Islands on the FATF grey list in February 2021. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for the Company.

Risks Related to Doing Business in China

Because substantially all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. We operate under the guidance and in compliance with the regulatory oversight or influence of the PRC government.

As a business operating in the PRC, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,

●	Result in negative publicity or increase our operating costs,

●	Require significant management time and attention, and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products and services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our Class A Ordinary Shares.

Furthermore, if the PRC government determines that our corporate structure does not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our Class A Ordinary Shares may decline significantly in value or become worthless if the determinations, changes or interpretations result in impermissibility of our corporate structure and our inability to assert control over the assets of our PRC subsidiaries that accordingly conduct all or substantially all of our operations.

Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to customer rights, taxation, employment, property and other matters. The central or local governments of China may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any failure to comply with the relevant requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. Such future administrative measure or actions may have material adverse effects on the offering of our securities to investors, our proposed listing in the U.S. or our business operation, for example in the event that it is required that we should obtain permission from the Chinese government to offer our securities to investors or list on U.S. exchanges, it is unpredictable whether such permission can be obtained by us, as the case may be, or, if permission is obtained, whether it could be later denied or rescinded. If we, including our subsidiaries, do not receive or maintain such permissions or approvals, or inadvertently conclude that such permissions or approvals are not required, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, list in the U.S. and cause the value of our securities to significantly decline or become worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress of China (the “SCNPC”), promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. In July 2021, the Chinese cybersecurity regulator launched the investigation on three Internet platforms.

On November 14, 2021, the CAC released the Regulations on the Network Data Security Management (Draft for Comments) (the “Data Security Management Regulations Draft”), to solicit public opinion and comments. Pursuant to the Data Security Management Regulations Draft, data processor holding more than one million users’ individual information shall be subject to cybersecurity review before listing abroad. Data processing activities refers to activities such as the collection, retention, use, processing, transmission, provision, disclosure, or deletion of data. According to the latest amended Cybersecurity Review Measures, which was promulgated on December 28, 2021 and became effective on February 15, 2022, and replaced the Cybersecurity Review Measures promulgated on April 13, 2020, online platform operator holding more than one million users’ individual information shall be subject to cybersecurity review before listing abroad.

On July 30, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which came into effect on March 31, 2023. According to the new administrative rules, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC as per requirement thereof. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities subsequently, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to CSRC within 3 working days after the occurrence and public disclosure of such event.

On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which also became effective on March 31, 2023. The Confidentiality and Archives Administration Provisions set out rules, requirements and procedures relating to provision of documents, materials and accounting archives for securities companies, securities service providers, overseas regulators and other entities and individuals in connection with overseas offering and listing, including without limitation to, domestic companies that carry out overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall not leak any state secret and working secret of government agencies, or harm national security and public interest, and a domestic company shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level, if it plans to, either directly or through its overseas listed entity, publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Working papers produced in the Chinese mainland by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in the Chinese mainland. Where such documents need to be transferred or transmitted to outside the Chinese mainland, relevant approval procedures stipulated by regulations shall be followed.

PRC laws and regulations governing our current business operations, which are evolving similarly to those in other nations, are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is based on written statutes. Prior court decisions are encouraged to be used for reference but it remains unclear to what extent the prior court decisions may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard.

We conduct our business primarily through Shenzhen Sowell and its subsidiaries. Shenzhen Sowell and its subsidiaries are subject to laws and regulations applicable to foreign investment in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, any new or changes in PRC laws and regulations related to foreign investment in China could affect the business environment and our ability to operate our business in China. The “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, jointly issued recently by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements, etc. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into with our business partners, customers and suppliers. In addition, such uncertainties, including any inability to enforce our contracts, together with any development or interpretation of PRC law that is adverse to us, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other more developed countries and the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effects. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property, and procedural rights could adversely affect our business and impede our ability to continue our operations. We cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and other foreign investors, including you. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations.

Furthermore, if China adopts more stringent standards with respect to certain areas such as corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. We cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you.

Recent oversight by the CAC, CSRC and other PRC regulatory authorities over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our future offering.

On December 28, 2021, the CAC, together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became on February 15, 2022. The Cybersecurity Review Measures provides that, in addition to critical information infrastructure operators that intend to purchase Internet products and services, data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further requires that critical information infrastructure operators and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

On November 14, 2021, the CAC published the Data Security Management Regulations Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Data Security Management Regulations Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Data Security Management Regulations Draft was December 13, 2021. On July 7, 2022, the CAC promulgated the Measures for the Security Assessment of Outbound Data Transfers, or the Measures, which will become effective from September 1, 2022. The Measures shall apply to the security assessment of the provision of important data and personal information collected and generated by data processors in the course of their operations within the territory of the PRC by such data processors to overseas recipients. The Measures stipulates the circumstances under which security assessment of outbound data transfers should be declared, including: (i) outbound transfer of important data by a data processor; (ii) outbound transfer of personal information by a critical information infrastructure operator or a personal information processor who has processed the personal information of more than one million people; (iii) outbound transfer of personal information by a personal information processor who has made outbound transfers of the personal information of one million people cumulatively or the sensitive personal information of 10,000 people cumulatively since January 1 of the previous year; or (iv) other circumstances where an application for the security assessment of an outbound data transfer is required as prescribed by the national cyberspace administration authority. Based on the relevant regulations relating to outbound data transfer in the Cybersecurity Law, the Data Security Law, and the Personal Information Protection Law, the Measures provide the scope, conditions and procedures of security assessment of outbound data transfer and thereby provide specific guidelines for security assessment of outbound data transfers.

We believe that we are in compliance with the current data security, cybersecurity, and other regulations and policies issued by the CAC, and we have not received any inquiry, notice, warning, or sanctions from the CAC or other PRC governmental authorities for violation of those regulations or policies to date. However, since many of those regulations or policies are relatively new, there remains significant uncertainty as to their interpretation and implementation. If PRC governmental authorities interpret or implement those regulations or policies in a way different from us and conclude that there are violations by us in the future, or new laws, regulations, rules, or detailed implementation and interpretation are adopted that result in noncompliance by us, we may be subject to fines, penalties or other sanctions, which may have a significant adverse impact on our financial position, operations and the value of our Class A Ordinary Shares. As of the date of this prospectus, we have not received any notice from any authorities identifying any of our PRC subsidiaries as a critical information infrastructure operator or requiring us to go through cybersecurity review or network data security review by the CAC There remains uncertainty, however, as to how the Cybersecurity Review Measures, the Data Security Management Regulations Draft and the Measures will be interpreted or implemented, and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures, the Data Security Management Regulations Draft and the Measures. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review or network data security review in the future.

In addition, the Confidentiality and Archives Administration Provisions, promulgated by the CSRC on February 24, 2023 and came into effect on March 31, 2023, require that, before providing or publicly disclosing documents and materials involving state secrets or government work secrets to securities companies, securities service institutions, or overseas regulators, the domestic enterprises shall seek approval from the relevant government regulators, and make filings with the secret protection administration at the same level.

The Confidentiality and Archives Administration Provisions expand the scope of the regulations from “state secrets” to “state secrets and work secrets of government agencies.” However, the provisions do not define the scope of such secrets, but merely provide that in case where it is unclear or disputed as to whether state secrets are involved, the relevant state secret protection regulator shall make final the determination; in case where it is unclear or disputed as to whether government work secrets are involved, the relevant government regulator shall make final the determination.

The Confidentiality and Archives Administration Provisions mandates that domestic enterprises needs to follow due procedures in compliance with applicable national regulations before furnishing “accounting records or copies of accounting records to relevant securities companies, securities service institutions, and overseas regulators.

Working papers produced in the Chinese mainland by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in the Chinese mainland. Where such documents need to be transferred or transmitted to outside the Chinese mainland, relevant approval procedures stipulated by regulations shall be followed.

Since the Confidentiality and Archives Administration Provisions are newly promulgated, and the interpretation and implementation are not very clear, we cannot assure you that whether we will be required to undergo any approval, filing or other procedures in relation to the provision of auditing records and other materials in connection with our offering or our list on the Nasdaq or we will be able to receive clearance of such regulatory requirements in a timely manner, or at all, in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our future capital raising activities, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations, and cause the Class A Ordinary Shares to significantly decline in value or become worthless.

Adjustments in China’s economic, political, social landscapes, and government policies may occur with little advance notice, which may significantly impact our business and operations.

Substantially all of our assets and operations are located in the PRC. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese economy differs from the economies of other countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange, monetary and tax policies, allocation of resources, and regulation of the growth of the general or specific market and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in the PRC, in the policies of the PRC government or in the laws and regulations in the PRC, which may occur quickly with little advance notice, could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the PRC government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in the PRC, which may adversely affect our business and operating results. In addition, although these government involvements have been instrumental in China’s significant growth, if the PRC government’s current or future policies fail to help the Chinese economy achieve further growth, our growth rate or strategy, our results of operations could also be adversely affected as a result.

Non-compliance with labor-related laws and regulations of the PRC and increases in labor costs in the PRC may have an adverse impact on our financial condition and results of operation.

We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing provident fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and was last amended in December 2012 and its implementing rules that became effective in September 2008, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses. We expect that our labor costs, including wages and employee benefits, will continue to increase. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. We believe our current practice complies with the Labor Contract Law and its amendments. However, the relevant governmental authorities may take a different view and impose fines on us.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and be subject to orders by competent labor authorities for rectification, and failure to comply with the orders may further subject us to administrative fines. We may also be subject to late fees and fines in relation to the under-withheld individual income tax. In any of such events, our business, financial condition and results of operations could be materially and adversely affected.

With the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, any increasing oversight over overseas public offerings conducted by China-based issuers, which could limit or hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

According to the Trial Administrative Measures, our offering will be identified as an indirect overseas issuance and listing by the CSRC, we shall fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. We may not be able to complete the filing because the filing materials are incomplete or do not meet the requirements of the CSRC.

In the event of the increasing oversight of the PRC laws and regulations over offerings that are conducted overseas and foreign investment in China-based issuers, any action could limit or hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and cause the value of such Class A Ordinary Shares to significantly decline or become worthless.

The transfer of funds, dividends and other distributions between us and our subsidiaries is subject to restriction.

As a holding company, Sowell may rely on transfer of funds, dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong for our cash and financing requirements.

Cash proceeds raised from overseas financing activities, including proceeds from this offering, will be transferred by us to our subsidiaries via capital contributions or shareholder loans, as the case may be. Such cash proceeds will be transferred by the Company to Sowell BVI, Sowell HK, Sowell Hangzhou or Sowell International, and then transferred to the PRC operating entities, via capital contributions or shareholder loans, as the case may be.

We intend to keep any future earnings to re-invest in and finance the expansion of the business of the PRC operating entities, and we do not anticipate that any cash dividends will be paid in the foreseeable future to our U.S. investors. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of profits of the company or its share premium amount or a combination of both, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. In order for us to pay dividends to our shareholders, we may rely on the distribution of profits of the PRC operating entities to the Hong Kong subsidiary. PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations. The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to enterprises outside of mainland China unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the enterprises outside of mainland China are tax resident.

Foreign currency exchange regulation in the PRC is primarily governed by Foreign Exchange Administration Regulations, most recently revised by the State Council on August 5, 2008, Notice on Further Simplifying and Improving Policies of Foreign Exchange Administration on Direct Investment issued by SAFE on February 13, 2015 and most recently amended on December 30, 2019, and the Provisions on the Administration of Settlement, Sale and Payment of Foreign Exchange promulgated by the People’s Bank of China on June 20, 1996. Currently, RMB is convertible for current account items, including the distribution of dividends, interest payments, trade and service related foreign exchange transactions. Renminbi is generally freely convertible for payments of current account items, such as trade and service-related foreign exchange transactions, interest and dividend payments, but not freely convertible for capital account items, such as direct investment, loan or investment in securities outside China, unless prior approval of State Administration of Foreign Exchange, or the SAFE, or its local office has been obtained. Capital investments by foreign enterprises are also subject to the regulations of the National Development and Reform Commission of China (the “NDRC”), the MOFCOM and the SAFE.

Therefore, Sowell and its subsidiaries may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any.

To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong.

To the extent funds are generated in our PRC operating subsidiaries, and may need to be used to fund operations outside of mainland China, such funds may not be available due to limitations placed by the PRC government. Furthermore, to the extent assets (other than cash) in our business are located in mainland China or held by a mainland China entity, the assets may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations on the ability of us and our subsidiaries to transfer assets by the PRC government. Based on our understanding of the Hong Kong laws and regulations, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities. Notwithstanding the foregoing, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Hong Kong subsidiary in the future, and to the extent cash is generated in our Hong Kong subsidiary, and to the extent assets (other than cash) in our business are located in Hong Kong or held by a Hong Kong entity and may need to be used to fund operations outside of Hong Kong, such funds or assets may not be available due to interventions in or the imposition of restrictions and limitations on the ability of us and our subsidiaries to transfer funds or assets by the PRC government. Furthermore, there can be no assurance that the PRC government will not intervene or impose restrictions or limitations on our ability to transfer or distribute cash, which could result in an inability or prohibition on making transfers or distributions to entities outside of mainland China and Hong Kong and adversely affect our business.

We must remit the proceeds of our offshore offerings to our PRC operating subsidiaries before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.

The proceeds of our offshore offerings may be sent back to the PRC, and the process for sending such proceeds back to the PRC may be time-consuming . We may be unable to use these proceeds to grow our business until our PRC subsidiaries receives such proceeds in the PRC. Any transfer of funds by us to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration or filing with relevant governmental authorities in China. Any foreign loans procured by our PRC subsidiaries is required to be registered with China’s SAFE in its local branches and satisfy relevant requirements, and our PRC subsidiaries may not procure loans which exceed the difference between its respective total project investment amount and registered capital or three times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net assets of our PRC subsidiaries. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to Shenzhen Sowell are subject to the registration with State Administration for Market Regulation in its local branches, report submission to the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE.

To remit the proceeds of the offering, we must take the steps legally required under the PRC laws, for example, we will open a special foreign exchange account for capital account transactions, remit the offering proceeds into such special foreign exchange account and apply for settlement of the foreign exchange. The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from our offshore offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity, our ability to fund and expand our business and the value of our Class A Ordinary Shares.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our offshore offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our subsidiaries established in China. We may make loans to our PRC subsidiaries subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our wholly foreign-owned subsidiary, Shenzhen Sowell in China.

Any loans to our wholly foreign-owned subsidiary, Shenzhen Sowell, which are treated as foreign-invested enterprises under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our wholly foreign-owned subsidiary in China to finance their activities must be registered with the local counterpart of SAFE. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from offshore offerings, to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in China. On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. However, since the SAFE Circular 28 is newly promulgated, it is unclear how SAFE and competent banks will carry this out in practice.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our wholly foreign-owned subsidiary in China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from our offshore offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

There are significant legal and other obstacles to obtain information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.

We conduct substantially all of our business operations in China, and a majority of our directors and senior management are based in China, which is an emerging market. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate. While shareholder claims are common in the United States, including class action securities law and fraud claims, shareholders are generally difficult to pursue as a matter of law or practicality in many emerging markets, including China. For example, the SEC holds in China, there are significant legal and other obstacles to obtain information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

Accordingly, as our company is registered in the Cayman Islands, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management.

Other than our independent director, Mr. Yong Ling, all of our directors and officers are nationals or residents of countries other than the United States whose assets are all located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons.

It may also be difficult for you to enforce the U.S. courts judgments obtained in U.S. courts, including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors who are not nationals or residents of the United States, many of whom are not residents in the United States, and whose significant part of assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC, respectively, would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

In addition, it is uncertain whether such Cayman Islands or PRC courts would entertain original actions brought in the courts of the Cayman Islands or the PRC against us or such persons predicated upon the securities laws of the United States or any state.

Specifically, regarding judgment enforcement in the PRC, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocal arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest of the PRC. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We may rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur.

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiary to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, Shenzhen Sowell is required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50 percent of its registered capital. These reserves are not distributable as cash dividends. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to enterprises outside of mainland China unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the enterprises outside of mainland China are incorporated.

With respect to our Hong Kong entity, although currently there are not equivalent or similar restrictions or limitations in Hong Kong on cash transfers in, or out of, our Hong Kong entities (including currency conversion), if certain restrictions or limitations in mainland China were to become applicable to cash transfers in and out of Hong Kong entities (including currency conversion) in the future, the funds in our Hong Kong entities, likewise, may not be available to meet our cash demand.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, we may primarily rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required, in principle, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiary to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the Class A Ordinary Shares. Although currently there are not equivalent or similar restrictions or limitations in Hong Kong on cash transfers in, or out of, our Hong Kong entity (including currency conversion), if certain restrictions or limitations in mainland China were to become applicable to cash transfers in and out of Hong Kong entities (including currency conversion) in the future, the funds in our Hong Kong entities, likewise, may not be available to meet our currency demand.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the M&A Rules and Anti-Monopoly Law established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that State Administration for Market Regulation (the “SAMR”) be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the State. In addition, PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations.

Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

Some of our shareholders that we are aware of are subject to SAFE regulations, and we expect all of these shareholders will have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. We cannot assure you, however, that all of these shareholders may continue to make required filings or updates in a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such shareholders to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

As of the date of this prospectus, all of our PRC resident shareholders have completed foreign exchange registration under the SAFE Circular 37 and other related rules.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our future acquisition strategy and could adversely affect our business and prospects.

Our business may be negatively affected by the potential obligations due to the failure of the PRC subsidiaries to comply with social insurance and housing provident fund related laws and regulations.

Our PRC subsidiaries are required by PRC labor-related laws and regulations to pay various statutory employee benefits, including pensions insurance, medical insurance, work-related injury insurance, unemployment insurance, maternity insurance and housing provident fund, to designated government agencies for the benefit of its employees and associates. In October 2010, SCNPC promulgated the Social Insurance Law of PRC, effective on July 1, 2011 and amended on December 29, 2018. On April 3, 1999, the State Council promulgated the Regulations on the Administration of Housing Provident Fund, which was amended on March 24, 2002 and March 24, 2019. Companies registered and operating in China are required under the Social Insurance Law of PRC and the Regulations on the Administration of Housing Provident Fund to apply for social insurance registration and housing provident fund deposit registration within thirty (30) days of their establishment and to pay for their employees different social insurance including pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance as well as housing provident fund to the extent required by law. Our PRC subsidiaries could be subject to orders by competent labor authorities for rectification if it fails to comply with such social insurance and housing provident fund related laws and regulations, and failure to comply with the orders may further subject to administrative fines. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties.

Our PRC subsidiaries do not make contributions in full for the social insurance fund and housing provident fund for their employees as required under the relevant PRC laws and regulations. As of date of this prospectus, although we have not received any order or notice from the local authorities nor any claims or complaints from current and former employees regarding its non-compliance in this regard, we cannot assure you that it will not be subject to any order to rectify non-compliance in the future, nor can we assure you that there are no, or will not be any, employee complaints regarding social insurance payment or housing provident fund contributions against it, or that it will not receive any claims in respect of social insurance payment or housing provident fund contributions under the PRC laws and regulation. In addition, our PRC subsidiaries may incur additional costs to comply with such laws and regulations by the PRC Government or relevant local authorities. Any such development could materially and adversely affect its business, financial condition and results of operations.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, promulgated by SAFE in 2012, or SAFE Notices No. 7, PRC citizens and non-PRC citizens who reside in China for a continuous period of no less than one year who participate in any stock incentive plan of an overseas publicly listed company offered to the director, supervisor, senior management and other employees of, and any individual who has labor relationship with its domestic affiliated entities are required to register with SAFE through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our directors, executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of no less than one year and who have been granted stock options will be subject to these regulations.

Failure to complete the SAFE registrations for our employee incentive plans after our listing may subject them to fines and legal sanctions, and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

In addition, the State Administration of Taxation, or SAT, has issued certain circulars concerning employee stock options and restricted shares. Under these circulars, our employees working in China who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. Our PRC subsidiaries have obligations to file documents related to employee stock options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options or are granted with restricted shares. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in China. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited.

If we become directly subject to the recent scrutiny involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and or defend the matter, which could harm our business operations, stock price and reputation and could result in a complete loss of your investment in us.

Recently, U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S. listed China-based companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and or SEC enforcement actions that are conducting internal and or external investigations into the allegations. If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and or defend our company. Such investigations or allegations will be costly and time-consuming and distract our management from our business plan and could result in our reputation being harmed and our stock price could decline as a result of such allegations, regardless of the truthfulness of the allegations.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders (including the common shareholders) may be subject to PRC tax on gains realized on the sale or other disposition of the common stock, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the common shareholders) and any gain realized on the transfer of the common stock or Class A Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Class A Ordinary Shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer,” the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are enterprises outside of mainland China, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Class A Ordinary Shares

Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares, as the future sale of a substantial amount of outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

The market price of our Class A Ordinary Shares could decline as a result of sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Ordinary Shares. All of the Class A Ordinary Shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining Class A Ordinary Shares will be “restricted securities” as defined in Rule 144. These Class A Ordinary Shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

A sale or perceived sale of a substantial number of our Class A Ordinary Shares may cause the price of our Class A Ordinary Shares to decline.

We, each of our directors and officers, have agreed or are otherwise contractually restricted for a period of 90 days after closing of this offering, without the prior written consent of the Placement Agent, not to sell, transfer, or otherwise dispose of any Class A Ordinary Shares or similar securities. Class A Ordinary Shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act of 1933, as amended. If our shareholders sell substantial amounts of our Class A Ordinary Shares in the public market, the market price of our Class A Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Class A Ordinary Shares. These sales may also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

If our financial condition deteriorates, we may not meet continued listing standards on the Nasdaq Capital Market.

The Nasdaq Capital Market requires companies to fulfill specific requirements in order for their shares to continue to be listed. If our Class A Ordinary Shares are delisted from the Nasdaq Capital Market at some later date, our shareholders could find it difficult to sell our Class A Ordinary Shares. In addition, if our Class A Ordinary Shares are delisted from the Nasdaq Capital Market at some later date, we may apply to have our Class A Ordinary Shares quoted on the Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. The Bulletin Board and the “pink sheets” are generally considered to be less efficient markets than the Nasdaq Capital Market. In addition, if our Class A Ordinary Shares are delisted at some later date, our Class A Ordinary Shares may be subject to the “penny stock” regulations. These rules impose additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established clients and institutional accredited investors and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in our Class A Ordinary Shares might decline. If our Class A Ordinary Shares are delisted from the Nasdaq Capital Market at some later date or become subject to the penny stock regulations, it is likely that the price of our Class A Ordinary Shares would decline and that our shareholders would find it difficult to sell their shares.

On January 22, 2026, the Company received written notice from Nasdaq notifying the Company that it is not in compliance with the Minimum Bid Price Requirement, as the closing bid price for the Company’s Class A ordinary shares had been below $1.00 per share for the preceding 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance, or until July 21, 2026 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Company’s Class A ordinary shares must be at least $1.00 per share for a minimum of 10 consecutive business days at any time prior to the expiration of Compliance Period. If the Company regains compliance with the Minimum Bid Price Requirement, Nasdaq will provide the Company with written confirmation and will close the matter.

On June 22, 2026, the Company effectuated the First Share Consolidation. The Company expects to receive a written notice from Nasdaq informing the Company that it has regained compliance with the Minimum Bid Price Requirement on or about July 7, 2026. The Company may further determine to effect one or more shareholder consolidations any one time or multiple times, at such consolidated ratio to be no less than 2:1 nor greater than 250:1, as the directors of the Company may determine.

There can be no assurance that our share price will not again fail to satisfy the Minimum Bid Requirement or other Nasdaq continued listing requirements. If we are unable to maintain compliance with the Nasdaq continued listing requirements, Nasdaq could initiate delisting proceedings or delist our Class A Ordinary Shares from trading on its exchange which may have a material adverse effect on us and our shareholders, including reduced liquidity with respect to our Class A Ordinary Shares decrease our ability to issue additional securities or obtain additional financing in the future.

Recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and an act passed by the US Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC, and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC or the PRC Ministry of Finance in the United States and the PRC, respectively. The PCAOB continues to be in discussions with the CSRC, and the PRC Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with PCAOB and audit Chinese companies that trade on U.S. exchanges.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. The joint statement reflects a heightened interest in an issue that has vexed U.S. regulators in recent years. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On June 4, 2020, the U.S. President issued a memorandum ordering the President’s Working Group on Financial Markets, or the PWG, to submit a report to the President within 60 days of the memorandum that includes recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB on Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the U.S.

On August 6, 2020, the PWG released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate, or Non-Cooperating Jurisdictions (“NCJs”), the PWG recommends enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in NCJs may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. There is currently no legal process under which such a co-audit may be performed in China. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective. The measures in the PWG Report are presumably subject to the standard SEC rulemaking process before becoming effective. On August 10, 2020, the SEC announced that SEC Chairman had directed the SEC staff to prepare proposals in response to the PWG Report, and that the SEC was soliciting public comments and information with respect to these proposals. If we fail to meet the new listing standards in the future before the deadline specified thereunder due to factors beyond our control, we could face possible de-listing from the NASDAQ Capital Market, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, our Class A Ordinary Shares trading in the United States.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

Furthermore, the HFCA Act, which requires that the PCAOB be permitted to inspect the issuer’s public accounting firm within three years, may result in the delisting of our Company in the future if the PCAOB is unable to inspect our accounting firm at such future time.

In addition, on June 22, 2021, the U.S. Senate passed the AHFCAA, which would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China, and (2) Hong Kong. The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

On August 26, 2022, a Statement of Protocol was signed by the PCAOB, the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in mainland China and Hong Kong (the “Statement of Protocol”). Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. On December 29, 2022, the CAA was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Our predecessor auditor WWC, P.C. and current auditor, EliteCPA P.C., both independent registered public accounting firms, as auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliances with the applicable professional standards. Each of WWC, P.C., headquartered in San Mateo, California and EliteCPA P.C., headquartered in Piscataway, New Jersey, is subject to regular inspection by the PCAOB on a regular basis.

Our predecessor and current auditor are not identified in the report issued by the PCAOB on December 16, 2021 as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit WWC, P.C. and EliteCPA P.C. to provide audit work papers located in mainland China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities on a national exchange or “over-the-counter” markets may be prohibited under the HFCA Act. In addition, under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, which could be reduced to two consecutive years if the AHFCAA, passed by the U.S. Senate on June 22, 2021, is signed into law, and this ultimately could result in our Class A Ordinary Shares being delisted by the exchange. Furthermore, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

The market price for the Class A Ordinary Shares may be volatile.

The trading prices of the Class A Ordinary Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of internet or other companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings, including internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of the Class A Ordinary Shares, regardless of our actual operating performance. Any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008, early 2009 and the second half of 2011, which may have a material adverse effect on the market price of the Class A Ordinary Shares.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the Class A Ordinary Shares they hold or may not be able to sell their Class A Ordinary Shares at all.

Furthermore, the stock market in general, and the market prices for companies with operations in China in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. The securities of some China-based companies that have listed their securities in the United States have experienced significant volatility since their initial public offerings in recent years, including, in some cases, substantial declines in the trading prices of their securities. The trading performances of these companies’ securities after their offerings may affect the attitudes of investors towards China-based companies listed in the United States in general, which consequently may impact the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other China-based companies may also negatively affect the attitudes of investors towards China-based companies in general, including us, regardless of whether we have engaged in any inappropriate activities.

In addition to the above factors, the price and trading volume of the Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us, our customers or our industry;

●	conditions in the machine vision industry in China;

●	announcements of studies and reports relating to the quality of our products or those of our competitors;

●	investor perceptions about us, our business and in general companies with operations in China;

●	changes in the economic performance or market valuations of other machine vision companies;

●	general economic and securities market conditions;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	the absence of cash dividends on our Class A Ordinary Shares;

●	changes in financial estimates by securities research analysts;

●	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

●	additions to or departures of our senior management;

●	detrimental negative publicity about us, our management or our industry;

●	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares;

●	the development and sustainability of an active trading market for our Class A Ordinary Shares;

●	sales or perceived potential sales of additional Class A Ordinary Shares; and

●	The COVID-19 pandemic, the ensuing economic recessions and deterioration in the credit market in many countries.

Other than the aforementioned potential factors that may affect the price and trading volume of our Class A Ordinary Shares, there are no known factors particular to our offering that may add to this risk.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for the Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our Class A Ordinary Shares, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A Ordinary Shares to decline.

We are a foreign private issuer and, as a result, will not be subject to U.S. proxy rules and will be subject to more lenient and less frequent Exchange Act reporting obligations than a U.S. issuer.

We report under the Exchange Act as a foreign private issuer. Because we qualify as a foreign private issuer under the Exchange Act, we are be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their stock ownership and trading activities and impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing of quarterly reports on Form 10-Q containing unaudited financial and other specified information and current reports on Form 8-K upon the occurrence of specified significant events.

In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are not large accelerated filers or accelerated filers are required to file their annual report on Form 10-K within 90 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, aimed at preventing issuers from making selective disclosures of material information. There is no formal requirement under the Company’s memorandum and articles of association mandating that we hold an annual meeting of our shareholders. However, notwithstanding the foregoing, we intend to hold such meetings on our annual meeting to, among other things, elect our directors. As a result, you may not have the same protections afforded to stockholders of companies that are not foreign private issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

The determination of our status as a foreign private issuer is made annually on the last business day of our most recently completed second fiscal quarter. We would lose our foreign private issuer status if (1) a majority of our outstanding voting securities are directly or indirectly held of record by U.S. residents, and (2) a majority of our shareholders or a majority of our directors or management are U.S. citizens or residents, a majority of our assets are located in the United States, or our business is administered principally in the United States. If we were to lose our foreign private issuer status, the regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher. We may also be required to modify certain of our policies to comply with corporate governance practices associated with U.S. domestic issuers, which would involve additional costs.

As an “emerging growth company” under the Jumpstart Our Business Startups Act, or JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We are an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of our initial public offering;

●	the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

●	the date on which we are deemed a “large accelerated issuer” as defined under the federal securities laws.

For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act for up to five fiscal years after the date of our initial public offering. We cannot predict if investors will find our Class A Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and the market value of our Class A Ordinary Shares may be more volatile. In addition, our costs of operating as a public company may increase when we cease to be an emerging growth company.

We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares.

Based on the market price of our Class A Ordinary Shares and the composition of our income, assets and operations, we do not expect to be treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. However, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you the U.S. Internal Revenue Service will not take a contrary position. Furthermore, this is a factual determination that must be made annually after the close of each taxable year. If we are a PFIC for any taxable year during which a U.S. holder holds our Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder, including increased U.S. federal income tax liability and additional reporting requirements. Our status as a PFIC is a fact-intensive determination made on an annual basis. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with regard to our expectations regarding our PFIC status.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. holders who own our Class A Ordinary Shares if we were determined to be a PFIC, see “United States Federal Income Taxation Considerations — Passive Foreign Investment Company (“PFIC”).”

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the Class A Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A Ordinary Shares as a source for any future dividend income.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

We will incur increased costs as a result of being a public company.

We expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. As a company with less than $1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. We expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Class A Ordinary Shares.

We are subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F . In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, as a public company, our reporting obligations place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis”.

If we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Class A Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from the Nasdaq Capital Market to regulatory investigations and to civil or criminal sanctions.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of our Class A Ordinary Shares of approximately $10 million, based upon an assumed public offering price of $2.62 per Unit, the last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on August 17, 2026 and after deducting estimated placement agent fees and commissions and estimated offering expenses.

We plan to use the net proceeds we receive from this offering for the following purposes:

●	To utilize 40% of the offering proceeds to fund the research and development for new products and relevant market expansion; and

●	To reserve 60% of the offering proceeds for general corporate purposes and working capital.

The precise amounts and percentage of proceeds we would devote to particular categories of activity will depend on prevailing market and business conditions as well as particular opportunities that may arise from time to time. The above expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly from the above depending on numerous factors, including any unforeseen cash needs. Similarly, the priority of our prospective uses of proceeds will depend on business and market conditions. Accordingly, our management will have significant flexibility and broad discretion in applying the net proceeds of the offering. If any unforeseen event occurs or the business conditions change, we may use the proceeds of this offering differently from that described in this prospectus.

In utilizing the proceeds of this offering, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions. For those proceeds of this offering to be used in China, we will need to convert the proceeds from U.S. dollars to RMB by way of capital contributions or loans to our PRC subsidiaries. None of the proceeds of this offering can be loaned or contributed to our PRC subsidiaries without additional government registration or approval. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans or make additional capital contributions to our PRC subsidiaries to fund their capital expenditures or working capital. The relevant registration or approval processes for capital contributions typically take around eight weeks to complete. The registration or approval processes for loans typically take approximately four weeks or longer to complete. While we currently see no material obstacles to completing the registration or approval procedures with respect to future capital contributions and loans to our PRC subsidiaries, we cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. There is, in effect, no statutory limit on the amount of capital contribution that we can make to our PRC subsidiaries. This is because there are no statutory limits on the amount of registered capital for our PRC subsidiaries, and we are allowed to make capital contributions to our PRC subsidiaries by subscribing for its initial registered capital and increased registered capital, provided that our PRC subsidiaries complete the relevant necessary filing and registration procedures in accordance with the applicable laws and regulations. With respect to loans to the PRC subsidiaries by us, (i) if the relevant PRC subsidiary is permitted by the competent governmental authorities to adopt the traditional foreign exchange administration mechanism, or the current foreign debt mechanism, the outstanding amount of the loans shall not exceed the difference between the total investment and the registered capital of the PRC subsidiary; and (ii) if the relevant PRC subsidiary adopts the foreign exchange administration mechanism as provided in the Notice of the People’s Bank of China (“PBOC”) on Full-coverage Macro-prudent Management of Cross-border Financing (the “PBOC Notice No. 9”), the risk-weighted outstanding amount of the loans, which shall be calculated based on the formula provided in the PBOC Notice No. 9, shall not exceed 200% of the net asset of the relevant PRC subsidiary. According to the PBOC Notice No. 9, after a transition period of one year since the promulgation of the PBOC Notice No. 9, the PBOC and SAFE will determine the cross-border financing administration mechanism for the foreign-invested enterprises after evaluating the overall implementation of the PBOC Notice No. 9. As of the date hereof, neither PBOC nor SAFE has promulgated and made public any further rules, regulations, notices or circulars in this regard. It is uncertain which mechanism will be adopted by PBOC and SAFE in the future and what statutory limits will be imposed on us when providing loans to our PRC subsidiaries. Therefore, we will adopt capital contributions or loans to our PRC subsidiaries in consideration of the available statutory limits set out above and other factors such as usage of the fund when using the proceeds to finance our business operations in the PRC.

DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We may rely principally on transfer of funds, dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Risk Factors — Risk Factors Related to Doing Business in China — The transfer of funds, dividends and other distributions between us and our subsidiaries is subject to restriction.” on page 39 of this prospectus; “We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” on page 43 of this prospectus; and “Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.” on page 44 of this prospectus.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. Please see the section entitled “Taxation” beginning on page 142 of this prospectus for information on potential tax consequences of any cash dividends declared.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2026:

●	on an actual basis;

●

on an as adjusted basis to give effect to (i) the issuance of 2,000,000 Class B Ordinary Shares to Lianyue Holding Limited in a private placement that closed on April 9, 2026, at a purchase price of $0.167 per share, for aggregate gross proceeds of approximately $334,000, (ii) the 1-for-16 Share Consolidation that became effective on June 22, 2026, (iii) the issuance of 2,400,000 Class B Ordinary Shares to Lianyue Holding Limited in a private placement on June 30, 2026, for aggregate gross proceeds of approximately $396,000, and (iv) the sale and issuance by us of 3,816,794 Units in this offering at an assumed public offering price of $2.62 per Unit, the last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on August 17, 2026, after deducting estimated placement agent fees and commissions and estimated offering expenses payable by us.

You should read the information in this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus, as well as the information set forth under the headings “Use of Proceeds,” “Prospectus Summary — Summary Consolidated Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	March 31, 2026
	Actual	As adjusted (1)
	(Presented in US$)
Debt
Short-term bank loans	$6,319,223		$6,319,223
Current portion of long-term bank loans	28,994		28,994
Non-current portion of long-term bank loans	681,357		681,357
Shareholders’ equity
Class A Ordinary Shares, par value $0.0016 per share; 28,125,000,000 shares authorized; 3,250,000 shares issued and outstanding, actual; [●] shares issued and outstanding, pro forma; [●] shares issued and outstanding, pro forma as adjusted	5,200		[ ]
Class B Ordinary Shares, par value $0.0016 per share; 3,125,000 shares authorized; 62,500 shares issued and outstanding, actual; [●] shares issued and outstanding, pro forma; [●] shares issued and outstanding, pro forma as adjusted(3)	100		[ ]
Share subscription receivables	(100)		(100)
Additional paid-in capital	11,815,475		[ ]
Statutory reserve	297,656		297,656
Retained earnings	1,299,433		1,299,433
Accumulated other comprehensive income	453,085		453,085
Equity attributable to the shareholders of the Company	13,870,849		[ ]
Non-controlling interests	102,386		102,386
Total shareholders’ equity	13,973,235		[ ]
Total capitalization	$21,002,809	$	[ ]

(1)

As adjusted column gives effect to (i) the issuance of 2,000,000 Class B Ordinary Shares to Lianyue Holding Limited in a private placement on April 9, 2026, for aggregate gross proceeds of approximately $334,000, (ii) the 1-for-16 Share Consolidation that became effective on June 22, 2026, (iii) the issuance of 2,400,000 Class B Ordinary Shares to Lianyue Holding Limited in a private placement on June 30, 2026, for aggregate gross proceeds of approximately $396,000, and (iv) the receipt of the net proceeds from the sale of [●] Units in this offering.

DILUTION

If you invest in the securities being offered in this offering, your interest will be increased to the extent of the difference between the public offering price per share of our Class A Ordinary Shares and our pro forma as-adjusted net tangible book value per Class A Ordinary Share immediately after this offering. Such increase results from the fact that the public offering price per Class A Ordinary Share is substantially lower than the pro forma as-adjusted net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 100 votes per Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The Class B Ordinary Shares are not being converted as part of this offering.

Our net tangible book value as of March 31, 2026, was $4.20 per ordinary share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Class A Ordinary Share (as adjusted for the offering) from the public offering price per Class A Ordinary Share and after deducting the estimated offering expenses payable by us. Our adjusted net tangible book value after giving effect to the April 2026 Private Placement and July 2026 Private Placement was $2.51 per ordinary share.

After giving effect to the issuance and sale of [   ] Class A Ordinary Shares offered in this offering at the assumed public offering price of $[   ] per Unit (as adjusted for the 1-for-16 Share Consolidation, same for below), based on the last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on [__], 2026, and after deducting the placement agent commissions, the non-accountable expense allowance and the estimated offering expenses payable by us and excluding the Class A Ordinary Shares underlying the Warrants, and none of the Warrants in this offering are exercised, our pro forma as-adjusted net tangible book value as of March 31, 2026 would have been approximately $[   ] per ordinary share. This represents an immediate decrease in net tangible book value of $[   ] per ordinary share to the existing shareholders, and an immediate increase in net tangible book value of $[   ] per ordinary share to investors purchasing Class A Ordinary Shares in this offering.

The following table illustrates such dilution:

Per Share Post-Offering(1)
Offering price per Unit
Net tangible book value per ordinary share as of March 31, 2026
Adjusted net tangible book value per ordinary share as of March 31, 2026 after giving effect to the April 2026 Private Placement and July 2026 Private Placement
Decrease in net tangible book value per ordinary share attributable to this offering
Pro forma net tangible book value per ordinary share immediately after this offering
Increase in net tangible book value per ordinary share to new investors participating in this offering

(1)

Assumes net proceeds of $[    ] million from this offering of [   ] Class A Ordinary Shares at an assumed offering price of $[   ] per Unit, based on the last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on [__], 2026, and calculated as follows: gross offering proceeds of $[    ] million, less placement agent commissions of $[   ], the non-accountable expense allowance of $[   ], and offering expenses of approximately $[   ], and none of the Warrants in this offering are exercised.

The number of our ordinary shares to be outstanding after this offering is based on [    ] Class A Ordinary Shares and [    ] Class B Ordinary Shares outstanding as of the date of this prospectus, and excludes any Class A Ordinary Shares underlying the Warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors” and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements.” All amounts in annual financial statements included in the fiscal years ended March 31, 2026, 2025 and 2024 (“Annual Financial Statements”) are derived from our audited consolidated financial statements included elsewhere in this prospectus. These Annual Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP.

Comparison of Results of Operations for the Fiscal Years Ended March 31, 2026 and 2025

The following table summarizes the results of our operations for the years ended March 31, 2026 and 2025, respectively, and provides information regarding the dollar and percentage of revenue during such periods.

	For the Years Ended March 31,
	2026		2025
	Amount	% of Revenues	Amount	% of Revenues
REVENUES	$43,269,569	100%	$36,539,846	100%
COST OF REVENUES	(34,009,809)	(79)%	(26,964,611)	(74)%
GROSS PROFIT	9,259,760	21%	9,575,235	26%
OPERATING EXPENSES
Selling expenses	(1,088,455)	(3)%	(782,523)	(2)%
General and administrative expenses	(7,185,009)	(17)%	(2,250,827)	(6)%
Research and development expenses	(7,811,079)	(18)%	(3,462,715)	(9)%
Total operating expenses	(16,084,543)	(37)%	(6,496,065)	(17)%
OPERATING (LOSS) INCOME	(6,824,783)	(16)%	3,079,170	9%

	For the Years Ended March 31,
	2026		2025
	Amount	% of Revenues	Amount	% of Revenues
OTHER INCOME (EXPENSES), NET
Interest income	471	—	270	—
Interest expense	(130,207)	—	(101,713)	—
Other income	255,929	1%	166,936	—
Other expense	(263,613)	(1)%	(47,325)	—
Disposal gain of a subsidiary	—	—	60,622	—
Total other (expenses) income, net	(137,420)	—	78,790	—
(LOSS) INCOME BEFORE INCOME TAXES	(6,962,203)	(16)%	3,157,960	9%
Benefit from income taxes	1,311,824	3%	24,605	—
NET (LOSS) INCOME	$(5,650,379)	(13)%	$3,182,565	9%

Revenues

The following table presents revenues by revenue categories for the years ended March 31, 2026 and 2025, respectively:

	For the Years Ended March 31,
	2026		2025		Variance
Revenue Category	Amount	% of revenues	Amount	% of revenues	Amount	%
Electronic products	$30,847,929	71%	$21,968,315	60%	$8,879,614	40%
Software	$12,421,640	29%	$14,571,531	40%	$(2,149,891)	(15)%
Total revenues	$43,269,569	100%	$36,539,846	100%	$6,729,723	18%

Our total revenues increased by $6,729,723, or 18%, from $36,539,846 for the year ended March 31, 2025 to $43,269,569 for the year ended March 31, 2026. The increase was primarily attributable to an $8,879,614, or 40%, increase in revenue from sales of electronic products, from $21,968,315 to $30,847,929, partially offset by a $2,149,891, or 15%, decrease in revenue from sales of software, from $14,571,531 to $12,421,640. The increase in sales of electronic products was driven by increased customer demand, expanded market penetration and several large projects gained during the year.

Cost of Revenues

The following table presents cost of revenue by revenue categories for the years ended March 31, 2026 and 2025, respectively:

	For the Years Ended March 31,
	2026		2025		Variance
Revenue Category	Amount	% of cost	Amount	% of cost	Amount	%
Electronic products	$27,229,379	80%	$19,560,393	73%	$7,668,986	39%
Software	$6,780,430	20%	$7,404,218	27%	$(623,788)	(8)%
Total cost	$34,009,809	100%	$26,964,611	100%	$7,045,198	26%

Our cost of revenues primarily includes material costs, direct labor costs and allocated overhead. Cost of revenues increased by $7,045,198, or 26%, from $26,964,611 for the year ended March 31, 2025 to $34,009,809 for the year ended March 31, 2026, primarily due to the increase in costs attributable to electronic products. Cost attributable to electronic products increased by $7,668,986, or 39%, while cost attributable to software decreased by $623,788, or 8%.

As a result of the foregoing, our gross profits were $9,259,760 and $9,575,235 for the years ended March 31, 2026 and 2025, respectively, while our gross margins were 21% and 26%, respectively. Our overall gross margin decreased by five percentage points, primarily due to a shift in revenue mix toward electronic products, which have a lower gross margin than software. Electronic products increased from 60% of total revenues in fiscal 2025 to 71% in fiscal 2026, while software decreased from 40% to 29%. In addition, the gross margin of software decreased from approximately 49% to 45%, partially offset by an increase in the gross margin of electronic products from approximately 11% to 12%.

Operating Expenses

The following table sets forth the breakdown of our operating expenses for the years ended March 31, 2026 and 2025, respectively:

	For the Years Ended March 31,				Change
	2026	%	2025	%	Amount	%
Selling expenses	$1,088,455	7%	$782,523	12%	$305,932	39%
General and administrative expenses	7,185,009	45%	2,250,827	35%	4,934,182	219%
Research and development expenses	7,811,079	48%	3,462,715	53%	4,348,364	126%
Total operating expenses	$16,084,543	100%	$6,496,065	100%	$9,588,478	148%

Selling Expenses

Selling expenses increased by $305,932, or 39%, from $782,523 for the year ended March 31, 2025 to $1,088,455 for the year ended March 31, 2026.

The increase was primarily driven by higher advertising and promotional spending to support business growth, partially offset by a $151,510, or 32%, decrease in salary and welfare expenses.

General and Administrative Expenses

General and administrative expenses increased by $4,934,182, or 219%, from $2,250,827 for the year ended March 31, 2025 to $7,185,009 for the year ended March 31, 2026.

The increase was primarily attributable to newly incurred overseas marketing research and consultancy fees amounted to $2,259,167 for the overseas business expansion, which help us gain some overseas customers and new sales contracts in the subsequent period and the share-based compensation of $1,300,181 of 1,000,000 Class A Ordinary Shares to Lianyue Holding Limited, a company wholly owned by Mr. Yue Zhu, the Company’s Chief Executive Officer and Chairman of the Board and 600,000 Class B Ordinary Shares be issued to Patton Holding Group Limited, a company wholly owned by Mr. Dengyao Jia, a shareholder of the Company, each at par value, to compensate them for their contribution to the Company and also secure the service to our long term development.

Research and Development Expenses

Research and development expenses increased by $4,348,364, or 126%, from $3,462,715 for the year ended March 31, 2025 to $7,811,079 for the year ended March 31, 2026.

The increase was primarily attributable to a $4,017,098, or 141%, increase in third-party research and development service fees.

Other Income (Expense), net

We recorded total other expenses, net, of $137,420 for the year ended March 31, 2026, compared with total other income, net, of $78,790 for the year ended March 31, 2025. The change was primarily due to higher other expenses and interest expense, as well as the absence of the $60,622 disposal gain recognized in the prior year.

Benefit from Income Taxes

We recorded a benefit from income taxes of $1,311,824 for the year ended March 31, 2026, compared with a benefit from income taxes of $24,605 for the year ended March 31, 2025.

Net (Loss) Income

As a result of the factors described above, we recorded a net loss of $5,650,379 for the year ended March 31, 2026, compared with net income of $3,182,565 for the year ended March 31, 2025.

Comparison of Results of Operations for the Fiscal Years Ended March 31, 2025 and 2024

The following table summarizes the results of our operations for the years ended March 31, 2025 and 2024, respectively, and provides information regarding the dollar and percentage of revenue during such periods.

	For the Years Ended March 31,
	2025		2024
	Amount	% of Revenues	Amount	% of Revenues
REVENUES	$36,539,846	100%	$36,598,667	100%
COST OF REVENUES	(26,964,611)	(74)%	(28,636,850)	(78)%
GROSS PROFIT	9,575,235	26%	7,961,817	22%
OPERATING EXPENSES
Selling expenses	(782,523)	(2)%	(322,961)	(1)%
General and administrative expenses	(2,250,827)	(6)%	(2,369,855)	(7)%
Research and development expenses	(3,462,715)	(9)%	(2,286,141)	(6)%
Total operating expenses	(6,496,065)	(17)%	(4,978,957)	(14)%
OPERATING INCOME	3,079,170	9%	2,982,860	8%

	For the Years Ended March 31,
	2025		2024
	Amount	% of Revenues	Amount	% of Revenues
OTHER INCOME (EXPENSES), NET
Interest income	270	—	696	—
Interest expense	(101,713)	—	(57,941)	—
Other income	166,936	—	203,461	1%
Other expense	(47,325)	—	(201,629)	(1)%
Disposal gain of a subsidiary	60,622	—	—	—
Total other income (expenses), net	78,790	—	(55,413)	—
INCOME BEFORE INCOME TAXES	3,157,960	9%	2,927,447	8%
Benefit from (provision for) income taxes	24,605	—	(109,622)	—
NET INCOME	$3,182,565	9%	$2,817,825	8%

Revenues

The following table presents revenues by revenue categories for the years ended March 31, 2025 and 2024, respectively:

	For the Years Ended March 31,
	2025		2024		Variance
Revenue Category	Amount	% of revenues	Amount	% of revenues	Amount	%
Electronic products	$21,968,315	60%	$31,332,376	86%	$(9,364,061)	(30)%
Software	14,571,531	40%	5,266,291	14%	9,305,240	177%
Engineering project	—	—	—	—	—	—
Total revenues	$36,539,846	100%	$36,598,667	100%	$(58,821)	—

Our total revenues remained stable with a slight decrease of $58,821, from $36,598,667 for the year ended March 31, 2024, to $36,539,846 for the year ended March 31, 2025, mainly because the decrease of revenue from sales of electronic products by $9,364,061 or 30% from $31,332,376 for the year ended March 31, 2024, to $21,968,315 for the year ended March 31, 2025 partially offset by the Company’s revenue from sales of software increased by $9,305,240 or 177% from $5,266,291 for the year ended March 31, 2024, to $14,571,531 for the year ended March 31, 2025. The decrease of the sales of electronic products was due to the Company switching the sales focus to the products with higher gross margins and cutting down the electronic products sales with lower gross margins. The increase of the sales of software was due to the Company enhancing its marketing efforts, such as increasing spending in advertising and promotion, which resulted in rapid growth of customers for software during the year ended March 31, 2025. Since the cooperation of the engineering project was suspension, there was no revenue generated for the years ended March 31, 2025 and 2024, respectively.

Cost of Revenues

The following table presents cost of revenue by revenue categories for the years ended March 31, 2025 and 2024, respectively:

	For the Years Ended March 31,
	2025		2024		Variance
Revenue Category	Amount	% of cost	Amount	% of cost	Amount	%
Electronic products	$19,560,393	73%	$27,765,707	97%	$(8,205,314)	(30)%
Software	7,404,218	27%	871,143	3%	6,533,075	750%
Engineering project	—	—	—	—	—	—
Total cost	$26,964,611	100%	$28,636,850	100%	$(1,672,239)	(6)%

Our cost of revenues primarily include (i) labor costs (including salaries, social insurance and benefits) for employees involved in the Company’s operations and product support, and (ii) related costs of materials and equipment. Cost of revenues for the year ended March 31, 2025 was $26,964,611, a decrease of $1,672,239, or 6%, from $28,636,850 for the year ended March 31, 2024. The decrease was mainly due to the decrease in sales of electronic products due to the switch of the sales focus to the products with higher gross margins and cutting down the electronic products sales with lower gross margins during the year ended March 31, 2025 partially offset by the increase in sales of software due to the Company enhancing its marketing efforts which resulted in rapid growth of customers for software.

As a result of the foregoing, we had gross profits of $9,575,235 and $7,961,817 with gross margins of 26% and 22% for the year ended March 31, 2025 and 2024, respectively. The overall gross margin increased by 4%, mainly due to the expansion of sales of software with higher gross margin during the year ended March 31, 2025 compared to 2024.

Operating Expenses

The following table sets forth the breakdown of our operating expenses for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31,				Change
	2025	%	2024	%	Amount	%
Selling expenses	$782,523	12%	$322,961	6%	$459,562	142%
General and administrative expenses	2,250,827	35%	2,369,855	48%	(119,028)	(5)%
Research and development expenses	3,462,715	53%	2,286,141	46%	1,176,574	51%
Total operating expenses	$6,496,065	100%	$4,978,957	100%	$1,517,108	30%

Selling Expenses

Our selling expenses increased by $459,562 or 142% from $322,961 for the year ended March 31, 2024 to $782,523 for the year ended March 31, 2025. The increase was mainly due to increases in salary and welfare.

The increase in salary and welfare of $320,975 or 222% was due to the increasing effort to promote the business in 2025 by hiring additional staff for sales department.

General and Administrative Expenses

Our general and administrative expenses decreased by $119,028 or 5%, from $2,369,855 for the year ended March 31, 2024 to $2,250,827 for the year ended March 31, 2025.

The decrease was primarily due to a decrease of $290,608 or 41% in professional fees for the year ended March 31, 2025 compared to the same period in 2024, which was mainly resulted from the less fee due to the Company’s independent auditor during the year. Provision for doubtful accounts, rental and property management fee increased by $57,511 or 5% and $56,094 or 66% for the year ended March 31, 2025 compared to the same period in 2024, respectively.

Research and Development Expenses

Research and development expenses for the year ended March 31, 2025 was $3,462,715, which increased by $1,176,574 or 51% compared to $2,286,141 for the year ended March 31, 2024.

The increase was primarily attributed to the increasing spending on hiring third parties to provide research and development related services, which increased by $1,229,753 or 76% for the year ended March 31, 2025.

Other Income (Expense), net

Total net other income was $78,790 for the year ended March 31, 2025, compared with total net other expense of $55,413 for the year ended March 31, 2024. The increase was primarily due to the gain on disposal of a subsidiary of $60,622 recognized for the year ended March 31, 2025.

Benefit from (Provision for) Income Taxes

Benefit from income taxes were $24,605 for the year ended March 31, 2025. Provision for income taxes were $109,622 for the years ended March 31, 2024.

Net Income

As a result of the foregoing, we reported a net income of $3,182,565 for the year ended March 31, 2025, compared to a net income of $2,817,825 for the year ended March 31, 2024.

B. Liquidity and capital resources

Cash Flows and Working Capital

As of March 31, 2026, we had cash of $1,885,367 and working capital of $1,786,094, compared with cash of $108,745 and working capital of $4,406,872 as of March 31, 2025.

Substantially all of our operations are conducted in the PRC, and all of our revenues, the vast majority of our expenses and most of our cash balances are denominated in RMB. As of March 31, 2026, the majority of our cash was held in China.

Cash Flows for the Year Ended March 31, 2026, compared to the Year Ended March 31, 2025

The following table summarizes our cash flows for the years ended March 31, 2026 and 2025:

	For the Years Ended March 31
	2026	2025
Net cash used in operating activities	$(8,966,396)	$(1,474,574)
Net cash used in investing activities	(91,953)	(51,660)
Net cash provided by financing activities	10,791,527	1,436,725
Net increase (decrease) in cash and cash equivalents	1,733,178	(89,509)
Effect of foreign currency translation on cash and cash equivalents	$43,444	$(7,933)

Operating Activities

Net cash used in operating activities was $8,966,396 for the year ended March 31, 2026, compared with $1,474,574 for the year ended March 31, 2025. Cash used in operating activities for the year ended March 31, 2026 primarily reflected our net loss of $5,650,379, increases of $5,636,781 in prepayments, deposits and other receivables, $3,522,492 in long-term prepaid research and development service fees, $930,035 in amounts due from a shareholder and $177,887 in amounts due from related parties, and a $2,108,255 decrease in accounts payable. These cash outflows were partially offset by a $4,178,425 decrease in accounts receivable, a $3,728,303 increase in accrued expenses and other payables, and non-cash adjustments of $1,300,181 for share-based compensation and $1,389,992 for expected credit loss allowance. Cash used in operating activities for the year ended March 31, 2025 primarily reflected increases of $7,357,104 in accounts receivable, $1,726,074 in deposits and other receivables and $4,347,391 in prepayments, partially offset by net income of $3,182,565, a $7,050,519 increase in accounts payable and a non-cash expected credit loss allowance of $1,308,589.

Investing Activities

Net cash used in investing activities was $91,953 for the year ended March 31, 2026, consisting of $83,006 used to purchase property and equipment and $8,947 used to purchase intangible assets, compared with net cash used in investing activities of $51,660 for the year ended March 31, 2025, which consisted of $4,917 used to purchase property and equipment, $35,011 used to purchase intangible assets and $11,732 related to the disposal of a subsidiary.

Financing Activities

Net cash provided by financing activities was $10,791,527 for the year ended March 31, 2026, compared with $1,436,725 for the year ended March 31, 2025. Fiscal 2026 financing cash inflows included $6,251,839 of proceeds from short-term bank loans, $689,955 of proceeds from long-term bank loans and $7,028,258 of net proceeds from our initial public offering, partially offset by repayments of $2,154,350 of short-term bank loans, $342,423 of long-term bank loans, $205,812 of other long-term borrowings and $475,940 to shareholders. For the year ended March 31, 2025, we obtained short-term bank loans of $2,100,793, funds from shareholders of $562,247 and capital contribution from shareholders of $690,878, partly offset by repaying $1,755,742 to short-term bank loans.

Cash Flows for the Year Ended March 31, 2025, compared to the Year Ended March 31, 2024

The following table summarizes our cash flows for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31
	2025	2024
Net cash used in operating activities	$(1,474,574)	$(2,075,626)
Net cash used in investing activities	(51,660)	(72,126)
Net cash provided by financing activities	1,436,725	1,616,038
Net decrease in cash and cash equivalents	(89,509)	(531,714)
Effect of foreign currency translation on cash and cash equivalents	$(7,933)	$(14,106)

Operating Activities

Net cash used in operating activities was $1,474,574 for the year ended March 31, 2025, compared with $2,075,626 for the year ended March 31, 2024. Cash used in operating activities for the year ended March 31, 2025 primarily reflected increases of $7,357,104 in accounts receivable, $1,726,074 in deposits and other receivables and $4,347,391 in prepayments, partially offset by net income of $3,182,565, a $7,050,519 increase in accounts payable and a non-cash expected credit loss allowance of $1,308,589. Cash used in operating activities for the year ended March 31, 2024 primarily reflected a $7,082,779 increase in accounts receivable, partially offset by a non-cash expected credit loss allowance of $1,118,634 and increases of $1,757,876 in accounts payable and $2,071,014 in accrued expenses and other payables.

Investing Activities

Net cash used in investing activities was $51,660 for the year ended March 31, 2025, as compared to $72,126 net cash used in investing activities for the year ended March 31, 2024. The net cash used in investing activities for the years ended March 31, 2025 was mainly attributable the purchase of intangible assets and disposal of a subsidiary. The net cash used in investing activities for the year ended March 31, 2024 was mainly attributable the purchase of property and equipment and intangible assets.

Financing Activities

Net cash provided by financing for the year ended March 31, 2025, was $1,436,725, as compared to $1,616,038 net cash provided by financing activities for the year ended March 31, 2024. For the year ended March 31, 2025, we obtained short-term bank loans of $2,100,793, funds from shareholders of $562,247 and capital contribution from shareholders of $690,878, partly offset by repaying $1,755,742 to short-term bank loans. For the year ended March 31, 2024, we obtained short-term bank loans of $1,841,745 and capital contribution from shareholders of $1,970,098, partly offset by repaying $926,771 to shareholders, short-term bank loans of $725,536, and deferred IPO costs of $707,233.

Contractual Obligations

The following table sets forth our contractual obligations as of March 31, 2026.

	Payment due by period
	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Contractual Obligations
Rental expense	$1,074,417	$478,603	$595,814	$—	$—
Short-term bank loans	6,319,223	6,319,223	—	—	—
Long-term bank loans	710,351	28,994	681,357	—	—
Other long-term borrowings	44,686	10,169	34,517	—	—
Total	$8,148,677	$6,836,989	$1,311,688	$—	$—

We believe that our current cash and financing from our existing shareholders are adequate to support operations for at least the next 12 months, not including the $10 million cash required to complete the preliminary assembling and installation of production equipment and machineries of an in-house production and assembly line for our Nine-Axis Linkage Spray Painting Robot, which we expect to be covered with 45% of our proceeds from this Offering (which, if less than $10 million, will be supplemented by potential bank loans or other financial options). See “Business — Manufacturing” for details of our plan for installation of an in-house production and assembly line for our Nine-Axis Linkage Spray Painting Robot. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to expand our business, or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of March 31, 2026.

Concentrations

(a) Customer concentrations

The following table sets forth information regarding each customer that was among the Company’s five largest customers by revenue in any of the years ended March 31, 2026, 2025 and 2024.

	For The Years Ended March 31,
	2026		2025		2024
Customer	Amount	% of Total	Amount	% of Total	Amount	% of Total
Customer A	$1,365,449	3.2%	$7,302,763	20.0%	$3,249,921	8.9%
Customer B	665,466	1.5%	5,122,292	14.0%	5,916,155	16.1%
Customer C	—	—	3,185,760	8.7%	—	—
Customer D	—	—	2,013,648	5.5%	—	—
Customer E	622,791	1.4%	1,570,496	4.3%	—	—
Customer F	—	—	—	—	4,677,343	12.8%
Customer G	—	—	357,598	1.0%	2,879,936	7.9%
Customer H	—	—	—	—	1,679,430	4.6%
Customer I	8,607,382	19.9%	—	—	—	—
Customer J	4,646,826	10.7%	—	—	—	—
Customer K	2,732,224	6.4%	—	—	—	—
Customer L	2,640,673	6.1%	—	—	—	—
Customer M	2,593,542	6.0%	—	—	—	—
Total	$23,874,353	55.2%	$19,552,557	53.5%	$18,402,785	50.3%

The following table sets forth information regarding each customer that was among the Company’s five largest customers by accounts receivable as of March 31, 2026 or March 31, 2025.

	March 31, 2026		March 31, 2025
Customer	Amount	% of Total	Amount	% of Total
Customer C	$—	—%	$3,061,529	16.0%
Customer D	—	—%	1,984,080	10.4%
Customer E	—	—%	1,764,786	9.2%
Customer N	—	—%	1,507,917	7.9%
Customer O	—	—%	1,254,796	6.6%
Customer P	3,140,903	21.0%	—	—
Customer I	2,233,002	14.9%	—	—
Customer K	1,839,158	12.3%	—	—
Customer Q	1,090,967	7.3%	—	—
Customer R	618,881	4.1%	—	—
Total	$8,922,911	59.6%	$9,573,108	50.1%

(b) Supplier concentrations

The following table sets forth information regarding each supplier that was among the Company’s five largest suppliers by purchases in any of the years ended March 31, 2026, 2025 and 2024.

	For The Years Ended March 31,
	2026		2025		2024
Supplier	Amount	% of Total	Amount	% of Total	Amount	% of Total
Supplier A	$1,141,800	3.4%	$3,814,108	14.1%	$4,750,572	16.6%
Supplier B	247,475	0.8%	3,464,892	12.9%	—	—
Supplier C	—	—	2,867,148	10.6%	—	—
Supplier D	—	—	1,820,598	6.8%	—	—
Supplier E	1,956,770	5.9%	1,261,080	4.7%	—	—
Supplier F	—	—	—	—	6,792,896	23.7%
Supplier G	—	—	—	—	2,748,777	9.6%
Supplier H	633,553	1.9%	1,003,452	3.7%	2,570,880	9.0%
Supplier I	—	—	—	—	1,682,340	5.9%
Supplier J	5,218,628	15.7%	—	—	—	—
Supplier K	4,844,401	14.5%	—	—	—	—
Supplier L	3,702,830	11.1%	—	—	—	—
Supplier M	2,167,185	6.5%	—	—	—	—
Supplier N	2,144,381	6.4%	—	—	—	—
Total	$22,057,023	66.2%	$14,231,278	52.8%	$18,545,465	64.8%

Contingencies

From time to time, we may become involved in actions, claims, suits and other proceedings arising in the ordinary course of our business. As of March 31, 2026 and through the issuance date of our consolidated financial statements, there were no pending or threatened claims or litigation against us.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates and assumptions on our own historical data and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates and assumptions on an ongoing basis.

Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable and accurate, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

The critical accounting policies, judgments and estimates that we believe to have the most significant impact on our consolidated financial statements are described below, which should be read in conjunction with our consolidated financial statements and accompanying notes and other disclosures included in this prospectus. When reviewing our financial statements, you should consider:

●	our selection of critical accounting policies;

●	the judgments and other uncertainties affecting the application of such policies;

●	the sensitivity of reported results to changes in conditions and assumptions.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period, or the use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. We consider our critical accounting estimates to include the allowance for expected credit losses for accounts receivable, deposits and other receivables.

Allowance of Expected Credit Losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326) to replace the incurred loss impairment methodology under U.S. GAAP. This ASU introduces a new accounting model, the Current Expected Credit Losses model (“CECL”), which could result in earlier recognition of credit losses and additional disclosures related to credit risk. The CECL model will require us to use a forward-looking expected credit loss impairment methodology for the recognition of credit losses for financial instruments at the time the financial asset is originated or acquired, and require a loss be incurred before it is recognized. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. The new standard will apply to account receivable, contract assets and other financial instruments. This standard is effective for us for its fiscal year beginning after December 15, 2019. Adoption of ASU 2016-13 will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings as of the effective date. We adopted ASU 326 effective April 1, 2021, the first day of our fiscal year. The adoption of ASU 326 did not have a material impact on our financial position, results of operations or cash flows.

Recent Accounting Pronouncements

We consider the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 202307 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. Management considers that the guidance does not have a significant impact on the disclosures set out in these unaudited interim condensed consolidated financial statements.

In December 2023, FASB issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU 2023-09 includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU 2023-09 also requires disclosure of, on an annual basis, the year to date amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or greater than 5% of total income taxes paid (net of refunds received). The amendments in ASU2023-09 are effective for annual periods beginning after December 15, 2024, and should be applied prospectively. Management considers that the guidance does not have a significant impact on the disclosures set out in these unaudited interim condensed consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures (“ASU 2024-03”). This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The Company is currently evaluating the impact of the on its unaudited interim condensed consolidated financial statements and related disclosures.

In January 2025, the FASB issued ASU 2025-01 Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024. ASU 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Management is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments - Credit Losses (Topic 326). ASU No. 2025-05 provides all entities with a practical expedient and entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. The guidance is effective for annual reporting periods beginning after December 15, 2025, including interim periods within those fiscal years with early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its unaudited interim condensed consolidated financial statements and related disclosures.

In September 2025, the FASB issued ASU No. 2025-06, Intangibles—Goodwill and Other - Internal-Use Software (Subtopic 350-40). ASU No. 2025-06 modernizes the accounting for internal-use software to reflect current development practices, clarifies when to begin capitalizing costs, and enhances disclosure requirements. The guidance is effective for annual reporting periods beginning after December 15, 2027, including interim periods within those fiscal years with early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its unaudited interim condensed consolidated financial statements and related disclosures.

We do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Sowell was incorporated in the Cayman Islands on July 26, 2023, with limited liability under the Companies Act. Upon incorporation, the authorized share capital of our company was US$50,000 divided into 500,000,000 shares, par value of US$0.0001 each. Sowell is a holding company with no material operations of its own, and conducts substantially all of its operations through Shenzhen Sowell and its subsidiaries. Shenzhen Sowell was incorporated on April 6, 2007 with Yue Zhu being the sole shareholder of all outstanding equity interest. Among Shenzhen Sowell’s subsidiaries, (i) Suzhou Sowell was incorporated on August 24, 2022 with Shenzhen Sowell being the sole shareholder, (ii) Shenzhen Sowell Digital was incorporated on October 15, 2021 with Shenzhen Sowell holding 80% of all outstanding equity interest, (iii) Shenzhen Aiyin was incorporated on July 5, 2022 with Shenzhen Sowell holding 51% of all outstanding equity interest, (iv) Hezhi Rongtong was incorporated on August 13, 2021 with Shenzhen Sowell holding 51% of all outstanding equity interest, and (v) Quzhou Sowell was incorporated on April 30, 2026 with Shenzhen Sowell holding 51% of all outstanding equity interest. Wuxi Sowell Information Technology Co., Ltd. (“Wuxi Sowell”) was incorporated under the laws of China on November 23, 2021 as a wholly-owned subsidiary of Shenzhen Sowell. Wuxi Sowell had minimal operations since its inception and all of its outstanding equity interest was sold by Shenzhen Sowell to independent third parties on January 20, 2025. Anhui Sowell was incorporated on October 10, 2024, as a wholly owned subsidiary of Shenzhen Sowell. Wuxi Sowell had minimal operations since its inception, and the Company has submitted request to de-register this subsidiary.

On December 23, 2018, Yue Zhu transferred to Bin Huang 30% of outstanding equity interest of Shenzhen Sowell and to Xu Yang 5% outstanding equity interest of Shenzhen Sowell. On October 18, 2022, Bin Huang transferred to Yue Zhu 30% of outstanding equity interest of Shenzhen Sowell. On December 9, 2022, Hainan Lianhe Enterprise Management Group Co., Ltd. subscribed for newly issued equity interest in Shenzhen Sowell, accounting for 30% of outstanding equity interest of Shenzhen Sowell post the transaction. From May to August, 2023, Hainan Lianhe Enterprise Management Group Co., Ltd., Dengyao Jia, Wanlong Xiao, Shenzhen Lianyu Holding LLP (Limited Partnership), and Liqing Yu made further investment into Shenzhen Sowell. Prior to the series restructure actions described below, Yue Zhu, Xu Yang, Hainan Lianhe Enterprise Management Group Co., Ltd., Dengyao Jia, Wanlong Xiao, Shenzhen Lianyu Holding LLP (Limited Partnership), and Liqing Yu each held 36.5%, 5.0%, 30.0%, 19.0%, 4.8%, 3.7%, and 1.0% of outstanding equity interest in Shenzhen Sowell respectively. Since its inception on April 6, 2007, Shenzhen Sowell has been engaged in the business of providing machine vision products and solutions in China.

In order to prepare for its initial public offering, a series of restructuring actions were taken. On July 18, 2023, Chit Chan formed Lianhe Sowell International Holding Group Limited (“Sowell BVI”), under the law of British Virgin Islands. On August 18, 2023, Chit Chan transferred all shares of Sowell BVI to Sowell, upon which Sowell BVI became our wholly-owned subsidiary. Sowell BVI, as our intermediate holding company, then formed its wholly-owned subsidiary, Lianhe Sowell International Group Limited (“Sowell HK”) under the law of Hong Kong, which in turn formed a wholly-owned PRC subsidiary, Lianhe Sowell International Holdings (Hangzhou) Co., Ltd. (“Sowell Hangzhou”), on October 26, 2023. Subsequently, on December 1, 2023, Sowell Hangzhou purchased all outstanding equity interest of Shenzhen Sowell from its then shareholders. On August 6, 2024, Sowell HK formed another wholly-owned PRC subsidiary, Lianhe Sowell International Holdings (Shenzhen) Co., Ltd (“Sowell International”). On August 26, 2024, Sowell International formed a PRC subsidiary, Lianhe Sowell Precision Machine (Shenzhen) Co., Ltd. (“Sowell Precision Shenzhen”) with Sowell International holding 83% of all outstanding equity interest. On December 30, 2024, Sowell Hangzhou formed a PRC subsidiary, Lianhe Sowell Precision Machine (Hangzhou) Co., Ltd. (“Sowell Precision Hangzhou”), which is wholly-owned by Sowell Hangzhou.

As of the date of this prospectus, Sowell BVI, Sowell HK, Sowell Hangzhou, Sowell International, and Sowell Precision Shenzhen, and Sowell Precision Hangzhou do not have any substantive business operations. We treat the PRC operating entities as our consolidated affiliated entities under U.S. GAAP, and have consolidated the financial results of these entities in our consolidated financial statements in accordance with U.S. GAAP.

On April 4, 2025, our Class A Ordinary Shares commenced trading on Nasdaq under the symbol “LHSW.” We raised an aggregate of US$8,000,000 in gross proceeds from our initial public offering, before deducting underwriting commissions and the offering expenses payable by us.

Recent Development

Completion of our Initial Public Offering

On April 2, 2025, the Company entered into an underwriting agreement with R.F. Lafferty & Co., Inc., as the representative of the underwriters named therein , pursuant to which the Company agreed to sell to the underwriters in a firm commitment underwritten IPO an aggregate of 2,000,000 ordinary shares, at a public offering price of $4.00 per share. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 300,000 Ordinary Shares to cover over-allotments, if any.

On April 3, 2025, the Ordinary Shares commenced trading on Nasdaq Capital Market under the symbol “LHSW.”

On April 4, 2025, the Company consummated the IPO of 2,000,000 ordinary shares at a price to the public of $4.00 per share. The aggregate gross proceeds from the IPO amounted to $8,000,000, prior to deducting underwriting discounts, commissions and offering-related expenses. Upon the completion of the IPO, 52,000,000 ordinary shares are issued and outstanding.

On April 4, 2025, pursuant to the Underwriting Agreement, the Company issued 5-year warrants to the Representative to purchase an aggregate of 60,000 Class A Ordinary Shares at $4.8 per share (pre-share consolidation). Such warrant may be exercised beginning on October 4, 2025 (the “IPO Representative Warrants”).

NASDAQ Notification Regarding Minimum Bid Price Deficiency

On January 22, 2026, the Company received a letter from the Nasdaq notifying the Company that it is not in compliance with the Minimum Bid Price Requirement, as the closing bid price for the Company’s Class A Ordinary Shares had been below $1.00 per share for 30 consecutive business days. The letter is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s Class A Ordinary Shares.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has to regain compliance in the Compliance Period, to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Company’s Class A Ordinary Shares must be at least $1.00 per share for a minimum of 10 consecutive business days at any time prior to the expiration of Compliance Period. If the Company regains compliance with the Minimum Bid Price Requirement, Nasdaq will provide the Company with written confirmation and will close the matter.

On June 22, 2026, the Company effectuated the First Share Consolidation. The Company expects to receive a written notice from Nasdaq informing the Company that it has regained compliance with the Minimum Bid Price Requirement on or about July 7, 2026. The Company may further determine to effect one or more shareholder consolidations any one time or multiple times, at such consolidated ratio to be no less than 2:1 nor greater than 250:1, as the directors of the Company may determine.

If the Company does not regain compliance with the Minimum Bid Price Requirement during the Compliance Period, the Company may be eligible for an additional 180 calendar day compliance period, provided that on the 180th day of the Compliance Period it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period (as may be extended), the Company’s Class A Ordinary Shares will be subject to delisting.

The Company is monitoring the closing bid price of its Class A Ordinary Shares and evaluating options to regain compliance with the Minimum Bid Price Requirement, including by including by effecting a reverse stock split, if necessary. However, there can be no assurance that the Company will be able to regain or maintain compliance with the Minimum Bid Price Requirement.

Re-designation and Re-classification of Shares

On November 6, 2025, the Company held an extraordinary general meeting of shareholders, and approved the re-designation and re-classification of shares of the Company, so that the then-remaining authorised but unissued Class A Ordinary Shares of par value of US$0.0001 each in the Company be and are re-designated and re-classified into (i) 398,000,000 Class A ordinary shares on a one for one basis and (ii) 50,000,000 Class B ordinary shares of the Company, par value US$0.0001 per share, with 100 votes per share, on a one for one basis; and such that the authorised share capital of the Company shall become US$50,000 divided into: (a) 450,000,000 Class A Ordinary Shares of a par value of US$0.0001 each; and (b) 50,000,000 Class B ordinary shares of a par value of US$0.0001 each. The shareholders also approved at the meeting to issue 400,000 Class B ordinary shares to Lianyue Holding Limited and 600,000 ordinary Class B ordinary shares to Patton Holding Group Limited at a per share purchase price at par value.

April 2026 Private Placement

On April 7, 2026, the Company entered into the Subscription Agreement with Shenzhen Sowell Technology Development Co., Ltd, a subsidiary of the Company, and Lianyue Holding Limited, a British Virgin Islands company, which is wholly owned by the Company’s Chief Executive Officer and Chairman of the board of directors, Yue Zhu. Pursuant to the Subscription Agreement, the Affiliate agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to the Affiliate, an aggregate of 2,000,000 Class B Ordinary Shares of the Company (pre-share consolidation), par value US$0.0001 per share, for a purchase price of US$0.167 per share, representing the average pre-consolidation closing price, as reported on Nasdaq.com, of the Class A Ordinary Shares of the Company, par value $0.0001 each, for 80% of the five (5) trading days immediately preceding the date on which the Board approved the transaction. The gross proceeds from this offering were $334,000. The 2,000,000 Class B Ordinary Shares were issued in accordance with Regulation S under the Securities Act of 1933, as amended. For additional information regarding this related party transaction, see “RELATED PARTY TRANSACTIONS” section.

The transaction contemplated by the Subscription Agreement was closed on April 9, 2026. The entry into the Subscription Agreement and the consummation of the transaction contemplated thereby have been approved and ratified by the Company’s audit committee of the Board on April 7, 2026.

Immediately following the closing of the transaction contemplated by the Subscription Agreement, Yue Zhu, through Lianyue Holding Limited, beneficially owns 15,035,000 Class A ordinary shares and 2,400,000 Class B ordinary shares, representing approximately 72.45% of the aggregate voting power of the Company’s outstanding ordinary shares.

May 2026 Shareholder Meeting

On May 28, 2026, the Company held an extraordinary general meeting of shareholders where the shareholders approved the First Share Consolidation, possible share consolidations in the future with the ratio to be no less than 2:1 nor greater than 250:1 at an effective time to be determined by the Board, and a share capital increase immediately after the First Share Consolidation with the authorised share capital be increased from US$50,000.00 divided into 28,125,000 Class A Ordinary Shares with a par value of US$0.0016 each and 3,125,000 Class B Ordinary Shares with a par value of US$0.0016 each to US$80,000,000 divided into 45,000,000,000 Class A Ordinary Shares with a par value of US$0.0016 each and 5,000,000,000 Class B Ordinary Shares with a par value of US$0.0016 each.

The First Share Consolidation was effective on June 22, 2026. The Company’s amended and restated articles of association in connection with the First Share Consolidation was adopted on June 18, 2026. As a result of the First Share Consolidation, every 16 shares of the Company’s issued and outstanding Class A and Class B Ordinary Shares were automatically converted into one share of Class A and Class B Ordinary Shares, with $0.0016 par value per share. All share and per share data in this prospectus have been retroactively restated to reflect the First Share Consolidation of the Company as if the First Share Consolidation had occurred at the beginning of the earliest period presented.

July 2026 Private Placement

On June 30, 2026, the Company entered into a share subscription agreement with Shenzhen Sowell Technology Development Co., Ltd, a subsidiary of the Company, and Lianyue Holding Limited, a British Virgin Islands company, which is wholly owned by the Company’s Chief Executive Officer and Chairman of the board of directors, Yue Zhu. Pursuant to the subscription agreement, Mr. Zhu agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to Mr. Zhu, an aggregate of 2,400,000 Class B ordinary shares of the Company, par value US$0.0016 per share, for a purchase price of US$0.165 per share, representing the average closing price, as reported on Nasdaq.com, of the Class A ordinary shares of the Company, par value US$0.0016 each, for 75% of the five (5) trading days immediately preceding the date on which the Board approved the transaction. The gross proceeds from this offering were $396,000. The 2,400,000 Class B ordinary shares were issued in accordance with Regulation S under the Securities Act of 1933, as amended. Prior to this transaction, Mr. Zhu beneficially owned 150,000 Class B ordinary shares, in addition to the 939,688 Class A ordinary shares.

The transaction contemplated by the Subscription Agreement was closed on June 30, 2026. The entry into the agreement and the consummation of the transaction contemplated thereby have been approved and ratified by the Company’s audit committee of the Board on July 1, 2026.

Immediately following the closing of the transaction contemplated by the subscription agreement, Yue Zhu, through Lianyue Holding Limited, beneficially owns 939,688 Class A ordinary shares and 2,550,000 Class B ordinary shares (consisting of 150,000 Class B ordinary shares previously held by Mr. Zhu and the 2,400,000 Class B ordinary shares issued in July 2026), representing approximately 97.69% of the aggregate voting power of the Company’s outstanding ordinary shares.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus:

*	Anhui Sowell is not included in the diagram as the deregistration os this subsidiary has been completed.

INDUSTRY

The information that appears in this Industry Overview contains information and statistics on the industry in which we operate. Certain information and statistics set forth in this section have been extracted from a market research report by Moore Transaction Services Limited (“Moore”, and the report, the “Moore Report”), an independent third party which we commissioned. We believe that the sources of information contained in this section are appropriate sources for such information and have taken reasonable care in reproducing such information.

Overview of China’s Artificial Intelligence Market

Definition of Artificial Intelligence

Artificial Intelligence (“AI”) refers to the intelligence demonstrated by machines, which is distinct from natural intelligence in living organisms. AI is a new technological science that involves the study, development, theory, methods, techniques, and application systems for simulating, extending, and expanding human intelligence. In essence, it involves computer systems that use extensive data to simulate various functions of the human brain, such as reasoning, visual recognition, semantic understanding, learning, planning, and decision-making.

The Universality of Artificial Intelligence

Based on various forms, including software services, cloud services, hardware infrastructure, and encompassing diverse application scenarios such as consumer, manufacturing, internet, finance, digital twins, the utilization of artificial intelligence to drive industrial development has become a prevailing trend. In 2022, the field of artificial intelligence witnessed notable breakthroughs in academia, industry, and research, enhancing the ubiquity and efficiency of technology, particularly in the development of general large models and industry-specific large models. Artificial intelligence technology holds significance in the realms of industrial progress, societal advancement, and its own evolution. The essence of AI development is enhancement of business value, broadened applicability, and improvement of operational efficiency. By achieving these three fundamental aspects, AI technology will continue to play a pivotal role in shaping the future of development.

China’s Artificial Intelligence Market

China’s AI sector encompasses a wide spectrum of components, including AI application software, hardware, and associated services. This comprehensive landscape further includes AI chips, commercial intelligent robots, fundamental AI data services, AI-focused data governance, machine vision, intelligent speech, human-computer interaction, machine learning, knowledge graphs, and natural language processing.

The size of China’s AI industry stood at approximately RMB49.4 billion (approximately $7.2 billion) in 2016. In 2022, the industry had experienced substantial growth, reaching a scale of RMB195.8 billion (approximately $28.5 billion), representing a CAGR of 7.8%.

Currently, a significant number of leading Chinese enterprises are actively strategizing and executing AI initiatives. With small businesses increasingly exploring AI adoption, and the recognition of AI as a foundational element for productivity in the digital economy era, key segments including AI chips, autonomous driving technologies, vehicle-to-vehicle visual solutions, intelligent robotics, advanced manufacturing, and decision intelligence applications, are witnessing robust expansion. It is anticipated that by the year 2025, China’s AI industry will achieve an impressive scale of RMB396.2 billion (approximately $57.7 billion).

Overview of Machine Vision Market

Definition of Machine Vision

Machine vision represents a dynamically advancing branch of artificial intelligence. It entails the utilization of automated systems to replace human vision for measurement and judgment. It entails the automatic capture and analysis of images to acquire the data necessary for controlling or assessing specific components and activities. Machine vision is a comprehensive technology that encompasses disciplines including image processing, mechanical engineering, control systems, electro-optical illumination, optical imaging, sensor technology, analog and digital video technology, as well as computer software and hardware proficiency (including image enhancement and analysis algorithms, and image processing hardware). When compared to human vision, machine vision offers several distinct advantages, such as color recognition, grayscale resolution, spatial resolution, processing speed, sensitivity to varying lighting conditions, adaptability to diverse environments, and precision of observation.

Machine Vision Market (Global and China)

The global machine vision market surged to RMB87.9 billion (approximately $12.8 billion) in 2022, representing a CAGR of 9.4% from 2021 to 2022. The resurgence of traditional industries on a global scale and the rapid expansion of the new energy sector propelled increased production requirements for manufacturers. Consequently, there has been a heightened demand for visual inspection products, particularly in the domains of industrial testing and lithium batteries. The convergence with AI is expected to significantly expand the utility of machine vision technology. The market is expected to achieve a substantial size of RMB127.6 billion (approximately $18.6 billion) by 2025, representing a CAGR of 13.22% from 2022 to 2025.

Source: Moore Report

In China, the dynamic growth of logistics warehousing and the emerging new energy sector have stimulated increased production demands among related companies, resulting in a notable surge in the demand for visual inspection products. China’s machine vision market (excluding automated integration equipment) achieved a remarkable scale of RMB16.9 billion (approximately $2.5 billion) in 2022, delivering year-on-year growth rate of 22.2% as compared to 2021, substantially surpassing the global average CAGR during the same period.

Several factors, including the post-pandemic macroeconomic recovery, the ongoing evolution of manufacturing automation, and supportive government policies, are expected to further propel the expansion of China’s machine vision industry. Specifically, in 2022, the 2D machine vision market reached approximately RMB15.1 billion (approximately $2.2), while the 3D machine vision market reached approximately RMB1.8 billion (approximately $0.3 billion).

It is anticipated that by 2025, China’s machine vision market will attain a substantial size of RMB34.9 billion (approximately $5.1 billion) in 2025, within which the 2D vision market is expected to exceed RMB29.2 billion (approximately $4.3 billion), while the 3D vision market is expected to surpass RMB5.8 billion (approximately $0.8 billion).

Source: Moore Report

Value Chain of the Machine Vision Industry

The value chain of the machine vision industry comprises three segments: upstream, midstream, and downstream. In the upstream segment, various component providers offer critical elements such as light sources, lenses, industrial cameras, image acquisition cards, and machine vision software. In the midstream segment, there is a range of equipment manufacturers and system integrators. The downstream applications of the machine vision industry span diverse sectors, with a primary focus on serving the semiconductor and electronics manufacturing industries. Moreover, it extends its reach to sectors including automotive, printing and packaging, agriculture, medical equipment, and metal processing. The nucleus of machine vision’s value resides predominantly in the upstream section of the industry chain, where hardware processes and software algorithms decisively shape the technological prowess of the product.

Source: Moore Report

Application of Machine Vision in China

In China, key application sectors for machine vision are consumer electronics, semiconductors, and the automotive industry. While precision requirements may vary across these downstream industries in the realm of machine vision, an overarching trend is the growing demand for heightened precision due to the ongoing advancements and evolutions within these major application sectors, including 3C (computer, communication, and consumer) electronics, semiconductors, automotive, and new energy. Notably, there is a robust demand for the seamless integration of machine vision technology with deep learning to align with the evolving needs of downstream applications.

Source: Moore Report

3C Electronics

China’s machine vision market within the 3C electronics industry surged to RMB4.3 billion (approximately $0.6 billion) in 2022, representing a year-on-year growth of 5.23% from 2021. The projected CAGR from 2020 to 2025 is 14.80%, primarily fueled by the substantial growth observed within the 3C electronics product sector. Although electronics industry entered a phase of deceleration starting in 2021, resulting in a noticeable slowdown in the related sector in machine vision market, given its solid foundational presence, the consumer electronics industry is anticipated to remain the largest downstream market for the machine vision industry in the near to medium term.

Source: Moore Report

Semiconductor

The semiconductor industry has emerged as one of the earliest and most extensive application domains for machine vision technology, owing to its exceptional precision and integration demands. The share of machine vision applications within the semiconductor sector witnessed expansion from 2021 to 2022. The machine vision market within the semiconductor industry reached RMB1.7 billion (approximately $0.2 billion) in 2022, reflecting a remarkable year-on-year growth rate of 30.32% from 2021. This surge can be attributed to the strategic expansion initiatives undertaken by major semiconductor companies in China in recent years, directly contributing to the increased utilization of machine vision technology in wafer inspection. The ongoing semiconductor shortage in China spurred a wave of production expansions, with new wafer production lines gradually becoming operational, further bolstering the short-term prospects of the machine vision industry.

The machine vision market size within the semiconductor industry is expected to reach RMB4.3 billion (approximately $0.6 billion) by 2025, representing a CAGR of 36.0% from 2020 to 2025.

Source: Moore Report

Automotive

The automotive sector has long been a leader in the sustained development of machine vision applications. The machine vision market within the automotive industry is projected to reach RMB1.8 billion (approximately $0.3 billion) in 2022, marking a substantial year-on-year increase of 30.8% from 2021. During the same period, national passenger car sales rose by 2.1%, while new energy vehicle sales surged by an impressive 93.4% year-on-year from 2021. The growth rate of machine vision in the automotive sector from 2021 to 2022 was 30.8%, which although commendable, lags behind the remarkable growth witnessed in the new energy vehicle segment in China. This discrepancy can be attributed to the fact that machine vision was predominantly applied in traditional automotive manufacturing. As the demand for machine vision in the new energy vehicle field continues to evolve, it is expected to emerge as a significant growth catalyst for the machine vision industry. The machine vision application within automotive industry is anticipated to approach a market size of nearly RMB4.0 billion (approximately $0.6) by 2025, with an estimated CAGR of 30.0% spanning from 2020 to 2025.

Source: Moore Report

Lithium Battery

New energy is poised to emerge as the most substantial growth market within the machine vision industry in the foreseeable future. The new energy sector in machine vision industry experienced the most rapid sales growth during 2022, boasting an impressive year-on-year growth rate of 53.6% from 2021. This rate far surpasses the industry’s average level.

Source: Moore Report

Industry Competition Analysis

Competitive Landscape

In its initial developmental phases, China’s machine vision market primarily featured foreign brands, with multinational corporations showcasing formidable capabilities and competitiveness. These entities excelled in key domains such as technological innovation, product development, and market expansion. However, in recent years, a shift has occurred. With an increasing number of manufacturing enterprises undergoing upgrades and transformations, coupled with rising labor costs and the broadening scope of applications, machine vision technology has taken on heightened significance for domestic manufacturers in China. Consequently, this has spurred a notable uptick in market demand.

China’s machine vision market is experiencing rapid growth. Several formidable domestic manufacturers are proactively exploring the high-end market segment and have successfully established solid market positions within it. Machine vision is finding applications across diverse sectors, including electronics and information manufacturing, automotive, pharmaceuticals, food and packaging machinery, and printing machinery, among others. Most manufacturers are concentrating their efforts on developing machine vision products tailored to their specific application domains.

As the momentum for import substitution gains pace, domestic manufacturers are becoming increasingly competitive. In 2022, domestic machine vision products accounted for a 60% market share, while international brand machine vision products constituted the remaining 40%. The import substitution in machine vision products has accelerated, and in certain segments of the industry chain, such as lenses, lighting, and cameras, domestic manufacturers have surpassed their foreign counterparts in terms of market share. It is anticipated that by 2023, the market share of domestic brand machine vision products in China will further rise to 63%.

Increase in the Number of Enterprises

There were only 152 newly established machine vision enterprises in China in 2013. However, due to domestic efforts in independent technological research and exploration in areas such as lighting and cameras, the number of new machine vision enterprises surged to its zenith at 891 in 2019. Nevertheless, in 2020, this figure experienced a decline to 637. As machine vision technology continues to mature, and market demand grows, less-established companies are encountering challenges in carving out their niche within this sector. This trend underscores the competitive edge enjoyed by industry-leading enterprises.

Source: Moore Report

Industry Concentration Ratio Overview

When assessing the geographical distribution of China’s machine vision industry, it becomes evident that a substantial portion of machine vision companies in China are concentrated in the Pearl River Delta and Yangtze River Delta regions, with Guangdong and Jiangsu provinces serving as prominent hubs. Guangdong province notably stands out as a focal point, housing publicly listed enterprises like Hikrobot and Shenzhen JT, both headquartered in Shenzhen. Regions such as Beijing and Zhejiang also exhibit a noteworthy concentration of machine vision companies, featuring prominent representatives like Hikvision and Lingyun Photonics. As of the end of 2022, Guangdong province boasts a total of 2,837 machine vision companies, while Jiangsu province hosts 736 such enterprises.

Entry Barriers

High Technical Demands:    The machine vision industry necessitates proficiency across a spectrum of academic disciplines, including computer science, artificial intelligence, image processing, pattern recognition, neurobiology, mechanics, and automation. Given the substantial technical complexity, enterprises in this sector must commit to extensive research and development to master the core technology and production processes required for machine vision equipment.

Brand Influence:    Following years of development, the domestic machine vision market has solidified a relatively stable competitive landscape. Leading machine vision equipment suppliers boast adept and experienced professional R&D teams and have established strong brand positions within their respective domains, resulting in significant brand influence.

Talent Shortage:    Machine vision technology draws from multiple cutting-edge fields, demanding a pool of highly skilled multidisciplinary professionals. Companies must maintain talent reserves and foster talent development capabilities. With the industry’s rapid growth, talent shortages are anticipated to persist.

Rigorous Evaluation:    Downstream customers approach supplier selection with caution, typically requiring comprehensive evaluations of factors such as product quality and stability, R&D capabilities, brand reputation, management systems, production processes, and more. Consequently, becoming an approved supplier within downstream customer procurement systems entails enduring a substantial evaluation period.

Company Scale:    Machine vision demands a specific level of production capacity, operational capability, and resource integration, creating barriers for new entrants to the market. Brand recognition and reputation also play pivotal roles in a company’s competitiveness. A well-established brand presence can significantly enhance a company’s market position and industry standing.

Market Driver Analysis

The Demographic Shift and Ongoing Demand for Automation

The demographic structure in China is changing, and as birth rate drops, there persists a long-term gap in the need for machine replacement. As of the end of 2022, individuals under the age of 60 constituted 80.20% of the population, with the birth rate declining from 13.27% in 2011 to 6.77% in 2022. It is anticipated that by 2030, China’s population under 60 may decrease to 75%. Concurrently, the workforce in manufacturing has dwindled from 40.88 million in 2011 to 38.28 million in 2021, while manufacturing labor cost per person per year has surged from RMB36,665 (approximately $5,351.3) to RMB92,459 (approximately $13,494.5). The aging population and reduced birth rates are expected to perpetuate labor supply constraints and escalating labor costs, compelling manufacturing enterprises to seek greater automation. Machine vision, offering advantages of heightened efficiency, precision, and cost-effectiveness, is poised to witness increased adoption rates as a viable alternative.

Unlocking the Penetration for Industrial Machine Vision in China

The adoption of industrial machine vision applications in China remains notably low, leaving ample room for improvement. The added value of China’s manufacturing industry reached RMB33.5 trillion (approximately $4.9 trillion) in 2022, constituting approximately 30% of the global total. In contrast, as of 2021, China’s machine vision output value accounted for merely 17.18% of this significant global industry. Driven by the ongoing transformation and upgrading of the manufacturing sector, the penetration rate of machine vision is poised for continuous growth. The substantial domestic manufacturing base presents a substantial market expansion opportunity. Furthermore, the escalating growth witnessed in China’s manufacturing AI application market underscores the inherent potential of machine vision. China’s manufacturing AI application market surged from RMB1.2 billion (approximately $0.2 billion) in 2019 to RMB3.7 billion (approximately $0.5 billion) in 2022, with projections indicating that it will exceed RMB10 billion (approximately $1.5 billion) by 2025.

The Intelligent Manufacturing Trend Driving Machine Vision Demand

Substituting human labor with automation stands as a pivotal strategy in enabling the manufacturing industry to achieve automation and intelligence. This shift serves as a driving force for modern manufacturing, enhancing quality, efficiency, cost-effectiveness, and environmental sustainability. With China’s comprehensive push toward intelligent manufacturing, machine vision is expected to permeate every facet of the industry, propelling rapid expansion in the application market. This represents a significant strategic opportunity for the machine vision sector. For the years from 2016 to 2021, domestic machine vision sales volumes displayed a consistent upward trajectory, reaching RMB46.9 billion (approximately $6.8 billion), RMB55.5 billion (approximately $8.1 billion), RMB68.6 billion (approximately $10.0 billion), RMB80.1 billion (approximately $11.7 billion), RMB94.1 billion (approximately $13.7 billion), and RMB13.8 billion (approximately $2.0 billion), respectively. Despite some gradual increase, the size of China’s domestic machine vision industry accounted only 2% to 3% in the investment expenditure by national industrial enterprises, accordingly, it is evident that the penetration rate of domestic machine vision in industrial technical transformations remains relatively modest. It is believed that there exists ample room for future growth and expansion.

BUSINESS

Overview

Sowell is a holding company incorporated in Cayman Islands. As a holding company with no material operation of its own, Sowell conducts its operations through its PRC subsidiary, Shenzhen Sowell and Shenzhen Sowell’s subsidiaries in China. Shenzhen Sowell was founded in 2007, and through our PRC Subsidiaries, we invent and integrate technologies and solutions that address some of the most critical manufacturing and distribution challenges, such as precision and accuracy required in manufacturing of electronic products. We are a provider of machine vision products and solutions in China, and our products improve efficiency and quality for customers in a wide range of businesses across industries. Based on nine foundational technologies, our solutions integrate physical products with software to capture and analyze visual information, allowing for manufacturing automation and improvement of distribution process for customers across China.

Machine vision technology is the foundation of our business. As a transformative subset of artificial intelligence, machine vision technology revolutionizes the way machines perceive and interpret visual information, and is particularly valuable in areas where human vision is inadequate to meet requirements for size, accuracy, or speed. Leveraging advanced algorithms and image processing techniques, machine vision enables computers to comprehend, analyze, and respond to visual data with unparalleled precision. We found application of machine vision technology across diverse industries, ranging from manufacturing, transportation, security, and building management. We offer a variety of machine vision products that have similar technological foundation, production processes, and sales distribution channels, with customized settings to accommodate various needs of our customers in different industries. As of the date of this prospectus, we categorize our machine vision products in four categories based on their application settings: industrial machine vision, artificial intelligence (face recognition and AI behavior analysis), intelligent weak current (building intelligence and intelligent transportation), and electronic customs clearance. In 2022, we also successfully developed Nine-Axis Linkage Spray Painting Robots, which we believe are one of the advanced robotic systems in China’s vehicle repair and maintenance industry. In 2025 and 2026, the Company successfully developed a nano-molecular high-temperature steam car washing machine and a fuel station service robot. The introduction of these two products provides more convenient and time-efficient solutions for automotive aftermarket maintenance and servicing.

Our Competitive Advantages

We possess independent research and development capabilities and strong brand identity, which together have fostered a high-quality customer base that in turn foster innovation powering our products.

Through extensive independent R&D and relentless technological innovation, we continuously enhance technological advancement, performance stability, and quality reliability of our products, while prioritizing substantial investments in brand cultivation. Our machine vision products have been the focal point of our research and development efforts. Over years of dedicated work, we have independently crafted the core software of our machine vision products, achieving noteworthy milestones in software and hardware development, including image processing algorithms and photoelectric imaging systems. Our commitment to innovation has led us to develop a series of products with self-owned intellectual property rights and proprietary brands. Notably, we believe our technological metrics, including detection speed, detection accuracy, and error statistics, position us as a strong competitor in China’s machine vision industry.

Our close customer relationships drive our R&D efforts, and we align our R&D efforts with our customers’ specific requirements. With our deep understanding of our nine foundational technologies, we possess the agility to swiftly conduct research, design, and development tailored to customer needs, delivering practical machine vision solutions. Our integrated services encompass project plan evaluation, project design, equipment manufacturing commissioning, and training to utilize our products. For instance, customers seeking specialized solutions such as identifying small defects in QR codes, printed characters on product packaging, or radium marks on mobile phone cases, turn to us for custom-tailored products and services, addressing unique challenges beyond standard machine vision capabilities.

We leverage experience in machine vision industry, powering our R&D capability that supports our continuous upgrade of existing products and creation of new products.

Our dedicated senior management team possesses over a decade of technology and managerial acumen. Mr. Yue Zhu, our founder and CEO, is an expert in software engineering, and has over 20 years of experience in the technological development in machine vision industry. Mr. Zhu had been focusing on AI neural network and image recognition algorithm since the very early years of his career before founding of Shenzhen Sowell. With his profound experience in the area, Mr. Zhu led our R&D team to develop a wide spectrum of machine vision powered products for diversified settings.

We also maintain close collaborations with esteemed domestic universities, including the University of Science and Technology of China, Beijing University of Posts and Technology, and Shenzhen Higher Education Institute, fostering ongoing technical breakthroughs and product innovation. These experiences and connections position us at the forefront of the market in terms of product research and development. We take pride in our contributions to industry standards: in 2023, we authored the “General Specification for Machine Vision Defect Detection,” a general product standard specification that is applied across China’s machine vision industry. The fact that the industrial standard association commissioned the drafting work to us confirmed our exceptional understanding of technology.

We provide dedicated customer service demonstrating our commitment to our customers’ unique needs.

Customer service is the cornerstone of our success. We offer tailored development support to our customers, addressing their specific requirements. By understanding their unique needs and circumstances, we provide customized development docking documents to enhance alignment. For instance, we extend the option to customers that they could purchase our software development kit (SDK) to adjust setting of our face recognition products themselves based on their specific application settings.

Our commitment to exceptional service encompasses pre-sales, in-sales, and after-sales support. Through our experienced and professional service personnel, we aim to ensure that customers can receive timely, accurate, and reliable assistance. Throughout project implementation, we dispatch skilled technicians to provide on-site technical support. We also offer remote technical guidance: our dedicated customer support team is accessible via text messages, mobile phones, telephones, emails, and more, ensuring prompt and effective issue resolution to cultivate customer satisfaction and loyalty.

Challenges and Opportunities

The resilience of the electronic information manufacturing industry and evolving manufacturing landscape in China drives the growing need for customized machine vision solutions.

In recent years, despite a slowdown in the growth of the electronic information manufacturing industry in China, it remains a robust pillar of the domestic economy, bolstered by strong domestic demand in China. Simultaneously, persistent consumer demand for upgraded consumer electronics products, coupled with rapid market expansion in sub-sectors like smartphones, tablet computers, and smart devices, continues to drive industry growth. Notably, according to forecasts from the Internet Data Center (IDC), global smartphone shipments are projected to reach approximately 1.485 billion units, with a compound annual growth rate of over 1.1% by 2023, indicating a promising market outlook. Machine vision technology is crucial in the manufacturing process in the electronic information manufacturing industry. As the industry evolves with advancing production technology and increasingly stringent quality requirements, we recognize the imperative of heightened technical investments to enhance the precision, inspection efficiency, and other vital parameters of machine vision systems.

In China’s evolving manufacturing landscape, there is also a distinct shift towards a quality-centric approach over quantity. Electronic applications are increasingly characterized by attributes like slimness, compactness, convenience, and intelligence, driving the core components and manufacturing processes towards greater precision. Our customers are increasingly seeking automation, often with very different technical requirements, which underscore the indispensability of customized machine vision product in the realm of smart production. As the manufacturing industry undergoes structural adjustments and upgrades, the demand for machine vision products is poised for sustained growth.

China’s demographic shift posts opportunity for machine vision industry, which is powered by lowered component costs.

As China’s aging population reduces the demographic dividend and labor costs rise, operational costs of production lines continue to climb, driving a growing need for automation equipment in most factories. Currently, a single machine vision inspection system can match the productivity and efficiency of dozens of manual inspection workers in traditional production lines. With the ongoing enhancements in inspection equipment efficiency and accuracy, machine visual inspection is becoming increasingly cost-effective compared to manual methods, further stimulating demand for related equipment.

The manufacture of machine vision equipment encompasses hardware, software, and their seamless integration. In recent years, significant advancements have been achieved in hardware components (such as light source, industrial camera, lens, video capture card), software systems (including integrated software), resulting in a consistent reduction in the overall cost of machine vision equipment. This has led to an expansion of its application domains and functionalities. The fundamental objective of machine vision equipment is to offer cost-effective and highly reliable solutions to end users. Accordingly, the incremental improvement in cost-effectiveness has a favorable impact on increasing the equipment’s adoption across various industries.

China’s favorable industrial policy powers strong support for development of the machine vision industry.

In recent years, China has consistently championed initiatives like “Industry 4.0” and “China’s Intelligent Manufacturing” in alignment with national strategic plans. Key policy documents, including the “Intelligent Manufacturing Development Plan (2016-2020),” “The ‘Thirteenth Five-Year Plan’ National Strategic Emerging Industries Development Plan,” “Strategic Emerging Industry Classification (2018),” and “Industrial Technology Innovation Capability Development Plan (2016-2020),” underscore the importance of intelligent manufacturing and technology integration. Notably, the introduction of the “14th Five-Year” Development Plan for Promoting Intelligent Transformation has ushered in an era of digitized, interconnected agricultural, forestry, animal husbandry, and fishery infrastructure. Furthermore, the “Guiding Opinions on Accelerating Scenario Innovation and High-level Application of Artificial Intelligence” issued in August 2022 has spurred innovative applications of artificial intelligence, particularly in manufacturing, prioritizing areas such as industrial intelligence, robotic manufacturing support, machine vision industrial inspection, and equipment interconnection management. These policy developments underscore China’s commitment to advancing intelligent manufacturing and hold a promising outlook for the extended adoption of machine vision equipment across the manufacturing landscape.

Despite the opportunities, China’s machine vision industry faces challenges in talent acquisition and financial resources to advance technological improvement.

The machine vision industry, marked by technological innovation and rigorous demands in high-tech areas like machine vision algorithms, light source technology, and software development, necessitates a pool of interdisciplinary professionals. However, such high-end interdisciplinary talent remains limited in supply, resulting in elevated employment costs. As manufacturing customers often require customized solutions, the machine vision industry requires high monetary investment in tailored R&D efforts for specific industry needs.

Business Strategy

Strengthen our market position in China’s machine vision industry with increased and tailored R&D efforts.

In the period spanning from 2024 to 2026, our strategic focus involves further establishing our brand within China’s machine vision industry while strengthening our industry leadership. We plan to continue investing in R&D to improve the accuracy, response speed, and overall performance of our existing products, for which we will maintain and expand a preeminent R&D team dedicated to the development of machine vision products tailored to evolving customer demands across various sectors. While our current clientele primarily comprises manufacturers of 3C (computer, communication, and consumer electronics) and hardware manufacturing industries, our vision extends to product applications into agriculture, pharmaceuticals, and food manufacturing. We are committed to agile R&D adjustments to align with high-growth customer segments and industries.

Strengthen our marketing and sales network to serve expanding customer base in China.

We will continue to market products in our core areas, such as industrial machine vision, face recognition, intelligent transportation, and smart cities. In the meantime, we plan to expand our product sales channels and establish a nationwide sales network to cater to evolving customer demands. With wide reach of the marketing and sales network, our marketing team could collect feedbacks from our existing and potential customers and understand their needs, and in return, the Company can better serve the customers with more targeted machine vision solutions. While our current focus lies in southern China, our expansion plan targets customers in the northern and eastern provinces. We currently promote, and plan to continue promoting our brand and products on search engines such as Baidu, which are popular search engines in China and also platforms for us to reach new customers. As part of our marketing effort, we will also explore to build stricter product quality management system, and actively participate in professional seminars to promote our products, such as CCF-GAIR Global Artificial Intelligence and Robotics Summit, Shenzhen International Robot and Intelligent System Expo, Shenzhen Artificial Intelligence Conference, and Shenzhen Robotics Joint Conference. We believe that active and frequent communication with participants across industry will promote reputation our technological-leading products.

Expand leading advantage of our Nine-Axis Linkage Spray Painting Robots.

After our initial public offering, the Company has promoted the application of its precision visual AI painting robots in the automotive maintenance and repair market. The Company has established flagship stores and demonstration centers for such painting robots in Bao’an District and Longgang District of Shenzhen, China. In addition, the Company has developed a network of exclusive distributors in multiple countries, including France, Germany, Korea, South Africa, the United States, West Africa, and Thailand.

The Company will continue to increase its investment in research and development, focusing on new product development and product upgrades, with the goal of building a comprehensive service ecosystem for the automotive repair industry. In 2025 and 2026, the Company successfully developed two products for the automotive aftermarket, including a nano-level high-temperature steam car-washing robot and a gas station service robot.

Overall Architecture of Our Products and Technologies

The diagram below illustrates our nine foundational technologies and the five product applications of the foundational technologies:

Our Products

Our machine vision products are categorized based on their application settings: industrial machine vision, artificial intelligence (face recognition and AI behavior analysis), intelligent weak current (building intelligence and intelligent transportation), and electronic customs clearance.

In addition to machine vision products, we recently successfully developed Nine-Axis Linkage Spray Painting Robots, nano-scale high-temperature steam car-washing robot and gas station service robot.

Industrial Machine Vision

●	Overview

Machine vision is a comprehensive technology that entails utilization of automated systems to supplant human visual perception for measurement and judgment. Machine vision automation has the advantages of high perceptual efficiency, high accuracy, and basic mechanization, which is the core of achieving industrial automation. It involves application of computer technology, image processing, pattern recognition, artificial intelligence, signal processing, optics, machinery and others.

Machine vision technology is widely used in manufacturing of touch screen, flat Panel Display (FPD), semiconductor, Printed Circuit Board (PCB), Surface Mounted Technology (SMT), robot and factory automation, food and beverage, pharmaceutical, consumer electronics, automobile. It can also be applied in laser processing, solar energy, and agricultural scenarios.

●	Products and Applications

Our industrial machine vision products are integration of physical products and software, and are able to detect stains, scratches, spots, color differences, wrinkles, air bubbles, and other defects on the surface of the workpiece. Based on the detection results, our products can identify defects and generate data reports for technical personnel to analyze. Our machine vision products can be used in intensive manufacturing or hazardous working environment, such as manufacturing of 3C (computer, communication and consumer) consumer electronics, QR code, bar code, glass, hardware, and packages. Our industrial machine vision products can generally deliver with high precision range, quick response speed, and high accuracy. We are also capable of designing customized industrial machine vision solutions based on our customers’ specific demand.

Our machine vision products applied in various manufacturing scenarios

Set forth below are samples of industrial machine vision solutions that we provide to our customers in specific manufacturing settings:

QR Code Defect Online Detection System	Our QR code defect online detection system is designed to detect common defects such as broken edges, stains, holes, and impurities on the surface of various code marked products during the production process.

UV Glue Detection System	Our UV glue detection system is designed to detect the quality of UV glue coating on data line circuit boards.

Glue Detection System	By adopting machine vision recognition algorithms, our Glue Detection System can quickly and accurately examine if adhesive glue needed in manufacturing certain products are applied accurately and evenly, thereby improving qualification of the products.

Glue Droplet Detection System	Our Glue Droplet Detection System is capable of achieving real-time detection of common problems such as broken glue, excessive glue, too wide or narrow glue application, position deviation, and issuing defect warnings.

Laser Cutting Detection System	The main function of the Laser Cutting Detection System is to identify incomplete laser cutting of welding wires and provide relay/pulse signals, enabling it to automatically identify defective products.

Solder Joint Detection System	The Solder Join Detection System is used to detect presence, size, position, number, and bubbles of solder joints. By adopting this system, manufacturers could improve the detection speed and quality of product testing, solving the problem of inaccurate and low efficiency in manual testing.

Laser Printing Detection System	The Laser Printing Detection System is mainly used to detect the size, presence, ghosting, color difference, position offset, integrity of characters that are laser printed onto materials.

Mobile Phone Battery Case Defect Detection System	The Mobile Phone Battery Case Defect Detection System uses a combination of charge-coupled device (CCD) and laser to fully inspect the length, width, aperture, height, position and flatness of the structural features of components. It is used to improve quality of mobile phone battery case manufactured.

Nano Car Washing System	The Nano car washing system has a built-in microcomputer control program, so the dry and humidity of the steam can be digitally adjusted to fit into the cleaning and sterilization need of customers. The machine can work continuously with three sets of built-in heating modules.

Artificial Intelligence-Face Recognition and AI Behavior Analysis

Face Recognition

Our dynamic face recognition system uses advanced face detection and recognition algorithms. Running on a high-performance embedded platform with infrared and RGB (red, green, and blue wavelengths) cameras, our dynamic face recognition system uses dynamic cameras to avoid “photo cheating” — we recognize face dynamically and utilize infrared temperature to confirm the object is active. Our face recognition products can detect, recognize, and track individuals based on the recognition results. We do not store face recognition data obtained from our customers.

The chart below lists our major face recognition products and their application settings:

Our face recognition technology is currently applied through computers and servers. In the future, we plan to explore to apply face recognition technology more flexibly on various embedded devices, such as mobile terminals and smart homes, so to expand our customer reach to include not only enterprise users, but also individual and family users. We also plan to upgrade our products in terms of accuracy and recognition speed in more complex environments to provide more intelligent solutions in more complicated application scenarios.

AI Behavior Analysis

AI behavior analysis is a deep learning algorithm that we developed independently based on AI neural networks, which structures the main activity skeleton of a person. By analyzing and calculating data in the background, the movement trajectory of a person can be analyzed based on parameter values set by the system. Our AI behavior analysis system adopts a high-speed embedded ARM architecture AI chip and is equipped with a high-performance AI algorithm that we independently developed to analyze video content in real time. The system is able to analyze pedestrians, vehicles and objects captured in the surveillance video, and promptly warn, upload, and collect evidence for abnormalities. It is mainly used in chemical industry, gas station, construction site, park, school, farmer’s market, elderly care, correctional institutions, hospital, and other environments to ensure practice of safety precautions. As compared to traditional human monitoring which requires excessive manpower and time to observe and identify different behaviors, our AI behavior recognition technology can automatically identify and classify different behaviors, thus saving labor, time costs while protecting privacy.

Our AI behavior analysis system can provide customized behavior warnings for personnel behaviors, such as smoking warnings, warnings for not wearing a helmet, break-in warnings, illegal parking of vehicles. It can function with 24 hours uninterrupted active monitoring, and provides active early warning, reducing operational and non-compliance risks by regulating the operational behavior of on-site personnel.

Our AI Behavior Analysis System monitors if the personnel is correctly wearing uniform in a factory

Intrusion warning prompt by our AI Behavior Analysis System

Fire warning prompt by our AI Behavior Analysis System

Intelligent Weak Current

Our intelligent weak current product offerings consist of products used for building intelligence and intelligent transportation.

Building Intelligence

Building intelligence is also known as the intelligent integrated management system (IBMS), which is a system designed to manage a building in an integrated manner with enhanced data sharing, system interconnection and interoperability, achieving the automatic control and management of the entire intelligent building. The IBMS is an intelligent integration of 15 major management systems, achieving automation in seven aspect, which we summarize below as the “7A Intelligent.”

IBMS is capable of centralizing and unifying the management of various control subsystems within a building. These subsystems include: BAS (Building Automation System), SMS (Comprehensive Security Management System), FAS (Fire Alarm System), PAS (Public Address System), CPS (Parking Management System), SCS (Comprehensive Smart Card System), OAS (Office Automation System), and CNS (Communication and Network System), among others. IBMS can achieve the automation control management of the entire building. IBMS supports real-time operation and backup and is designed to function steadily under inclement weathers.

IBMS mainly functions in shopping centers, office buildings, hotels, conference centers, apartments, schools, parks, with the following functions:

●	Communication and processing of various information of buildings

●	Comprehensive automatic control of mechanical and electrical equipment in buildings

●	Equipment operation status monitor

●	Coordination of the operations of various subsystems

●	Facilitate interaction among subsystems

●	Building energy saving functions

Intelligent Transportation

We have a complete Intelligent Transportation System (ITS) product line and personalized solutions for security checkpoints, electronic police, and interval speed measurement systems. ITS is a comprehensive application aggregating advanced information technology, computer technology, data communication technology, sensor technology, electronic control, and artificial intelligence, which can be utilized in transportation, service control, and vehicle manufacturing. Utilizing our intelligent transportation technology, cameras placed at parking lot, security checkpoint, highway toll station, speeding checkpoint, and electronic traffic police will be able to collect information such as, plate number, color of vehicles, traffic flow, and type of vehicle, in real-time, and may process the image captured using picture processing AI technology, eventually realizing automated control. Our technology can help to strengthen the connection between vehicles, roads and users, forming an integrated transportation system that enhances safety and efficiency.

Listed below are our ITS products and details of their applications:

●	License Plate Recognition System: automatically recognize the license plate number of the vehicle, enabling rapid passage of vehicles, and improving the efficiency of vehicle passage.

●	Highway Toll System: automatically recognize vehicle license plates, calculate tolls, and charge tolls through the electronic toll system. It enables the vehicle to pass the toll booth without stopping and waiting, reducing the possibility of traffic jams and improving the traffic efficiency.

●	Parking Management System: provides drivers with information such as the parking space occupancy status of the parking lot and the internal driving route through various methods such as text message, online query, and terminal display interfacing, and guides the driver to find a parking space in an optimized and convenient way.

●	Speeding Capture System: automatically detects and records the real-time speed of the vehicle, so to monitor illegal speeding. The system adds date, time, location, real-time vehicle speed, overspeed ratio, and other information on the captured photos as evidence, improving the efficiency of traffic management and the accuracy of law enforcement.

Our various ITS products are suitable to be set up in various scenarios, such as the entrance and exit of parks, buildings, schools, scenic spots, expressway toll stations, public security checkpoints, roadside parking space. Our ITS products are equipped with high-definition camera and advanced image processing technology, which can quickly and accurately identify information, and record and deliver necessary data in real-time for traffic related management. With less human involvement, our ITS products help to reduce the cost of manual operation and management, and improve the management efficiency and economy of road traffic.

Electronic Customs Clearance — Container Number Identification System

Our container number identification system automatically captures the identification number on containers entering and leaving the port, and quickly performs automatic identification to reduce the waiting time for containers. The electronic customs clearance system is mainly applied to gates where access control is needed, such as gates in customs, port, and storage space. The container number identification system is a combination of six technological elements: (i) network, (ii) database query, (iii) weighbridge data processing, (iv) vehicle traffic detection, (v) image acquisition, and (vi) computer patter recognition. Consolidating our advantages in machine vision, our container number identification system can be easily integrated into various management systems currently existing in customer clearance settings, delivering high recognition speed and recognition accuracy.

Nine-Axis Linkage Spray Painting Robots

The nine-axis linkage painting automatic robot is a vehicle painting robot composed of a robot body, a computer and corresponding control system. We name the robot “Nine-Axis Linkage Spray Painting Robots” because it is equipped with a 6-axis robot arm to work in the three-dimensional space. The flexible structure of the robot allows a single robot arm to achieve a 360-degree rotation and perform complex trajectory movements. The software accompanied can accurately calculate the painting trajectory according to the vehicle model and parts, and control the painting details such as the amount of paint output and the amount of atomized air. The robot is capable of applying the paint evenly on the vehicle body automatically, saving time and effort.

The Nine-Axis Linkage Painting Automatic Robot in work

The robot is mainly used in automobile 4S (sale, spare part, service and survey) shops and auto repair shops. It replaces manual painting with automatic painting, achieving higher efficiency and lowering workplace hazard. We consider the Nine-Axis Linkage Painting Automatic Robot as our most innovative product that are equipped with the following key features:

●	Image Recognition Algorithm. As one of our core technologies, image recognition algorithm has been applied to our smart parking and smart traffic products since 2007. With multiple upgrades, the algorithm is now able to collect, process, and analyze images, so that we now built the algorithm in the Nine-Axis Linkage Painting Automatic Robot to achieve intelligent painting.

●	Nine-axis collaborative operation and the high-performing 6-axis Robot Arm. Our technology embedded in the robot allows the robot to analyze the environment using machine vision, and direct the 6-axis robot arm to work in the three-dimensional space. The six-axis robot is perceived by market as one of the advanced in market, providing agile and accurate control. Our robot is able to use machine vision to analyze applicable environment, and lead the 6-axis robot arm to work in the three-dimensional space in a way that is more automated, efficient, and accurate than traditional painting robotics.

●	Painting Automation. Our robot can locate area that needs to be painted, detect the shape and size of the mechanical vehicle parts, and adjust painting angle and distance as needed. It can accurately control the amount of paint used and paint vehicles evenly, and can perform steadily through long hours of work.

Our Nine-Axis Linkage Painting Automatic Robot also has the following technical advantages.

●	High speed and high acceleration

●	Continuous spraying without uneven accumulation

●	Continuous 24-hour operation day and night

●	Compact size to fit into settings with limited space

●	High painting precision

●	Easy operation

●	Energy saving

Based on the successful development of our Nine-Axis Linkage Painting Automatic Robot, we plan to broaden our product offering by developing car grinding robots, car welding robots, and other robots applicable in different scenarios.

Nano-scale high-temperature steam car-washing machine:

The nano steam car-washing machine is a high-tech device designed for rapid cleaning while conserving water and electricity and minimizing environmental impact. It uses approximately 3–5 liters of water per wash, representing a water savings of up to 95% compared to conventional car-washing methods. The system also consumes relatively low electricity (approximately 1 kWh per wash).

The machine utilizes water (without foam) at high temperatures of up to 150°C to effectively remove dirt and contaminants from vehicles, while the generated steam provides high-temperature disinfection and helps clean the vehicle’s air-conditioning circulation system.

The nano high-purity, high-temperature process can complete a full car wash in approximately 10 minutes, offering rapid cleaning without damaging the vehicle’s paint, while achieving water savings, energy efficiency, and zero pollution.

Gas station service robot:

An automated fueling robot is an intelligent robotic system designed for motor vehicles to enable unmanned and contactless refueling. It is generally available in two configurations: a fixed-arm model installed at fueling islands and a mobile model equipped with its own robotic platform.

Key features include:

●	Fully automated operation. Users can initiate refueling through a mobile application, an on-board unit (OBU), or one-touch command. Leveraging AI and 3D vision technologies, the robot can identify the vehicle model, fuel-cap location, and opening mechanism, and automatically complete the entire refueling process, including opening the fuel door, removing the fuel nozzle, dispensing fuel, and restoring equipment to its original position, without requiring the driver to leave the vehicle.

●	Explosion-proof and safety-focused design. The system incorporates explosion-proof certifications and safety monitoring functions, including real-time fuel vapor and leakage detection, personnel intrusion monitoring, emergency shutdown capabilities, automatic overfill protection, and other safeguards designed to comply with applicable fueling station safety standards.

●	Intelligent interaction and contactless payment. The robot integrates technologies such as voice interaction, display systems, facial recognition, and digital payment solutions, supporting fueling cards, mobile applications, biometric authentication, automated payment processing, and electronic invoicing.

●	Cloud-edge coordinated management. Through 5G and Internet-of-Things connectivity, multiple robots can be centrally managed and coordinated, enabling optimized dispatching, predictive maintenance, and real-time synchronization of transaction data.

●	Flexible deployment. Fixed-arm models can be integrated into existing fueling islands, while mobile models utilize Simultaneous Localization and Mapping (SLAM) and satellite-navigation technologies for precise positioning, dynamic obstacle avoidance, and flexible deployment across multiple fueling locations.

●	Environmental adaptability. The robots are designed to operate in a wide range of environmental conditions, including extreme temperatures, high-altitude locations, and challenging weather conditions, while supporting continuous 24-hour operation.

Overall, automated fueling robots combine safety, AI-driven visual recognition, fully automated operation, and contactless payment technologies to improve efficiency, reduce labor costs and fuel-spill risks, and support applications in smart fueling stations, logistics parks, and other specialized operating environments.

Our Core Technologies

Image Processing Technology

This technology mainly includes image digitization, image enhancement and restoration, image data coding, image segmentation and image recognition. It can be applied to container number recognition, license plate recognition, AI enhancement, and other settings.

Sound Imaging Technology

This technology includes conventional acoustic imaging, scanning acoustic imaging and acoustic holography. It measures the signal phase difference of the sound waves arriving at each microphone in a certain space, determines the position of the sound source according to the phased array principle, measures the amplitude of the sound source, and displays the distribution of the sound source in the space in the form of an image and generates the cloud image and acoustic image of the spatial sound field distribution, in which the color and brightness of the image represent the intensity. It is mainly used in artificial intelligence, virtual reality technology, and other application settings. For instance, it can be used in the AI behavior analysis early warning system to capture and measure abnormal noises.

Video Analysis and Recognition Technology

This technology can extract useful information from videos through calculation and analysis by computers. It is used in pattern recognition in artificial intelligence. This technology has wide range of applications, including license plate recognition technology, video retrieval technology and video face detection, in which the useful information in the video (such as license plate numbers, text or specific graphics) can be extracted.

Visual Inspection

This technology is a non-contact and non-destructive automatic detection technology. It obtains the surface image of the product through an appropriate light source and image sensor (CCD camera), uses the corresponding image processing algorithm to extract the feature information of the image, and then conducts positioning, identification and grading of surface defects based on the information obtained, and counting, storing and inquiring. This technology can be used to analyze the characteristics of the product or workpiece to identify defects, and the defects’ type, location and size. With the application of this technology, the inspection accuracy is 0.1mm, and the inspection time is as short as 0.5 second. This technology can be used to inspect tiny products of 0.1mm.

An example of scratches our technology detected in a sample.

Electronic Toll Collection (ETC) Technology

This technology, through the dedicated short-range communication between the on-board electronic tag installed on the vehicle windshield and the microwave antenna on the ETC lane of the toll station, uses computer networking technology to carry out background settlement processing with the bank, so that the vehicle can pass the expressway or bridge toll station without stopping and pay the expressway or bridge toll.

Embedded System Development Technology

This technology is an embedded technology based on computer technology, which is composed of embedded processor and embedded software. It can be applied to the development of operating systems on electronic devices in various industries, such as wireless communication, industrial control, Internet application, instrumentation, navigation control, data processing, and agricultural transportation.

Face Recognition Algorithm

With our face recognition algorithm, after the human face is detected and the key feature points of the face are located, the main face area can be extracted, and it can be fed into the back-end recognition algorithm after preprocessing. After completing the extraction of facial features, the recognition algorithm will compare them with the existing face data in the data base to complete the final classification. Our face recognition technology allows a consistent accuracy rate of 99%, 0.5-second dynamic recognition and 1:N comparison (identifying a human face among massive data).

Nine-Axis Linkage Coordination Technology

This technology is based on the machine vision algorithm and it can coordinate with the 6-axis robotic arm to paint the stationary vehicle in three-dimensional space. It is mainly used in the maintenance service of the automobile, and can replace manual painting work in the process of automobile maintenance and repair. This technology has three technical breakthroughs:

●	The image recognition algorithms. The algorithms are related to machine vision, such as vehicle positioning, calibration, scratch detection, and color difference analysis through machine vision.

●	9-axis collaborative operation. Our technology can analyze the scene on the basis of machine vision, and direct the 6-axis robot arm to work in three-dimensional space.

●	Painting automation. Our system has the ability to automatically process the target painting speed, trajectory, area, state, and shape based on machine vision analysis of the scene.

As of the date of this prospectus, we held three patents in connection with the nine-axis linkage painting robot.

Customers

We provide comprehensive technical solutions for our customers in various industries in China and abroad, including technology companies, educational institutions, schools, and manufacturing factories in various industries. Long-term and stable customer resources are crucial for our continuous growth. We currently do not enter into any long-term framework agreements with our customers. With our technologically advanced products and customer service, we have formed long-term cooperative relationships with some of our repeating customers, providing our machine vision technology empowered solutions and face recognition products our customers’ factories in both China and overseas. With a number of our repeat customers, we have been cooperating with them to provide product or services for a long time. Despite the fact that we do not enter into long-term framework agreements with most of our repeat customers, we were reached out by our customers repeatedly given our product quality, competitive price offering, and attentive customer service, which is evidenced by sales revenue generated from repeat customers over the years. We believe our long-term cooperative relationship with our customers enabled us to form substantial understanding of our customers’ business and operational needs, so that we could provide more compatible product solutions catered to their specific needs.

For all customers to whom we provide machine vision solutions, we enter into standard sales agreement for each of specific purchase order. Such standard sales agreement typically provide, among others: (i) Sowell should provide products that are in compliance with national standard or identical to samples provided to Buyer; (ii) Buyer shall place purchase orders, and Sowell shall deliver products in accordance with delivery instructions as specific in the purchase orders; (iii) Sowell shall provide invoice to Buyer within 15 days since ordering, and the payment terms would be specified in purchase orders; (iv) Buyer may dispute regarding quality of products delivered, and upon Buyer’s dispute, Seller shall provide after-sale remedy solution within 5 days; and (iv) both Sowell and Buyer shall keep confidential technological detail of the other party obtained during course of performance. Our long-term cooperative relationship with our customers enabled us to form long-standing understand of our customer’s needs and could provide more compatible product solutions catered to their specific needs.

Our long-term framework agreements with Dongguan Kangzhihui Eletronics Co., Ltd. contains substantially similar provisions as our standard sales agreement typically entered into for each specific purchase order, without special terms such as price-lock or minimum purchase orders, but with a longer term to cover product sales from November 2024 to November 2026. On March 15, 2024, we also entered into a non-exclusive strategic cooperation agreement with Shenzhen Zhongnan High-tech Co., Ltd. for sales of machine vision examination devices applicable to manufacturing of LCD screens. The non-exclusive strategic cooperation agreement provides that (i) Sowell will provide in total 50 sets of devices to Shenzhen Zhongnan High-tech Co., Ltd. at a fixed price; (ii) certain other terms of the sales and purchase, including the delivery addres and payment term, will be subject to specific purchase orders; (iii) the devices should be delivered within 45 days since Sowell receives pre-payment; (iv) Sowell will arrange installation and adjustment after the delivery and buyer may dispute quality of products delivered within 15 days of delivery; (v) Sowell will provide free-of-charge after-sale maintenance service for one year; and (vi) the agreement shall be non-exclusive and parties may work with other parties on sales and purchase of similar devices during the term.

For the year ended March 31, 2026, revenue from two customers, Tuwei Information Technology (Shenzhen) Co., Ltd. and Jiangmen Jinling Group Co., Ltd., accounted for 19.9% and 10.7% of our total revenue, respectively. For the year ended March 31, 2025, revenue from two customers, Shenzhen Zhongnan High-tech Co., Ltd. and Dongguan Kangzhihui Electronics Co., Ltd., accounted for 20.0% and 14.0% of our total revenue, respectively. For the year ended March 31, 2024, revenue from two customers, Dongguan Kangzhihui Electronics Co., Ltd. and Shenzhen Qianfang Hangshi Technology Co., Ltd., accounted for 16.1% and 12.8% of our total revenue, respectively. As of March 31, 2026, accounts receivable from three customers, Shenzhen Shengbida Communication Co., Ltd., Tuwei Information Technology (Shenzhen) Co., Ltd. and Shenzhen Jiangyang Holding Technology Co., Ltd., accounted for 21.0%, 14.9% and 12.3% of our total accounts receivable, respectively. As of March 31, 2025, accounts receivable from two customers, Shanghai Youji Network Technology Co., Ltd. and Beijing Mingchao Wanda Technology Co., Ltd., accounted for 16.0% and 10.4% of our total accounts receivable, respectively

Research and Development

We believe that developing new products and improving our existing products is the fundamental way for us to grow and develop continuously, and it is also an important means for us to retain our existing customers and attract new customers. With the rapid iteration of technology and products, in order to meet customers’ expectations and gain a competitive advantage in the industry, we attach great importance to technology research and development, advocate technological innovation, and insist on driving our development with technology. Our annual investment in research and development accounts for approximately 15% – 20% of our revenue, mainly including costs of labor, design, sample manufacturing and materials.

Our research and development team consists of ten personnel, among which, one holds post-doctoral degree, personnel with master’s degree or with overseas education background, including senior technical talents with more than 20 years of experience in artificial intelligence and new energy technology, leading talents with nearly 20 years of experience in image recognition and algorithm processing, and reserve talents with more than 10 years of experience in automation systems, computer software and the Internet industry.

We also engage third parties in R&D of certain products or functionality, based on our specific need, or vice versa. We have established a machine vision technology joint laboratory with Shenzhen Vocational and Technical College. We also signed long-term strategic agreements Hefei Hagong Robotic Co., Ltd, an affiliate of Harbin Institute of Technology, to cooperate in development of painting robots. We entered into framework agreement for strategic collaboration with South China Hospital affiliated to Shenzhen University (“SCH Shenzhen”), a key comprehensive public hospital in Shenzhen, to develop machine vision product applicable in the medical field. SCH Shenzhen will provide product design suggestions and necessary data to support Shenzhen Sowell’s product development. Once the products are completed, SCH Shenzhen will be the first to evaluate and test the products in specific hospital application settings. Shenzhen Sowell and SCH Shenzhen will share ownership of any intellectual property developed from the collaboration, and without the prior consent of the other party, neither party can grant any license or assign any intellectual property right to any third parties.

We strive for continuous innovation, grasp and analyze market dynamics, and constantly introduce new technologies and products to meet market demand. We have developed a technology research and development management process and a feasibility evaluation system. All research and development projects must go through preliminary market research, analysis and profitability analysis, and go through strict audit procedures before they can be established.

Manufacturing

We do not manufacture our machine vision products in-house. We focus our operation on R&D of our products, and outsource manufacturing to external manufacturers. We purchase most of the raw materials and component parts from third-party suppliers, who are required to comply with our quality standards specified in our agreements, and then deliver to third-party manufacturers to assemble. Once the production is completed, we examine the finished products for compliance with our quality standard. The manufacturers then send completed products, via their own logistic systems, to our customers. Once the products are delivered to the customers, we would install and perform necessary adjustment and testing on the products, to ensure that the products could perform the required function as requested by our customers.

Suppliers

The following are the major raw materials and component parts that we purchase for each segment of our business.

●	Industrial Machine Vision: controller, CCD, lens, CCD connection line, illuminant, lighting amplifier, lighting connection line, IO connection line.

●	Face Recognition: casing, motherboard, display screen, camera, fill light and infrared light.

●	AI Behavior Recognition: capture camera, edge computing box, computer.

●	Weak Current Intelligence: license plate recognition capture camera, LED guide display, electronic platform scale, release controller, electronic license plate recognition, switch, IC card equipment, box number recognition equipment, barrier gate, database server.

●	Nine-Axis Linkage Spray Painting Robots: aluminum alloy, magnesium alloy, carbon fiber composite material, axis support square tube, communication cable, wire and cable and conveyor belt, truss steel plate, CCD industrial camera, spray gun and nozzle, spray frame, controller, industrial personal computer.

We maintain good relationships with our suppliers with proven track records. We entered into a strategic agreement with Hefei Harbin Robotics Co., Ltd. (“Harbin Robotics”), pursuant to which we provide support in application scenario recognition and development technology, providing data and environment support, and Harbin Robotics provides raw materials and electronic components for manufacturing of the painting robots. Both Shenzhen Sowell and Harbin Robotics will retain their intellectual property ownership, and the parties will enter into sales agreement or purchase order for specific purchases.

We mainly source our machine vision equipment from suppliers that we believe to have strict quality control systems, and their products have the advantages of high precision, flexibility, and reliability, and can provide high-quality customer service and technical support, ensuring the product quality for our machine vision equipment.

For the year ended March 31, 2026, purchases from three suppliers, Fujian Qilu Internet of Things Technology Co., Ltd., Shenzhen Shilian Digital Technology Co., Ltd. and Jiangsu Bentuo New Energy Technology Co., Ltd., accounted for 15.7%, 14.5% and 11.1% of our total purchases, respectively. For the year ended March 31, 2025, purchases from three suppliers, Shenzhen Jinweifeng Supply Chain Management Co., Ltd., Shenzhen Quanmindianyou Technology Co., Ltd. and Changzhou Weiyi Intelligent Manufacturing Technology Co., Ltd., accounted for 14.1%, 12.9% and 10.6% of our total purchases, respectively. For the year ended March 31, 2024, purchases from two suppliers, Shenzhen Lanjian Technology Co., Ltd. and Shenzhen Jinweifeng Supply Chain Management Co., Ltd., accounted for 23.7% and 16.6% of our total purchases, respectively.

Sales and Marketing

Our sales team has profound experience and professional knowledge with deep understanding of market trends, and can provide customers with professional advice and solutions. We currently, and plan to continue promoting our brand and products on popular search engines such as Baidu, which we consider as efficient ways to promote our products in the market and to reach new customers. In addition to our mass advertising efforts on search engines, based on the wide range of applications of our products and customers from various industries, we have adopted, or will adopt a comprehensive set of marketing business models, including:

●	Leasing Cooperation Revenue Sharing. We will adopt this mode for sales of the Nine-Axis Linkage Spray Painting Robots. Under this mode, we plan to lease the Nine-Axis Linkage Spray Painting Robots to 4S shops, and collect 70% – 80% of the costs saved by the 4S shops in employment and paint from the 4S shops as rental payment. The leasing cooperation revenue sharing mode is strategically designed as an attractive mode to attract 4S shop customers.

●	Direct Supply. We adopt direct supply mode for face recognition and AI behavior analysis products. Under this mode, we can maintain direct communication with customers and better understand customer needs, so to improve our products and upgrade our software to better meet the needs of the market.

●	Relationship Marketing Mode. We are a supplier for Foxconn’s affiliates in China and the factories purchase face recognition and AI behavior analysis products from us. Our past experience with Foxconn’s affiliates allows us to expand our business to accommodate various product lines of the same customer, so we can design customized solutions quickly to meet our customers’ changing manufacturing need. For example, we designed the QR Code Defect Detection System for Foxconn factories based on their request, and the system has been used in Foxconn factories’ production line.

●	Bidding. For electronic customs clearance products and intelligent transportation projects, we mainly participate in the bidding process of government purchases to secure purchase contracts with governmental authorities. The bidding process is usually competitive, and we compete with other participants on quality of products and pricing.

●	Alliance. We also partner with design institutes and equipment suppliers in the target industry. For example, for our industrial machine vision products, we cooperate with Shenzhen Vocational and Technical College, a vocational school which regularly communicate with manufacturing industry, to promote our products to companies in the manufacturing industry. We have established a machine vision technology joint laboratory with Shenzhen Vocational and Technical College.

●	Others. We gain new customers by referrals of our existing customers. We also actively market our products and comprehensive solution offering online to appeal to wider customer base.

Our ability to provide strong technical support and reliable after-sales services are crucial to our success. We provide the following supports to our customers:

●	Installation. We typically provide installation services to ensure the normal operation of the system.

●	Technical Support. At customers’ requests, we can send professional personnel to provide technical support on-site. We also provide technical support by phone call, email, remote desktop, and other application settings, to help customers solve problems encountered when using our products.

●	Software Update. We provide free upgrades of our product software.

●	After-Sales Customer Service. We repair and replace malfunctioning products within the warranty period. Whenever a customer encounters a problem, we generally respond within 24 hours and provide a solution as fast as possible.

Competition

China’s machine vision industry was dominated by foreign brands for a long time. In recent years, with the upgrading and transformation of manufacturing enterprises, the increasing labor costs, and the gradual expansion of application fields of machine vision products, machine vision equipment is becoming increasingly important to China’s manufacturing industry. The machine vision market is highly competitive. According to CHYXX (chyxx.com), a professional market research website in China which publish industry reports in various fields, there are over 200 international and domestic machine vision providers and over 300 distributors in the China market, among which, 70 of the machine vision providers are capable of providing professional-level and systematic solutions. Our domestic competitors usually focus on providing the hardware, while international competitors are mostly capable of providing both software and hardware. Currently, the mid to high end market is mostly controlled by international brands that have longer history, while domestic brands like us are usually more localized to be able to understand demand of domestic customers. With our 15 years of experience in machine vision technology, we are able to promptly respond to localized needs of our domestic customers with customized solutions at low cost.

We believe we compete with different competitors in our product offerings in the four machine vision application areas. For industrial machine vision, we principally compete with domestic brands such as JT Automation Equipment Co., an SMT (surface-mount technology) machine manufacturer renowned for its SMT systems total solutions, and Suzhou TZTEK Technology Co., Ltd., a manufacturer of vision equipment. For face recognition, we compete with companies such as SenseTime Group Inc., an AI software company in China, Hanwang Technology Co., Ltd, a company focused on development of recognition technology, and Wisesoft Co., Ltd., an AI face recognition technology developer. In weak current intelligence, we compete with Beijing Qianfang Technology Co., Ltd., an intelligent transportation solution provider, and PCI Technology Group Co., Ltd., an intelligent city and transportation solution provider. For AI behavior analysis, we principally compete with famous brands such as Huawei, and Inspur Electronic Information Industry Co., Ltd., a cloud computing infrastructure platform.

Intellectual Property

We establish and protect our intellectual property rights through patent, copyright, trademark and trade secret laws, as well as non-competition, confidentiality and other contractual clauses, to establish and protect our intellectual property rights.

As of the date of this prospectus, we owned 18 invention patents, 22 utility model patents, seven appearance design patents, 56 software copyrights, and ten trademarks.

The following lists our core patents:

No.	Name	Type	Valid Until	Status	Territory	Title Holder
1.	A System for Distributed Intelligent Charging Terminal	Invention	2040	Granted	China	Shenzhen Sowell
2.	A Campus Intelligent Access Control Device with Temperature Detection Alarm	Invention	2042	Granted	China	Shenzhen Sowell
3.	A Vehicle Automatic Spray Method and Apparatus	Invention	2041	Granted	China	Shenzhen Sowell
4.	Fresh tea identification method and related devices based on tea-picking drones	Invention	2043	Granted	China	Shenzhen Sowell
5.	A battery component for an intelligent robot	Invention	2044	Granted	China	Shenzhen Sowell
6.	A non-destructive precision measurement method for angles of mechanical parts based on workshop manufacturing	Invention	2041	Granted	China	Shenzhen Sowell
7.	A video surveillance method and video surveillance device based on machine vision	Invention	2044	Granted	China	Shenzhen Sowell

No.	Name	Type	Valid Until	Status	Territory	Title Holder
8.	An LED plate laser detection device	Invention	2044	Granted	China	Shenzhen Sowell
9.	A heat dissipation device applied to industrial controllers	Invention	2044	Granted	China	Shenzhen Sowell
10.	A feed manipulator device used in the painting room	Invention	2044	Granted	China	Shenzhen Sowell
11.	A vehicle spraying system and method based on 3D vision and automatic trajectory planning	Invention	2044	Granted	China	Shenzhen Sowell
12	An automated paint spraying and drying room	Invention	2044	Granted	China	Shenzhen Sowell
13	A defect product removal device based on machine vision	Invention	2044	Granted	China	Shenzhen Sowell
14	A Terminal and Method for AI-Based Rapid-Exchange Visual Guidance Robots	Invention	2044	Granted	China	Shenzhen Sowell
15	Real-time Monitoring System and Method for Material Movement Status	Invention	2044	Granted	China	Shenzhen Sowell
16	Curved Trajectory Painting Method and System Based on Machine Vision	Invention	2044	Granted	China	Shenzhen Sowell
17	A method for object localization and attitude recognition based on 3D vision	Invention	2045	Granted	China	Shenzhen Sowell
18	Method for identifying quality defects of feature points in multi-objective hierarchical image processing	Invention	2045	Granted	China	Shenzhen Sowell
19	Mobile phone middle frame appearance defect detection equipment	Appearance design	2039	Granted	China	Shenzhen Sowell
20	Automatic Control Cabinet	Appearance design	2040	Granted	China	Shenzhen Sowell
21	Solar Photovoltaic Panels	Appearance design	2040	Granted	China	Shenzhen Sowell
22	Rubber band tying machine	Appearance design	2040	Granted	China	Shenzhen Sowell
23	Nozzle (2.0)	Appearance design	2040	Granted	China	Shenzhen Sowell
24	A Precision Measurement Device for Machine Vision on Conveyor Belt Workpieces	Utility model	2030	Granted	China	Shenzhen Sowell
25	An Infrared Technology-based Targeting and Tracking Device for Airborne Moving Objects	Utility model	2030	Granted	China	Shenzhen Sowell
26	A container-number identification device	Utility model	2030	Granted	China	Shenzhen Sowell
27	A smart home-school push device suitable for campus facial recognition	Utility model	2030	Granted	China	Shenzhen Sowell
28	An Apparatus for Appearance Inspection of Conveyor Belt Products using Machine Vision	Utility model	2030	Granted	China	Shenzhen Sowell
29	An Experiment Device for Impacting Distant Target Objects using Electromagnetic Forces	Utility model	2030	Granted	China	Shenzhen Sowell
30	A Nine-Axis Coordinated Spray Device for Vehicle Painting	Utility model	2031	Granted	China	Shenzhen Sowell
31	A Convenient Spray Device	Utility model	2033	Granted	China	Shenzhen Sowell

The following lists our core software copyrights:

No.	Name	Status	Territory	Title Holder	Date of First Publication
1.	Intelligent Detection and Recording System Software V1.0 for Highway Vehicles	Granted	China	Shenzhen Sowell	June 1, 2013
2.	Intelligent Traffic Integrated Management Platform Software V1.0 for Cities	Granted	China	Shenzhen Sowell	March 1, 2013
3.	SOWELL Intelligent Building Management System V1.0	Granted	China	Shenzhen Sowell	October 8, 2016
4.	SOWELL Internet-based License Plate Recognition Submission System V12.06	Granted	China	Shenzhen Sowell	September 24, 2017
5.	SOWELL Container Number Automatic Recognition Software (referred to as Container Number Recognition Software) V1.0	Granted	China	Shenzhen Sowell	April 15, 2018
6.	Regional Parking Guidance System Software V1.0	Granted	China	Shenzhen Sowell	May 22, 2020
7.	Machine Vision Precision Measurement Algorithm Software V1.0	Granted	China	Shenzhen Sowell	October 2, 2020
8.	Container Number Recognition Terminal Software V1.0	Granted	China	Shenzhen Sowell	August 18, 2019
9.	Algorithm Software for Performance Testing of Stereoscopic Vision Imaging Devices V1.0	Granted	China	Shenzhen Sowell	June 14, 2020
10.	Hydrogen Gas Filling Station Electrical Control System Software V1.0	Granted	China	Shenzhen Sowell	July 21, 2020
11.	Machine Vision Precision Measurement System Software V1.0 for Workpieces	Granted	China	Shenzhen Sowell	August 24, 2020
12.	Recognition System Software V1.0 with Adjustable Function and Strong Vein Recognition Capability	Granted	China	Shenzhen Sowell	May 28, 2020
13.	Machine vision appearance inspection control system software V1.0	Granted	China	Shenzhen Sowell	September 29, 2020
14.	Tea Planting Process Tracking and Display System V1.0	Granted	China	Shenzhen Sowell	May 13, 2023
15.	Small Molecule Nano Car Wash Machine IoT Control Software V1.0	Granted	China	Shenzhen Sowell	June 6, 2023
16.	Small Molecule Nano Car Wash Machine IoT Payment Splitting System Software V1.0	Granted	China	Shenzhen Sowell	June 16, 2023

The following lists our core trademarks and copyrights:

No.	Name/Image	Type	Category	Valid Until	Status	Territory	Title Holder
1.	索威尔	Copyright	Artwork	N/A	Granted	China	Shenzhen Sowell

2.		Trademark	Category 7 regulators (machine components), machine linkages, machine guide rails	2031	Granted	China	Shenzhen Sowell

3.		Trademark	Category 9 facial recognition equipment	2031	Granted	China	Shenzhen Sowell

4.		Trademark	Category 16 magazines (journals)	2031	Granted	China	Shenzhen Sowell
5		Trademark	Category9	2036	Granted	China	Shenzhen Sowell
6		Trademark	Category9	2034	Granted	China	Shenzhen Sowell
7		Trademark	Category7	2036	Granted	China	Shenzhen Sowell
8		Trademark	Category9	2036	Granted	China	Shenzhen Sowell
9		Trademark	Category10	2036	Granted	China	Shenzhen Sowell
10		Trademark	Category11	2036	Granted	China	Shenzhen Sowell
11		Trademark	Category35	2035	Granted	China	Shenzhen Sowell
12		Trademark	Category9	2034	Granted	China	Shenzhen Sowell
13		Trademark	Category35	2034	Granted	China	Shenzhen Sowell
14		Trademark	Category9	2034	Granted	China	Shenzhen Sowell
15		Trademark	Category35	2034	Granted	China	Shenzhen Sowell
16		Trademark	Category9	2036	Granted	China	Shenzhen Sowell

Employees

As the date of this prospectus, we had 55 full-time employees. The following table sets forth the number of our full-time employees by function as of date of this prospectus:

Function/Department	Number of Employees
Management	5
Research and Development	17
Sales and Marketing	13
Project Technology	6
General	5
Strategy	5
Finance	4
Total	55

Our success depends on our ability to attract, retain and motivate qualified employees. As part of our human resource strategy, we offer employees a dynamic work environment, competitive salaries, performance-based cash bonuses and other incentives. As a result, we have generally been able to attract and retain qualified personnel and maintain a stable core management team.

We primarily recruit our employees through on-campus job fairs, recruitment agencies and online channels, including our corporate website and third-party employment websites. We provide regular training and reviews to our employees to enhance their performance.

All of our employees are based in China. We enter into standard employment, confidentiality and non-compete agreements with our employees. As required by PRC laws and regulations, we participate in housing provident fund and various employee social security plans that are organized by applicable local municipal and provincial governments, including housing, pension, medical, work-related injury and unemployment benefit plans.

None of our employees are currently represented by labor unions. We believe that we maintain good working relationship with our employees and we have not experienced any material labor disputes.

Facility

Our principal executive offices are located in 15th Floor, Sannuo Smart Building, No. 3388 Binhai Ave, Binhai Community, Nanshan District, Shenzhen, China. We lease our office of approximately 1,842 square meters (approximately 19,829 square feet) under a lease which will expire on August 31, 2027.

Insurance

In line with general market practice, we do not maintain any business interruption insurance or product liability insurance, which are not mandatory under PRC laws. We do not maintain key man life insurance, insurance policies covering damages to our network infrastructures or information technology systems or any insurance policies for our properties (other than the compulsory traffic accident liability insurance for motor vehicles and commercial vehicle insurance for our vehicle).

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not currently a party to any legal proceedings that in the opinion of the management, if determined adversely to us, would have a material adverse effect on our business, financial condition, operating results or cash flows. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

REGULATIONS

We operate our business in the PRC under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the State Administration of Foreign Exchange, or SAFE, the Ministry of Commerce, or MOFCOM, the National Development and Reform Commission, or NDRC, the State Administration for Market Regulation, or SAMR, formerly known as the State Administration for Industry and Commerce, or SAIC, the Ministry of Civil Affairs, or MCA, and their respective authorized local counterparts.

This section sets forth a summary of the most significant rules and regulations that affect our business activities in the PRC.

Regulation Relating to Foreign Investment

All limited liability companies incorporated and operating in the PRC are governed by the Company Law of the People’s Republic of China, or the Company Law, of which the currently-effective version was promulgated by the Standing Committee of the National People’s Congress on October 26, 2018. On December 29, 2023, the Company Law was amended and promulgated by the Standing Committee of the National People’s Congress, which will come into effect on July 1, 2024. Under the latest amended Company Law, there are several noteworthy changes, including (i) shareholders of a limited liability company are required to fully contribute their subscribed capital within five years from the establishment of the company; (ii) transfer equity by any shareholder of a limited liability company is no longer subject to the consent by other shareholders; (iii) a company can establish an audit committee comprised of directors responsible for supervising the company’s financial and accounting matters, with no board of supervisors or supervisors established; and (iv) where any shareholder of a company evades the debts by abusing the independent status of legal person of the company or the limited liability of shareholders and thus seriously damages the interests of any creditor of the company, it shall be jointly and severally liable for the debts of the company, and where a shareholder commits any of the acts as mentioned above by using two or more companies under its control, each company shall be jointly and severally liable for the debts of the other company(ies). Foreign invested projects must also comply with the Company Law, with exceptions as specified in foreign investment laws.

With respect to the establishment and operation of wholly foreign-owned projects, or WFOE, the MOFCOM and NDRC, promulgated the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2024 Version) (the “2021 Negative List”) on December 27, 2021, which became effective on January 1, 2022. The 2021 Negative List will replace the Special Administrative Measures for the Access of Foreign Investment (2020 Version) (the “2020 Negative List”) and serve as the main basis for management and guidance for the MOFCOM to manage and supervise foreign investments. Those industries not set out on the 2021 Negative List shall be classified as industries permitted for foreign investment. The negative List is subject to review and update by the PRC government from time to time. None of our businesses are on the 2021 Negative List. Therefore, the Company is able to conduct its business through its PRC subsidiaries without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

The Foreign Investment Law of the People’s Republic of China (the “Foreign Investment Law”) was adopted by the second meeting of the 13th National People’s Congress on March 15, 2019, which became effective on January 1, 2020. On December 26, 2019, the State Council promulgated Regulation for Implementing the Foreign Investment Law of the People’s Republic of China (the “Regulation”), which became effective on January 1, 2020.

The Foreign Investment Law and the Regulation apply the administrative system of pre-establishment national treatment plus negative list to foreign investment and clarify the state shall develop a catalogue of industries for encouraging foreign investment to specify the industries, fields, and regions where foreign investors are encouraged and directed to invest, which refers to the Catalogue of Industries for Guiding Foreign Investment Industries (amended in 2017) (the “Catalogue”). Specifically, the special administrative measures to be implemented are the restricted and prohibited industry categories as well as encouraged industry categories having shareholding and executive management requirements prescribed in the Catalogue (the Special Administrative Measures for the Access of Foreign Investment specified in the Catalogue was replaced by the 2018 Negative List (which was last amended in 2021), and the Catalogue of Industries for Encouraged Foreign Investment specified in the Catalogue was replaced by the Catalogue of Industries for Encouraged Foreign Investment (2019 Version) (which was last amended in 2022).

Regulation Relating to Wholly Foreign-owned Enterprises

The abovementioned Company Law of the People’s Republic of China provides that companies established in the PRC may take the form of company of limited liability or company limited by shares. Each company has the status of a legal person and owns its assets itself. Assets of a company may be used in full for the company’s liability. The Company Law applies to foreign-invested companies unless relevant laws provide otherwise.

The Foreign Investment Law replaced Law of the People’s Republic of China on Wholly Foreign-owned Enterprises. It stipulates that the PRC implements a system of pre-establishment national treatment plus negative list for the administration of foreign investment. Foreign investors are not allowed to invest in fields or sectors prohibited in the market access negative list for foreign investment. Foreign investors that intend to invest in the fields subject to access restrictions stipulated in market access negative list for foreign investment shall satisfy the conditions stipulated in such negative list. The PRC policies supporting enterprise development are equally applicable to foreign-invested enterprises. The PRC does not impose expropriation on foreign investment. Under special circumstances, if it requires imposing expropriation on foreign investment due to the need of public interest, expropriation shall be imposed according to legal procedures, and the foreign-invested enterprises concerned shall receive fair and reasonable compensation. Foreign-invested enterprises can raise funds through public issuance of stocks, corporate bonds and other securities in accordance with the law. Overall, The Foreign Investment Law establishes the clear principle of applying national treatment to FIEs except those engaged in industries on the negative List. Since our current and planned business is not on the 2021 Negative List, to the best of our knowledge, it will not create any material adverse effect to our Company’s business.

On September 6, 2024, the Chinese government released the latest “Special Administrative Measures (Negative List) for Foreign Investment Access (2024 Edition)”, which will take effect on November 1, 2024. The new Negative list has been reduced from 31 items to 29 items, and some specific restrictions in the manufacturing field have been removed including the deletion of the requirement that “publication printing must be controlled by Chinese parties” and the deletion of prohibiting foreign investment in the production of traditional Chinese medicine decoction pieces processing technology and products with confidential prescriptions of proprietary Chinese medicines. This marks the complete removal of restrictions on foreign investment access in the manufacturing field. Our current and planned business is neither on the 2021 Negative List Edition nor on the 2024 Edition in the opinion of our PRC counsel. Thus, to the best of our knowledge, we believe the 2024 Negative List will not create any material adverse effect to the Company’s business.

Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiary

An offshore company may invest equity in a PRC company, which will become the PRC subsidiary of the offshore holding company after investment. Such equity investment is subject to a series of laws and regulations generally applicable to any foreign-invested enterprise in China, all as amended from time to time, and their respective implementing rules; the Administrative Provisions on Foreign Exchange in Domestic Direct Investment by Foreign Investors; and the Notice of the State Administration on Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment. Under the aforesaid laws and regulations, the increase of the registered capital of a foreign-invested enterprise is subject to submission of information to and registration with certain PRC government authorities, including MOFCOM, SAMR, SAFE or their local counterparts. Shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts in China for regulatory purpose, which is subject to a number of PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Measures on Administration on Foreign Debts, the Tentative Provisions on the Statistics Monitoring of Foreign Debts, and the Administration Rules on the Settlement, Sale and Payment of Foreign Exchange. Under these regulations, the shareholder loans made by offshore parent holding companies to their PRC subsidiaries shall be registered with SAFE, or its local counterparts.

Regulations Relating to Intellectual Property

Copyright

China has adopted comprehensive legislation governing intellectual property rights, including trademarks and copyrights. China is a signatory to the primary international conventions on intellectual property rights and has been a member of the Agreement on Trade Related Aspects of Intellectual Property Rights since its accession to the WTO in December 2001.

In September 1990, the SCNPC promulgated the Copyright Law of the People’s Republic of China, effective in June 1991 and amended in 2001, 2010 and 2020 respectively. The amended Copyright Law extends copyright protection to internet activities, products disseminated over the internet and software products. In addition, there is a voluntary registration system administered by the Copyright Protection Centre of China.

In order to further implement the Computer Software Protection Regulations, promulgated by the State Council in December 2001 and amended in 2011 and 2013 respectively, the National Copyright Administration issued Measures for the Registration of Computer Software Copyright in February 2002, which specify detailed procedures and requirements with respect to the registration of software copyrights.

Trademark

According to the Trademark Law of the People’s Republic of China, promulgated by the SCNPC in August 1982, and amended in 1993, 2001, 2013 and 2019 respectively, the Trademark Office of China National Intellectual Property Administration is responsible for the registration and administration of trademarks and is also responsible for resolving trademark disputes in China. Registered trademarks are valid for ten years from the date the registration is approved. A registrant may apply to renew a registration within twelve months before the expiration date of the registration. If the registrant fails to apply in a timely manner, a grace period of six additional months may be granted. If the registrant fails to apply before the grace period expires, the registered trademark shall be deregistered. Renewed registrations are valid for ten years. In April 2014, the State Council issued the revised Implementing Regulations of the Trademark Law, which specified the requirements of applying for trademark registration and review.

Patent

According to the Patent Law of the People’s Republic of China promulgated by the SCNPC in 1984 and amended in 1992, 2000, 2008 and 2020, respectively, a patentable invention or a utility model must meet three criteria: novelty, inventiveness and practicability. A patent is valid for a twenty-year term for an invention, a fifteen-year term for a design and a ten-year term for a utility model, starting from the application date.

Domain Names

In August 2017, the MIIT promulgated the Administrative Measures on Internet Domain Names, or the Domain Name Measures. The Domain Name Measures regulate the registration of domain names, such as the top-level domain name “.cn.” The MIIT is in charge of the administration of PRC internet domain names and the domain name services follow a “first come, first file” principle.

Regulations Relating to Foreign Exchange

Pursuant to the Foreign Exchange Administration Regulations, as amended in August 2008, the RMB is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside the PRC, unless SAFE’s prior approval is obtained and prior registration with SAFE is made. In May 2013 SAFE promulgated the Circular of the SAFE on Printing and Distributing the Administrative Provision on Foreign Exchange in Domestic Direct Investment by Foreign Investors and Relevant Supporting Documents which provides for and simplifies the operational steps and regulations on foreign exchange matters related to direct investment by foreign investors, including foreign exchange registration, account opening and use, receipt and payment of funds, and settlement and sales of foreign exchange.

Pursuant to the Circular on Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Return Investments Conducted by Domestic Residents through Overseas Special Purpose Vehicles or the SAFE Circular 37, promulgated by SAFE and which became effective on July 4, 2014, (a) a PRC resident shall register with the local SAFE branch before he or she contributes assets or equity interests in an overseas SPV, that is directly established or controlled by the PRC Resident for the purpose of conducting investment or financing; and (b) following the initial registration, the PRC Resident is also required to register with the local SAFE branch for any major change, in respect of the Overseas SPV, including, among other things, a change of the Overseas SPV’s PRC Resident shareholder(s), name of the Overseas SPV, term of operation, or any increase or reduction of the Overseas SPV’s registered capital, share transfer or swap, and merger or division. Pursuant to SAFE Circular 37, failure to comply with these registration procedures may result in penalties.

Pursuant to the Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies, or the SAFE Notice 13, which was promulgated on February 13, 2015 and with effect from June 1, 2015, the foreign exchange registration under domestic direct investment and the foreign exchange registration under overseas direct investment is directly reviewed and handled by banks in accordance with the SAFE Notice 13, and the SAFE and its branches shall perform indirect regulation over the foreign exchange registration via banks.

Regulation on Foreign Debt

A loan made by a foreign entity as direct or indirect shareholder in a FIE is considered to be foreign debt in China and is regulated by various laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Provisions on the Management of Foreign Debts, the Statistical Monitoring of Foreign Debts Tentative Provisions, and the Administrative Measures for Registration of Foreign Debts. Under these rules and regulations, a shareholder loan in the form of foreign debt made to a PRC entity does not require the prior approval of SAFE. However, such foreign debt must be registered with and recorded by SAFE or its local branches within fifteen (15) business days after entering into the foreign debt contract. Pursuant to these rules and regulations, the maximum amount of the aggregate of (i) the outstanding balance of foreign debts with a term not longer than one year, and (ii) the accumulated amount of foreign debts with a term longer than one year, of a FIE shall not exceed the difference between its registered total investment and its registered capital, or Total Investment and Registered Capital Balance.

On January 12, 2017, the People’s Bank of China, or PBOC, promulgated the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Circular 9, which sets forth an upper limit for PRC entities, including FIEs and domestic enterprises, regarding their foreign debts. Pursuant to PBOC Circular 9, the outstanding cross-border financing of an enterprise (the outstanding balance drawn, here and below) shall be calculated using a risk-weighted approach, or Risk-Weighted Approach, and shall not exceed the specified upper limit, namely: risk-weighted outstanding cross-border financing ≤ the upper limit of risk-weighted outstanding cross-border financing. Risk-weighted outstanding cross-border financing =∑ outstanding amount of RMB and foreign currency denominated cross-border financing * maturity risk conversion factor * type risk conversion factor +∑ outstanding foreign currency denominated cross-border financing * exchange rate risk conversion factor. Maturity risk conversion factor shall be 1 for medium- and long-term cross-border financing with a term of more than one year and 1.5 for short-term cross-border financing with a term of one year or less than one year. Type risk conversion factor shall be 1 for on-balance-sheet financing and 1 for off-balance-sheet financing (contingent liabilities) for the time being. Exchange rate risk conversion factor shall be 0.5. The PBOC Circular 9 further provides that the upper limit of risk-weighted outstanding cross-border financing for enterprises, or Net Asset Limits, shall be 200% of its net assets. The PBOC Circular 9 does not supersede the Interim Provisions on the Management of Foreign Debts, but rather serves as a supplement to it. PBOC Circular 9 provided for a one-year transitional period, or the Transitional Period, from its promulgation date for FIEs, during which period FIEs could choose to calculate their maximum amount of foreign debt based on either (i) the Total Investment and Registered Capital Balance, or (ii) the Risk-Weighted Approach and the Net Asset Limits. Under the PBOC Circular 9, after the Transitional Period ends on January 11, 2018, the PBOC and SAFE will determine the cross-border financing administration mechanism for the foreign-invested enterprises after evaluating the overall implementation of PBOC Circular 9. In addition, according to PBOC Circular 9, a foreign loan must be filed with SAFE through the online filing system of SAFE after the loan agreement is signed and at least three business days prior to the borrower withdraws any amount from such foreign loan.

Regulations Relating to Dividend Distributions

According to the PRC Company Law and Foreign Investment Law, Shenzhen Sowell, as a foreign invested enterprise, or FIE, is required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, under the EIT Law, which became effective in January 2008, the maximum tax rate for the withholding tax imposed on dividend payments from PRC foreign invested companies to their overseas investors that are not regarded as “resident” for tax purposes is 20%. The rate was reduced to 10% under the Implementing Regulations for the EIT Law issued by the State Council. However, a lower withholding tax rate might be applied if there is a tax treaty between China and the jurisdiction of the foreign holding companies, such as tax rate of 5% in the case of Hong Kong companies that holds at least 25% of the equity interests in the foreign-invested enterprise, and certain requirements specified by PRC tax authorities are satisfied.

Regulations Relating to Overseas Listings and M&A Rules

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which came into effect March 31, 2023. The New Administrative Rules Regarding Overseas Listings refine the regulatory system for domestic company’s overseas offering and listing by subjecting both direct and indirect overseas offering and listing activities to the filing-based administration, and clearly defines the circumstances where provisions for direct and indirect overseas offering and listing apply and relevant regulatory requirements.

According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. Where a domestic company seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities subsequently, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to CSRC within 3 working days after the occurrence and public disclosure of such event. Further, an overseas securities company that serves as a sponsor or lead underwriter for overseas securities offering and listing by domestic companies shall file with the CSRC within 10 working days after signing its first engagement agreement for such business, and submit to the CSRC, no later than January 31 each year, an annual report on its business activities in the previous year associated with overseas securities offering and listing by domestic companies. If an overseas securities company has entered into engagement agreements before the effectuation of the Trial Administrative Measures and is serving in practice as a sponsor or lead underwriter for overseas securities offering and listing by domestic companies, it shall file with the CSRC within 30 working days after the Trial Administrative Measures take effect.

Under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets shall abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions.

Our PRC counsel, Guangdong Xinchu Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, our offering will be identified as an indirect overseas issuance and listing under the New Administrative Rules Regarding Overseas Listings. We are therefore subject to the approval, filing or other requirements of the CSRC in connection with this offering. The Trial Administrative Measures states that any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, in the opinion of our PRC legal counsel, Guangdong Xinchu Law Firm, we are required to go through filing procedures with the CSRC within three business days after the completion of the offerings in connection with this registration statement and for our future offerings and listing of our securities in an overseas market under the Trial Administrative Measures. We will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course. If we fail to complete such filing requirement, Chinese regulatory authorities may impose fines and penalties upon the PRC operating entities’ operations in China, limit the PRC operating entities’ operating privileges in China, delay or restrict the repatriation of the proceeds from the offerings in connection with this registration statement into China, or take other actions that could have a material adverse effect upon the PRC operating entities’ business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. As the Trial Administrative Measures were newly published, there are substantial uncertainties as to the implementation and interpretation, and how they will affect our current listing, and future offering or financing. If we are required by the Trial Administrative Measures for any future offering or any other financing activities to file with the CSRC, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to the business operations of the PRC operating entities, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which also became effective on March 31, 2023. According to the Confidentiality and Archives Administration Provisions, domestic companies that carry out overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. They shall not leak any state secret and working secret of government agencies, or harm national security and public interest. Therefore, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Moreover, if documents and materials that, if leaked, will be detrimental to national security or public interest, are involved, the domestic company shall strictly fulfill relevant procedures stipulated by applicable regulations.

Furthermore, the Confidentiality and Archives Administration Provisions stipulates that a domestic company that provides accounting archives or copies of accounting archives to any entities including securities companies, securities service providers and overseas regulators and individuals shall fulfill due procedures in compliance with applicable regulations. Working papers produced in the Chinese mainland by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in the Chinese mainland. Where such documents need to be transferred or transmitted to outside the Chinese mainland, relevant approval procedures stipulated by regulations shall be followed.

While we believe we do not involve leaking any state secret and working secret of government agencies, or harming national security and public interest in connection with provision of documents, materials and accounting archives, we may be required to perform additional procedures in connection with the provision of accounting archives. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless. See “Risk Factor — Risks Related to Doing Business in China — With the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, or if the PRC government were to impose new requirements for approval from the PRC authorities to issue our Class A Ordinary Shares to foreign investors or list on a foreign exchange, failure to comply with the relevant requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” on page 39 of this prospectus.

In August 2006, six PRC regulatory authorities, including the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, amended in June 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals, or PRC Citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC Citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also require that an Overseas SPV that is controlled by PRC companies or individuals and that has acquired PRC domestic companies’ equities with the SPV’s shares shall obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange.

As advised by our PRC legal counsel, Guangdong Xinchu Law Firm, based on its understanding of the current PRC laws and regulations, our corporate structure and arrangements are not subject to the approval of the CSRC or the MOFCOM under the M&A Rules. However, our PRC legal counsel has further advised us that its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

Regulations Relating to Employment

The Labor Law of the People’s Republic of China, or the Labor Law, which became effective in January 1995 and was amended in 2018, and the Employment Contract Law of the People’s Republic of China, or the Employment Contract Law, effective in January 2008 and amended in 2012, require employers to provide written contracts to their employees, restrict the use of temporary workers and aim to give employees long-term job security. Employers must pay their employees’ wages equal to or above local minimum wage standards, establish labor safety and workplace sanitation systems, comply with state labor rules and standards and provide employees with appropriate training on workplace safety. In September 2008, the State Council promulgated the Implementing Regulations for the PRC Employment Contract Law which became effective immediately and interprets and supplements the provisions of the Employment Contract Law.

Under the Labor Contract Law, an employer shall limit the number of dispatched workers so that they do not exceed a certain percentage of its total number of workers. In January 2014, the MOHRSS issued the Interim Provisions on Labor Dispatching, which became effective in March 2014, pursuant to which it provides that the number of dispatched workers used by an employer shall not exceed 10% of the total number of its employees.

The PRC governmental authorities have passed a variety of laws and regulations regarding social insurance and housing provident funds from time to time, including, among others, the Social Insurance Law of the People’s Republic of China, the Regulation of Insurance for Labor Injury, the Regulations of Insurance for Unemployment, the Provisional Insurance Measures for Maternal Employees, the Interim Regulations Concerning the Collection and Payment of Social Insurance Premiums and the Administrative Regulations on the Housing Provident Fund.

According to the Social Insurance Law of PRC, which issued by the SCNPC on October 28, 2010 and came into effect on July 1, 2011 and was latest revised on December 29, 2018, enterprises and institutions in the PRC shall provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance and other welfare plans. The employer shall apply to the local social insurance agency for social insurance registration within 30 days from the date of its formation. And it shall, within 30 days from the date of employment, apply to the social insurance agency for social insurance registration for the employee. Any employer who violates the regulations above shall be ordered to make correction within a prescribed time limit; if the employer fails to rectify within the time limit, the employer and its directly liable person will be fined.

According to the Administrative Regulations on the Housing Provident Fund, implemented since April 3, 1999 and latest amended on March 24, 2019, any newly established entity shall make deposit registration at the housing provident fund management center within 30 days as of its establishment. After that, the entity shall open a housing provident fund account for its employees in an entrusted bank. Within 30 days as of the date an employee is recruited, the entity shall make deposit registration at the housing provident fund management center and seal up the employee’s housing provident fund account in the bank mentioned above within 30 days from termination of the employment relationship. Any entity that fails to make deposit registration of the housing provident fund or fails to open a housing provident fund account for its employees shall be ordered to complete the relevant procedures within a prescribed time limit. Any entity failing to complete the relevant procedure within the time limit will be fined RMB10,000 to RMB50,000. Any entity fails to make payment of housing provident fund within the time limit or has shortfall in payment of housing provident fund will be ordered to make the payment or make up the shortfall within the prescribed time limit, otherwise, the housing provident management center is entitled to apply for compulsory enforcement with the People’s Court.

Regulations Relating to Consumer Rights Protection

The PRC Consumer Rights and Interests Protection Law, or consumer Protection Law, as amended on October 25, 2013 and effective on March 15, 2014, sets out the obligations of business operators and the rights and interests of the consumers. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide consumers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity of the commodities. Failure to comply with the consumer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, exchange of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or the responsible individuals to criminal penalties if business operators commit crimes by infringing the legitimate rights and interests of consumers.

Regulations Relating to Tax in the PRC

Income Tax

The PRC Enterprise Income Tax Law was promulgated in March 2007 and was most recently amended in December 2018. The PRC Enterprise Income Tax Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, except where tax incentives are granted to special industries and projects. Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation regulations to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise.

In April 2009, the Ministry of Finance and SAT jointly issued the Notice on Issues Concerning Process of Enterprise Income Tax in Enterprise Restructuring Business, or the Circular 59. In December 2009, SAT issued the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or the Circular 698. Both Circular 59 and Circular 698 became effective retroactively as of January 2008. In March 2011, SAT issued the Notice on Several Issues Regarding the Income Tax of Non-PRC Resident Enterprises, or the SAT Circular 24, effective in April 2011. By promulgating and implementing these circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise.

In February 2015, SAT issued the Notice on Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-PRC Resident Enterprises, or the SAT Circular 7, to supersede existing provisions in relation to the indirect transfer as set forth in Circular 698, while the other provisions of Circular 698 remain in force. SAT Circular 7 introduces a new tax regime that is significantly different from that under Circular 698. SAT Circular 7 extends its tax jurisdiction to capture not only indirect transfers as set forth under Circular 698 but also transactions involving transfer of immovable property in China and assets held under the establishment, and placement in China, of a foreign company through the offshore transfer of a foreign intermediate holding company. SAT Circular 7 also addresses transfer of the equity interest in a foreign intermediate holding company broadly. In addition, SAT Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and introduces safe harbor scenarios applicable to internal group restructurings. However, it also brings challenges to both the foreign transferor and transferee of the indirect transfer as they have to determine whether the transaction should be subject to PRC tax and to file or withhold the PRC tax accordingly. In October 2017, SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Circular 37, amended in June 2018. The SAT Circular 37 superseded the Non-resident Enterprises Measures and SAT Circular 698 as a whole and partially amended some provisions in SAT Circular 24 and SAT Circular 7. SAT Circular 37 purports to clarify certain issues in the implementation of the above regime, by providing, among others, the definition of equity transfer income and tax basis, the foreign exchange rate to be used in the calculation of withholding amount, and the date of occurrence of the withholding obligation. Specifically, SAT Circular 37 provides that where the transfer income subject to withholding at source is derived by a non-PRC resident enterprise in installments, the installments may first be treated as recovery of costs of previous investments. Upon recovery of all costs, the tax amount to be withheld must then be computed and withheld.

Value Added Tax

The PRC Provisional Regulations on Value Added Tax were promulgated by the State Council on December 13, 1993, which became effective on January 1, 1994 and were subsequently amended from time to time. The Detailed Rules for the Implementation of the PRC Provisional Regulations on Value Added Tax (2011 Revision) was promulgated by the Ministry of Finance on December 25, 1993 and subsequently amended on December 15, 2008 and October 28, 2011. On November 19, 2017, the State Council promulgated the Decisions on Abolishing the PRC Provisional Regulations on Business Tax and Amending the PRC Provisional Regulations on Value Added Tax. Pursuant to these regulations, rules and decisions, all enterprises and individuals engaged in sale of goods, provision of processing, repair, and replacement services, sales of services, intangible assets, real property, and the importation of goods within the PRC territory are VAT taxpayers. On March 20, 2019, the Ministry of Finance, the SAT, and the General Administration of Customs jointly issued the Announcement on Relevant Policies on Deepen the Reform of Value Added Tax, according to which for general VAT payers’ sales activities or imports that are subject to VAT at a current applicable rate of 16% or 10%, the applicable VAT rate is adjusted to 13% or 9%, respectively, from April 1, 2019.

Regulations Relating to Leasing Property

Pursuant to the Law of the People’s Republic of China on the Administration of the Urban Real Estate, promulgated by the SCNPC on July 5, 1994 and last amended on August 26, 2019 and effective on January 1, 2020, in the lease of a house, the leaser and the lessee shall conclude a written lease contract defining such matters as the term, purpose and price of the lease, liability for repair, as well as other rights and obligations of both parties. They shall register the lease contract with the department of housing administration for the record. Pursuant to the Administrative Measures on Commodity Housing Leasing, issued by Ministry of Housing and Urban-Rural Development on December 1, 2010 and became effective on February 1, 2011, without the mentioned registration above, the leaser and the lessee may be imposed a fine by the development (real estate) department.

MANAGEMENT

Below is a list of our directors, senior management and any employees upon whose work we are dependent as of the date of this prospectus, and a brief account of the business experience of each of them. The business address for our directors and officers is 15th Floor, Sannuo Smart Building, No. 3388 Binhai Ave, Binhai Community, Nanshan District, Shenzhen, China.

Name	Age	Position(s)
Yue Zhu		Chief Executive Officer and Chairman of the Board of Directors
Tracy Chui-Kam Ng		Chief Financial Officer
Chun Yu Leeds Chow		Independent Director
Yong Ling		Independent Director
Hoi Hin Wong		Independent Director

The following is a brief biography of each of our executive officers and directors:

Yue Zhu, Chief Executive Officer and Chairman.    Mr. Yue Zhu is our founder and has served as our Chief Executive Officer since December 12, 2023, Director since April 8, 2024 and Chairman since March 22, 2026. Mr. Zhu also has served as Executive Director of Shenzhen Sowell since its inception. Prior to founding Sowell, from October 2003 to June 2007, Mr. Zhu worked as a researcher in Shenzhen Vocational and Technical College, where his research focused on machine vision and image recognition algorithm. Mr. Zhu was recognized as a Shenzhen High-Level Professional in 2014 by Human Resources and Social Security Administration of Shenzhen Municipality, which is a recognition usually awarded to talents with outstanding innovation capability to contribute to development of Shenzhen City. Mr. Zhu received his degree in software engineering from Hefei University.

Tracy Chui-Kam Ng, Chief Financial Officer.    Ms. Tracy Chui-Kam Ng has served as our Chief Financial Officer since December 12, 2023. Ms. Ng has more than fifteen years of experience in the accounting area. Prior to joining Sowell, Ms. Ng served as chief accounting officer of Phase Scientific International Limited from September 2022 to November 2023. From April 2014 to November 2021, Ms. Ng worked at Hong Kong Takung Art Company Limited as accounting manager and was later promoted to chief financial officer. In that capacity, Ms. Ng was responsible for, among other things, implementing new accounts system, evaluating information for the preparation of financial statements and standardizing accounting policies. From July 2013 to September 2014, Ms. Ng served as an accountant at AirTek International Corporation Limited, a Hong Kong based company distributing heating and air conditioning equipment. From October 2007 to March 2013, Ms. Ng worked as a senior accountant at Wang & Chou Accountancy Corp., a company providing auditing, accounting and other financial services in California. Ms. Ng received her bachelor’s degree in Business Administration with an emphasis in accounting preferred from California State University of East Bay in 2007 and her Degree of Associate (Business/Business Administration) from College of Laney in 2004. Ms. Ng has been a certified public accountant in California since June 2011 and in Hong Kong since January 2017.

Chun Yu Leeds Chow, Independent Director.    Mr. Leeds Chow has served as our independent director since March 31, 2025. Mr. Chow is an accomplished financial executive with extensive experience in financial management, investment analysis, and corporate governance. Starting from September 2022 to March 2025, Mr. Chow served as the Chief Financial Officer at a Nasdaq-listed company, ABVC BioPharma, Inc. (Nasdaq: ABVC), where he assisted with the company’s successful listing on the Nasdaq stock market. In his role, he manages various financial functions including budgeting, financial planning, and investment management, with a focus on ensuring the company’s compliance with regulatory requirements and optimizing its financial performance. He also served as a financial controller of ABVC from March 2021 to August 2022. Prior to joining ABVC, Mr. Chow held senior positions at MCL Financial Group Limited, a financial services and merchant banking firm based in Hong Kong, from September 2019 to March 2021, where he managed deal screening and project management in the food and beverage sector. Mr. Chow has also been serving as a director in Decent Holding Inc. (Nasdaq: DXST), a company specialized in wastewater treatment and river water quality management, since January 2025. Mr. Chow holds a Bachelor of Arts in Business Economics with an Accounting Emphasis from the University of California, Santa Barbara, and an Associate of Arts in Business Economics from Santa Monica College.

Yong Ling, Independent Director.    Mr. Ling has served as our independent director since March 31, 2025. Mr. Ling is an experienced senior executive with over ten years of experience in corporate strategic management. Since September 2024, Mr. Ling has been serving as the Assistant Chief Executive Officer of Guowei Commercial Factoring (Shenzhen) Co., Ltd., a factoring financing company based in China, where he is responsible for the company’s overall operation and management. From March 2022 to August 2024, Mr. Ling served as the Assistant General Manager of Guoyue Financial Leasing (China) Co., Ltd, a financial leasing company based in China, where he was responsible for the company’s overall operation and management. From August 2018 to February 2022, Mr. Ling served as the Assistant General Manager of strategic management department of Shenzhen New Nanshan Holding (Group) Co., Ltd., an investment group focusing on warehousing, logistics, and real estate development, where he was in charge of the company’s strategic planning and performance management. Mr. Ling holds a bachelor of science degree in mechanics from Peking University, and a master of science degree in mechanical engineering from the Ohio State University.

Hoi Hin Wong, Independent Director.    Mr. Wong is a legal professional with extensive experience in providing legal advisory services. Since January 2026, Mr. Wong has been a Partner at Commerce & Finance Law Offices, where he focuses on legal advisory work. From July 2021 to January 2026, Mr. Wong served as a Counsel at King & Wood Mallesons. Prior to that, he worked at King & Wood Mallesons as a Senior Associate from June 2018 to July 2021, and as an Associate from March 2017 to June 2018. Mr. Wong obtained a Bachelor of Laws degree from The University of Hong Kong and a Postgraduate Certificate in Laws from The University of Hong Kong.

Limitation on Liability and Other Indemnification Matters

Subject to the provisions of the Companies Act and in the absence of fraud or willful default, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or

(b)	is or was, at the request of the Company, serving as a Director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

None of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors consists of four directors. Our board of directors have determined that each of our three independent directors, Mr. Chun Yu Leeds Chow, Mr. Yong Ling, and Mr. Hoi Hin Wong satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of Nasdaq Stock Market and Rule 10A-3 under the Exchange Act.

Duties of Directors

Under Cayman Islands law, our directors have a duty of loyalty to act honestly in good faith with a view to our best interests. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Memorandum and Articles of Association. A shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of officers; and

●	exercising the borrowing powers of our company and mortgaging the property of our company.

Terms of Directors and Executive Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our amended and restated memorandum and articles of association.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without the consent of the other Directors, is absent from meetings of our board or a committee of our board for a continuous period of three months, except when there are no meetings of our board or a committee of our board for such period, or (v) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Committees of the Board of Directors

Currently, three committees have been established under the board: the Audit Committee, the Compensation Committee and the Nominating Committee.

The Audit Committee is responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The Compensation Committee of the board of directors reviews and makes recommendations to the board regarding our compensation policies for our officers and all forms of compensation, and also administers our incentive compensation plans and equity-based plans (but our board retains the authority to interpret those plans). The Nominating Committee of the board is responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other governance issues. The nominating committee considers diversity of opinion and experience when nominating directors.

Audit Committee

The Audit Committee is responsible for, among other matters:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Our Audit Committee consists of Mr. Chun Yu Leeds Chow, Mr. Yong Ling, and Mr. Hoi Hin Wong. Mr. Chun Yu Leeds Chow serves as the chairman of our audit committee. Our board has affirmatively determined that each of the members of the Audit Committee meets the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Exchange Act and NASDAQ rules. In addition, our board has determined that Mr. Chun Yu Leeds Chow qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of the NASDAQ rules.

Compensation Committee

The Compensation Committee is responsible for, among other matters:

●	reviewing and approving, or recommending to the board of directors to approve the compensation of our CEO and other executive officers and directors;

●	reviewing key employee compensation goals, policies, plans and programs;

●	administering incentive and equity-based compensation;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	appointing and overseeing any compensation consultants or advisors.

Our Compensation Committee consists of Mr. Chun Yu Leeds Chow, Mr. Yong Ling, and Mr. Hoi Hin Wong. Mr. Yong Ling serves as the chairman of our compensation committee serving as chair of the Compensation Committee. Our board has affirmatively determined that each of the members of the Compensation Committee meets the definition of “independent director” for purposes of serving on Compensation Committee under NASDAQ rules.

Nominating Committee

The Nominating Committee is responsible for, among other matters:

●	selecting or recommending for selection candidates for directorships;

●	evaluating the independence of directors and director nominees;

●	reviewing and making recommendations regarding the structure and composition of our board and the board committees;

●	developing and recommending to the board corporate governance principles and practices;

●	reviewing and monitoring the Company’s Code of Business Conduct and Ethics; and

●	overseeing the evaluation of the Company’s management

Our Nominating Committee consists of consists of Mr. Hoi Hin Wong, Mr. Chun Yu Leeds Chow, and Mr. Yong Ling. Mr. Hoi Hin Wong serves as the chairperson of our nominating and corporate governance committee. Our board has affirmatively determined that each of the members of the Nominating Committee meets the definition of “independent director” for purposes of serving on a Nominating Committee under NASDAQ rules.

Code of Business Conduct and Ethics, Insider Trading Policy and Clawback Policy

We adopted (i) a code of business conduct and ethics, (ii) an insider trading policy that applies to our directors, officers, and employees, and (iii) a clawback policy that applies to our directors, officers and employees (collectively, the “Policies”).

Corporate Governance

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may at our option and has chosen to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards, including but not limited to:

●	Exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of stock option plans.

●	Exemption from the requirement that our board of directors shall have regularly scheduled meetings at which only independent directors are present as set forth in Nasdaq Rule 5605(b)(2).

Although we may rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii).

In addition, as a foreign private issuer, we expect to take advantage of the following exemptions from SEC reporting obligations:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K, disclosing significant events within four days of their occurrence.

Accordingly, our shareholders will not have the same protections afforded to shareholders of companies that are mandatorily subject to all of the corporate governance requirements of Nasdaq and the domestic reporting requirements of the SEC. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Interested Party Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must disclose the nature of his interest to all other directors at a meeting of the board after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice given to the board by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid for all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings, property, assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

For the fiscal years ended March 31, 2026 and 2025, we paid an aggregate of $74,211 and $67,597, respectively, to our executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers.

Our PRC subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her medical insurance, maternity insurance, workplace injury insurance, unemployment insurance, pension benefits and housing provident fund.

Agreements with Executive Officers

We entered into a five-year employment agreement with Mr. Yue Zhu as CEO, effective as of December 12, 2023, and a one-year employment agreement with Ms. Tracy Chui-Kam Ng as CFO, effective as of December 12, 2023, which was renewed for one-year on December 12, 2024 and on December 12, 2025. Pursuant to their respective employment agreements, we agreed to pay to Mr. Yue Zhu a monthly salary of RMB20,000 (approximately $2,919), and to Ms. Tracy Chui-Kam Ng a monthly salary of HK$45,000 (approximately $5,763). Each executive has agreed at all times during the term of the employment and after its termination, to hold in the strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, corporation or other entity without written consent of the Company, any confidential information. In addition, each executive officer has agreed to devote all time, care, attention, and best efforts to their duty in the Company, and to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and for twelve (12) months following termination of the employment.

In addition, Mr. Yue Zhu also entered into a ten-year employment with Shenzhen Sowell, effective as of April 1, 2023, pursuant to which Shenzhen Sowell agrees to pay to Mr. Zhu a monthly salary of RMB20,000 (approximately $2,919) for his position as the Chief Executive Officer of Shenzhen Sowell. Pursuant to such employment agreement, Mr. Zhu agrees to comply with Shenzhen Sowell’s internal management protocols, and to keep confidential any confidential information gained during the term of the employment. The employment agreement may be terminated with mutual consent, or by Mr. Zhu with 30-day prior written notice, or pursuant to labor-related laws and regulations of the PRC.

Compensation of Directors

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid for all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or otherwise in connection with the discharge of his or her duties as a director. Mr. Yue Zhu will not receive any additional remuneration for serving as directors of the Company other than remuneration paid to Mr. Yue Zhu as employee of the Company and Shenzhen Sowell. Each of the Mr. Chun Yu Leeds Chow, Mr. Yong Ling and Ms. Hoi Hin Wong are entitled monthly cash compensation in the amount of $2,000, payable quarterly.

Limitation on Liability and Other Indemnification Matters

Subject to the provisions of the Companies Act and in the absence of fraud or willful default, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or

(b)	is or was, at the request of the Company, serving as a Director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following tables set forth certain information with respect to the beneficial ownership of our Class A Ordinary Shares and as adjusted to reflect the sale of securities offered by us in this offering, for:

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding Class A Ordinary Shares;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

The percentage of beneficial ownership owned prior to the Offering is based on 3,250,033 Class A Ordinary Shares outstanding as of June 30, 2026.

Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the Class A Ordinary Shares listed below have sole investment and voting power with respect to such shares. Unless otherwise indicated, the address of each beneficial owner listed in the table below is 15th Floor, Sannuo Smart Building, No. 3388 Binhai Ave, Binhai Community, Nanshan District, Shenzhen, China.

	Class A Ordinary Shares		Class B Ordinary Shares
Name and Address of Beneficial Owner	Shares	% of Total Voting Power	Shares	% of Total Voting Power
Directors and Named Executive Officers
Yue Zhu(1)	939,688	0.4%	2,550,000	97.69%
Tracy Chui-Kam Ng	-	-	-	-
Chun Yu Leeds Chow	-	-	-	-
Yong Ling	-	-	-	-
Hoi Hin Wong	-	-	-	-
All directors and executive officers as a group (five persons)	939,688	0.4%	2,550,000	97.69%

5% Beneficial Owner
Lianyue Holding Limited(1)	939,688	0.4%	150,000	97.69%

(1)	Lianyue Holding Limited is a limited liability company incorporated under the British Virgin Islands laws and wholly-owned by Yue Zhu, who has the voting and dispositive power with respect to the shares owned by this entity. The address of Lianyue Holding Limited is Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. All share numbers have been retroactively adjusted to reflect the 1-for-16 Share Consolidation.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

1) Related party balances

	Note	March 31, 2026	March 31, 2025	March 31, 2024
Due from related parties:
Mr. Hui Zhang	(1)	5,268	552	—
Shenzhen Botan Technology Co., Ltd.	(2)	251,006	68,962	870,315
		256,274	69,514	870,315
Less: allowance for expected credit loss		—	—	(74,391)
Total		$256,274	$69,514	$795,924

Due from shareholders:
Mr. Yue Zhu	(3)(10)	$1,369,876	$400,406	$—
Patton Holding Group Limited	(4)	1,425	1,189	—
Lianhe Holdings Group Limited	(4)	1,605	1,369	—
Lianyue Holding Group Limited	(4)	1,605	1,369	—
Hezhong Holding Limited	(4)	3,630	1,853	—
Pengxu Holdings Limited	(4)	1,425	1,189	—
Centralpower Digital Technology CO., LTD	(4)	3,495	1,853	—
Centraltec Intelligence Technology Co., LTD	(4)	1,920	1,369	—
Lianyu Holding Group Limited	(4)	3,315	1,853	—
Lianhe Digits Technology Holding CO., LTD	(4)	2,760	900	—
Alhambra Capital Limited	(4)	560	—	—
Less: allowance for expected credit loss		—	—	—
Total		$1,391,616	$413,350	$—

Due to related parties:
Mr. Hui Zhang	(1)	$8,954	$8,511	$8,554
Mr. Xin He	(5)	—	—	555
Mr. Chuanbo Zhu	(6)	174	166	167
Shenzhen Yuebo Automobile Maintenance Service Co., Ltd.	(11)	14,207	—	—
Lianhe Techonology Co. Ltd.	(7)	—	11,251	—
Total		$23,335	$19,928	$9,276

Due to shareholders:
Mr. Yue Zhu	(3)	$—	$—	$60,816
Mr. Dengyao Jia	(8)	148,383	535,824	—
Hainan Lianhe Enterprise Management Group Co., Ltd.	(9)	7,858	92,252	8,138
Lianhe Digits Technology Holding CO., LTD	(4)	8,730	—	—
Total		$164,971	$628,076	$68,954

The amounts due from related parties and shareholders, and the amounts due to related parties and shareholders were unsecured, interest-free and repayable loans on demand.

2) Related party transactions

In addition to the transactions and balances detailed above, the Company had the following transactions with related parties:

	Note	March 31, 2026	March 31, 2025	March 31, 2024
Revenue from a related party
Shenzhen Botan Technology Co., Ltd.	(2)	$—	$—	$566,002

Director’s remuneration
Mr. Yue Zhu	(3)	$33,794	$33,258	$43,532

November 2025 Share Issuance

On November 6, 2025, the Company held an extraordinary general meeting of shareholders, and approved the re-designation and re-classification of shares of the Company and also approved at the meeting to issue 400,000 Class B ordinary shares to Lianyue Holding Limited and 600,000 ordinary Class B ordinary shares to Patton Holding Group Limited at a per share purchase price at par value.

April 2026 Private Placement

On April 7, 2026, the Company entered into a share subscription agreement (the “Subscription Agreement”) with Shenzhen Sowell Technology Development Co., Ltd, a subsidiary of the Company, and Lianyue Holding Limited, a British Virgin Islands company wholly owned by Mr. Yue Zhu, our Chief Executive Officer and Chairman of the board of directors. Pursuant to the Subscription Agreement, the Company agreed to issue and sell to Mr. Yue Zhu, through Lianyue Holding Limited, an aggregate of 2,000,000 Class B ordinary shares, par value US$0.0001 per share.

The purchase price of US$0.167 per share represented the average closing price, as reported on Nasdaq.com, of the Class A ordinary shares of the Company, par value $0.0001 each, for 80% of the five (5) trading days immediately preceding the date on which the Board approved the transaction. The gross proceeds to the Company from this issuance were $334,000.

The transaction was reviewed and approved by the audit committee of the Board on April 7, 2026, prior to its closing on April 9, 2026. The issuance was made in reliance on Regulation S under the Securities Act of 1933, as amended.

As a result of this transaction, Mr. Yue Zhu, through Lianyue Holding Limited, beneficially owns 15,035,000 Class A ordinary shares and an aggregate of 2,400,000 Class B ordinary shares (consisting of 400,000 Class B ordinary shares previously held by Mr. Zhu and the 2,000,000 Class B ordinary shares issued in this offering), representing approximately 72.45% of the aggregate voting power of the Company’s outstanding ordinary shares.

July 2026 Private Placement

On June 30, 2026, the Company entered into a share subscription agreement with with Shenzhen Sowell Technology Development Co., Ltd, a subsidiary of the Company, and Lianyue Holding Limited, a British Virgin Islands company, which is wholly owned by the Company’s Chief Executive Officer and Chairman of the board of directors, Yue Zhu. Pursuant to the subscription agreement, Mr. Zhu agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to Mr. Zhu, an aggregate of 2,400,000 Class B ordinary shares of the Company, par value US$0.0016 per share, for a purchase price of US$0.165 per share, representing the average closing price, as reported on Nasdaq.com, of the Class A ordinary shares of the Company, par value US$0.0016 each, for 75% of the five (5) trading days immediately preceding the date on which the Board approved the transaction. The gross proceeds from this offering were $396,000. The 2,400,000 Class B ordinary shares were issued in accordance with Regulation S under the Securities Act of 1933, as amended. Prior to this transaction, Mr. Zhu beneficially owned 150,000 Class B ordinary shares, in addition to the 939,688 Class A ordinary shares.

The transaction contemplated by the Subscription Agreement was closed on June 30, 2026. The entry into the agreement and the consummation of the transaction contemplated thereby have been approved and ratified by the Company’s audit committee of the Board on July 1, 2026.

Immediately following the closing of the transaction contemplated by the subscription agreement, Yue Zhu, through Lianyue Holding Limited, beneficially owns 939,688 Class A ordinary shares and 2,550,000 Class B ordinary shares (consisting of 150,000 Class B ordinary shares previously held by Mr. Zhu and the 2,400,000 Class B ordinary shares issued in July 2026), representing approximately 97.69% of the aggregate voting power of the Company’s outstanding ordinary shares.

(1)	Mr. Hui Zhang is the legal representative of Taiyuan branch of Shenzhen Sowell.

(2)	Shenzhen Botan Technology Co., Ltd. is wholly owned by Mr. Chuanbo Zhu, the chief executive officer of Shenzhen Sowell Digital.

(3)	Mr. Yue Zhu is CEO director and a shareholder of the Company.

(4)	These companies are the shareholders of the Company.

(5)	Mr. Xin He was a director of Wuxi Sowell. Mr. Xin He was no longer a related party to the Company due to the disposal of Wuxi Sowell from December 31, 2024.

(6)	Mr. Chuanbo Zhu is chief executive officer of Shenzhen Sowell Digital.

(7)	Lianhe Technology Co., Ltd. is controlled by Mr. Dengyao Jia, a shareholder and former executive director of the Company.
(8)	Mr. Dengyao Jia is a shareholder and former executive director of the Company.

(9)	Hainan Lianhe Enterprise Management Group Co., Ltd. is a shareholder of the Company.

(10)	Due from Mr. Yue Zhu represents unsecured, interest-free and repayable loans. As of the date of this prospectus, all the balances have been paid.
(11)	Shenzhen Yuebo Automobile Maintenance Service Co., Ltd. is a subsidiary controlled by Shenzhen Botan Technology Co., Ltd.

Policies and Procedures for Related Party Transactions

Our audit committee is tasked with review and approval of all related party transactions. In accordance with Nasdaq Listing Rule 5635, the audit committee reviews related party transactions for potential conflicts of interest. The April 2026 private placement of 2,000,000 Class B ordinary shares to Mr. Yue Zhu, our Chief Executive Officer and Chairman, was reviewed and approved by the audit committee on April 7, 2026 prior to its closing.

Employment Agreements

See “Executive Compensation — Agreements with Named Executive Officers.”

Policies and Procedures for Related Party Transactions

Our board of directors has created an audit committee which will be tasked with review and approval of all related party transactions.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our amended and restated memorandum of association (“Memorandum”) and amended and restated articles of association (“Articles”, together with the Memorandum the “M&A”), as amended and restated from time to time, and the Companies Act of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to our M&A, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

As of August 17, 2026, the authorized share capital of the Company is US$80,000,000 divided into 45,000,000,000 Class A Ordinary Shares with a par value of US$0.0016 each and 5,000,000,000 Class B Ordinary Shares with a par value of US$0.0016 each. As of the date of this prospectus, 3,267,277 Class A Ordinary Shares, and 2,587,500 Class B Ordinary Shares are issued and outstanding. All share numbers presented in this section have been adjusted to reflect the 1-for-16 First Share Consolidation that became effective on June 22, 2026. Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be 7,084,071 Class A Ordinary Shares and 2,587,500 Class B Ordinary Shares issued and outstanding.

Ordinary Shares

The following are summaries of material provisions of our M&A, corporate governance policies and the Companies Act (Revised) of the Cayman Islands (“Companies Act” or the “Cayman Companies Act”) insofar as they relate to the material terms of our Class A Ordinary Shares and Class B Ordinary Shares.

Objects of Our Company

Under our M&A, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Share Capital

Our authorized share capital is divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting rights and conversion rights.

The holders of Class A Ordinary Shares are entitled to 1 vote for each such share held and shall be entitled to notice of any shareholders’ meeting, and, subject to the terms of the M&A, to vote thereat. The Class A Ordinary Shares are not redeemable at the option of the holder and are not convertible into shares of any other class.

The holders of Class B Ordinary Shares shall have the right to 100 votes for each such share held, and shall be entitled to notice of any shareholders’ meeting and, subject to the terms of the M&A, to vote thereat. The Class B Ordinary Shares are not redeemable at the option of the holder but are convertible into Class A Ordinary Shares at any time after issue at the option of the holder at the Conversion Rate (as defined below).

Dividends

The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors subject to the Companies Act and to our M&A.

Voting Rights

In respect of all matters subject to a shareholders’ vote, the holders of Class B Ordinary Shares are entitled to 100  votes for each Class B Ordinary Share held, and the holders of Class A Ordinary Shares are entitled to 1 vote for each Class A Ordinary Share held, voting together as one class. At any general meeting a resolution put to the vote of the meeting shall be decided on a poll which shall be taken at such time and in such manner as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting.

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; one or more members holding Ordinary Shares which carry in aggregate (or representing by proxy) not less than one-third of the outstanding Ordinary Shares and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorised representative, shall be a quorum. An ordinary resolution to be passed at a general meeting requires the affirmative vote of a simple majority of the votes cast, while a special resolution requires the affirmative vote of at least two-thirds of votes cast at a general meeting. A special resolution will be required for important matters.

Conversion

Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Each Class B Ordinary Share shall be convertible, at the option of the holder thereof, into such number of fully paid and non-assessable Class A Ordinary Shares on the basis that one Class B Ordinary Share shall be converted into one Class A Ordinary Share (being a 1:1 ratio and hereafter referred to as the “Conversion Rate”), subject to adjustment.

Upon any removal, resignation or termination of office as a Director or Officer  who or whose Holding Entity is a holder of any Class B Ordinary Shares, all such Class B Ordinary Shares shall be automatically and immediately converted into such number of Class A Ordinary Shares calculated based on the Conversion Rate. Holding Entity means any legal entity that is wholly owned, whether directly or indirectly, by a person who is serving as a Director or Officer at the time of the issuance such Class B Ordinary Shares.

Transfer of Ordinary Shares

Subject to any applicable requirements set forth in the M&A and provided that a transfer of ordinary shares complies with applicable rules of the stock exchange on which our shares are then listed, any of our shareholders may transfer all or any of his, its or her Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors or in a form prescribed by the stock exchange on which our shares are then listed.

No Class B Ordinary Shares shall be sold, transferred, assigned, pledged, charged, encumbered or otherwise disposed of by any holder thereof. Any purported sale, transfer, assignment, pledge, charge, encumbrance, or other disposition of Class B Ordinary Shares shall be void.

Where the ordinary shares in question are not listed on or subject to the rules of the stock exchange on which our shares are then listed, our Board of Directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Shares whether or not it is fully paid up to the total consideration paid for such shares. Our directors may also decline to register any transfer of any Class A Ordinary Shares unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Class A Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares, being Class A Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	the Class A Ordinary Shares transferred are fully paid and free of any lien in favor of us;

●	any fee related to the transfer has been paid to us; and

●	the transfer is not more than four joint holders.

If our directors refuse to register a transfer, they shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors  may, in their absolute discretion, from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Winding-Up/Liquidation

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

No distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Members on a winding up) shall be made by the Company in respect of a Class B Ordinary Share.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and

●	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Redemption of Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records (except for the M&A of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). Under Cayman Islands law, the names of current directors of our Company can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.

Issuance of Additional Shares

Our M&A authorize our Board of Directors to issue additional Class A Ordinary Shares or Class B Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued shares, except that Class B Ordinary Shares shall only be issued to a person who is serving as a Director or an Officer at the time of issuance, or to a Holding Entity of such Director or Officer.

Anti-Takeover Provisions

Some provisions of our M&A may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders. Our M&A allow our shareholders holding shares representing in aggregate at least ten percent of the rights to vote at such general meeting to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our M&A for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our Board of Directors considers appropriate.

We may, but are not obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the directors. The directors may also, whenever they think fit, convene an extraordinary general meeting.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by our Board of Directors. Our Board of Directors shall give not less than seven clear days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to receive such notice in accordance with our M&A.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our M&A allow our shareholders holding shares representing in aggregate not less than ten percent of the rights to vote at such general meeting to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; otherwise, our M&A do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. A Cayman Islands exempted company:

●	is a company the objects of which are to be carried out mainly outside the Cayman Islands or pursuant to a licence to carry on business in the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands, unless that exempted company holds a licence to carry on business in the Islands under any applicable law;

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company (unless it holds a licence to carry on business in the Cayman Islands);

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

(a)	the names and addresses of the members of the Company;

(b)	a statement of the shares held by each member, which:

(i)	distinguishes each share by its number (so long as the share has a number);

(ii)	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

(iii)	confirms the number and category of shares held by each member; and

(iv)	confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

(c)	the date on which the name of any person was entered on the register as a member; and

(d)	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters directed or authorized to be inserted therein by the Companies Act (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands law to have legal title to the shares as set against its name in the register of members.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by the company should be rectified, where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands courts.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s M&A may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our M&A provides that to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default or willful neglect.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the United Kingdom. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements.

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, among other things, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other documents, a declaration as to the solvency of the consolidated or surviving company, a declaration of the assets and liabilities of each constituent company, and (unless the surviving or consolidated company is to be a non-Cayman Islands company) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless the member agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, providing the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement. Any such arrangement must be approved by (a) a majority in number of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, and who must, in addition, represent seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose or (b) seventy-five percent in value of the shareholders of each class of shareholders, as the case may be, with whom the arrangement is to be made that are present and voting either in person or by proxy at a meeting, convened for that purpose, as applicable. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the court’s directions and the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

(a)	a company act or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

(b)	an irregularity in the passing of a resolution which requires a qualified majority;

(c)	an act purporting to abridge or abolish the individual rights of a member; and

(d)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our amended and restated articles of association provides to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default or willful neglect.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our amended and restated articles of association..

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future, and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care, and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care, and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our M&A provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in articles of association. Our M&A allow one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our M&A do not provide our shareholders other rights to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings although our M&A provide for same.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Law but our M&A do not provide for cumulative voting.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our M&A, directors may be removed with or without cause, by the directors or by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Act has no comparable provisions. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law, our directors owe fiduciary duties to our Company to act in the best interests of the company and exercise their powers for a proper purpose when considering and approving such transactions. Our M&A, as well as our Code of Business Conduct and Ethics that applies to our officers, directors and employees outlines how to handle these types of transactions and other potential conflicts of interest.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies At and our M&A, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act, each of our Memorandum of Association and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our M&A on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our M&A governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, we will have 7,084,071 Class A Ordinary Shares (excluding Class A Ordinary Shares to be issued upon exercise of the Warrants in this offering and the IPO Representative Warrant the Company issued to R. F. Lafferty & Co., Inc. For more details of the IPO Representative Warrant, see “Our Corporate History and Structure” on page 72) and 2,587,500 Class B Ordinary Shares issued and outstanding, respectively, assuming none of the Warrants issued in this offering are exercised. All of the Class A Ordinary Shares sold in this Offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect prevailing market prices of our Class A Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1% of the then outstanding ordinary shares of the same class; and

●	the average weekly trading volume of our ordinary shares of the same class on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Beginning 90 days after we became a reporting company, persons other than affiliates who purchased ordinary shares under a written compensatory plan or other written agreement executed prior to the completion of this offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-Up Agreements

See “Plan of Distribution—Lock-Up Agreements.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

Units

We are offering on a best-efforts offering the Units at the price of $__ per Unit. The public offering price per Unit in the Offering will be determined by us based on negotiations with the placement agent on behalf of the prospective investors in the Offering, which will be based on latest market price prior to the pricing of the Offering. The last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market on August 17, 2026 was $2.61 per Class A Ordinary Share.

Each Unit consists of one Class A Ordinary Share and three Warrants. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares can be purchased in this offering only with the accompanying the Warrants as part of the Units, but the component parts of the Units will be immediately separable and issued separately in this Offering.

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares and each other class of our securities which qualifies or limits our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Warrants

The Warrants offered hereby will be issued in the form filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is not complete and is subject to and qualified in its entirety by those filed exhibits.

Prospective investors should carefully review the form of the Warrant for a complete description of the terms and conditions applicable to the Warrant.

Exercise Price

The initial exercise price per Class A Ordinary Share purchasable upon exercise of the Warrant is $[   ] per share, based on the assumed offering price of $[   ] per Unit. [The exercise price of the Warrant was determined based on negotiations with the placement agent on behalf of the prospective investors in this offering. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Ordinary Shares. The initial exercise price of $[   ] for each of the Warrants was determined at 110% of the assumed public offering price of $[   ] per Unit. The exercise price may be subject to adjustments as described in the Warrant. Such adjustments occur in the following circumstances: (i) if the Company effects any share splits, combinations, reclassifications, or share dividends, the exercise price may be adjusted proportionately; and (ii) in the event of certain corporate transactions such as mergers or reorganizations, the exercise price may be adjusted to reflect the consideration received by holders of Class A Ordinary Shares in the transaction.

Exercisability

Each Warrant is exercisable at the option of the holder at any time on or after the issuance date until six month of the issuance date.

Each Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price in immediately available funds for the number of shares of our Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise or zero exercise price option as discussed below).

A holder may not exercise any portion of the Warrant to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Class A Ordinary Shares immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding Class A Ordinary Shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Fundamental Transactions

In the event of a Fundamental Transaction, then the holders of the Warrants will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property which shareholders would have received had they exercised immediately prior to such transaction. The exercise price will be appropriately adjusted to apply to such alternative consideration. If shareholders are given any choice as to the consideration to be received, holders of the Warrant will be given the same choice. We will cause any successor entity in a fundamental transaction in which we are not the survivor to assume our obligations under the Warrants and, at the holder’s option, deliver a security substantially similar to the Warrants that preserves its economic value. Additionally, at the option of holders of the Warrants, exercisable within 30 days after the fundamental transaction (or announcement date, if later), we or any successor entity shall purchase the unexercised portion of the Warrants for cash equal to its Black Scholes value (as provided in the Warrants). However, if such fundamental transaction is not within our control (including not approved by our Board), holders will only be entitled to receive the same type of consideration that is being offered to shareholders, at the Black Scholes value of the unexercised portion of the Warrants.

Transferability

Subject to applicable laws, three Warrants may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no established public trading market for the Warrants, and we do not intend to list the Warrants on any national securities exchange or trading system. Without a trading market, the liquidity of the Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Warrants are currently traded on Nasdaq.

No Rights as a Shareholder

Except as otherwise provided in the Warrants, the Warrant does not entitle its holder to any voting rights, dividends or other rights as a shareholders of the Company prior to the exercise of the Warrant.

Waivers and Adjustments

Subject to certain exceptions, any terms of the Warrants may be amended or waived with our written consent and the written consent of the holder.

Warrant Certificate

The Warrants will be issued in certificated form.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated , 2026, we have engaged R. F. Lafferty & Co., Inc. to act as our sole placement agent in connection with this offering. The placement agent is not purchasing or selling any of our securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering.

We will deliver to the investors the Class A Ordinary Shares and the Warrants, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We intend to complete one closing of this offering. We expect to hold the closing on [__], 2026. Any extensions or material changes to the terms of the offering will be contained in an amendment to this prospectus. We expect initial delivery of [__] Class A Ordinary Shares, and [__] Warrants being offered pursuant to this prospectus against payment in U.S. dollars will be made on or about , 2026.

Commissions and Expenses

The following table shows the total placement agent’s commissions we will pay in connection with the sale of the securities in this offering.

	Per Share and Accompanying Warrants	Total
Public offering price	$	$
Placement agent commissions	$	$
Proceeds, before expenses, to us	$	$

We have agreed to pay the placement agent commissions equal to 7.0% of the aggregate gross proceeds raised in this offering, together with a 1.0% non-accountable expense allowance.

We have also agreed to reimburse the placement agent for its actual and accountable out-of-pocket expenses related to the offering, including any reasonable fees, costs and disbursements of the placement agent’s legal counsels’ expenses, and travel costs in connection with the offering, up to a total amount of $100,000 if there is a closing of the offering or $35,000 if there is not a closing of the offering.

We estimate the total expenses payable by us for this offering to be approximately $[   ], which amount includes (i) a placement agent’s commissions of $[    ]; (ii) the placement agent’s non-accountable expense allowance in the amount of $[   ] in connection with this offering; and (iii) other estimated expenses of approximately $[   ] which include legal, accounting, printing costs, and various fees associated with the offering of our Class A Ordinary Shares.

Lock-Up Agreement

We and each of our officers and directors as of the effective date of the registration statement of which this prospectus forms a part have entered into a lock-up agreement with the placement agent. Under these agreements, we and such persons agreed, subject to specified exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any Class A Ordinary Shares or securities convertible into, or exchangeable or exercisable for, our Class A Ordinary Shares for 90 days from the closing date (as defined in Securities Purchase Agreement) without the prior written consent of the placement agent.

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including by gift, will, or intestate succession.

Determination of Offering Price

The actual offering price of the securities will be negotiated between us, the placement agent, and the prospective investors in the offering based on the trading of our Class A Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. In particular, we believe that the final offering price ultimately depends on our assessment of investors’ sentiment in our Class A Ordinary Shares and we consider, weigh and prioritize this factor as the utmost important factor in determining our fixed offering price as well as final offering price.

Listing

Our Class A Ordinary Shares are trading on the Nasdaq Capital Market under the ticker symbol “LHSW”. There is no established public trading market for the Warrants, and we do not intend to list the Warrants on any national securities exchange or trading system.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent may provide, various advisory, investment, and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any services.

In addition, in the ordinary course of their business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the placement agent may be required to make for these liabilities.

Right of First Refusal

In accordance with FINRA Rule 5110(g)(6)(A) such right of first refusal shall not have a duration of more than three (3) years from the date of commencement of sales of this Offering or the termination date of the engagement between the us and the placement agent. Upon the closing of this offering, we have granted the placement agent a right of first refusal, for a period of nine (9) months from such closing, to act as sole managing underwriter and deal manager, book runner or sole placement agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken by the Company during such period. The terms and conditions of such right of first refusal are set forth in the placement agency agreement.

Tail Fee

We have also agreed that if, at any time during the twelve (12)-month period following the closing, termination or expiration of this offering or the placement agent’s engagement, we directly or indirectly consummate any public or private financing, capital raise, or similar transaction with any investor, lender or counterparty that was introduced by, contacted by, or solicited by the placement agent, or with whom we had any meeting, conference call or other interaction arranged or facilitated by the placement agent during the engagement, then we shall pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds of such transaction.

Electronic Offer, Sale and Distribution of Class A Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the placement agent. In addition, Class A Ordinary Shares may be sold by the placement agent to securities dealers who resell Class A Ordinary Shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as the placement agent and should not be relied upon by investors.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the securities or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

Notice to Investors

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, an offer of Class A Ordinary Shares described in this prospectus may not be made to the public in that member state unless the prospectus has been approved by the competent authority in such member state or, where appropriate, approved in another member state and notified to the competent authority in that member state, all in accordance with the Prospectus Regulation, except that an offer to the public in that member state of any Class A Ordinary Shares may be made at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Class A Ordinary Shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For purposes of this provision, the expression an “offer of securities to the public” in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Class A Ordinary Shares and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The sellers of the Class A Ordinary Shares have not authorized and do not authorize the making of any offer of Class A Ordinary Shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Class A Ordinary Shares as contemplated in this prospectus. Accordingly, no purchaser of the Class A Ordinary Shares, other than the underwriters, is authorized to make any further offer of the Class A Ordinary Shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in Hong Kong

The Class A Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in the PRC

This prospectus has not been and will not be circulated or distributed in the PRC, and our Class A Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

TAXATION

The following summary of material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in Class A Ordinary Shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Guangdong Xinchu Law Firm, our PRC counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to investors levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties which are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of Class A Ordinary Shares, nor will gains derived from the disposal of Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

People’s Republic of China Taxation

According to the EIT Law, which was promulgated by the SCNPC on March 16, 2007, became effective on January 1, 2008, and was last amended on December 29, 2018, and the Implementation Rules of the EIT Law, which were promulgated by the State Council on December 6, 2007, became effective on January 1, 2008, and was last amended on April 23, 2019, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%.

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the PRC EIT Law and its implementation rules, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued the Circular of the SAT on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the De Facto Standards of Organizational Management, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in the PRC only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our Company is a company incorporated outside the PRC. As a holding company, the key assets and records of our Company (including the resolutions of its board of directors and the resolutions of its shareholders) are located and maintained, outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. As such, we do not believe that our Company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders. In addition, nonresident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of Class A Ordinary Shares, as if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of Class A Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether in practice non-PRC shareholders of our Company would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. We will continue to monitor our tax status. See “Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.” on page 47 of this prospectus.

United States Federal Income Taxation Considerations

The following does not address the tax consequences to any particular investor or to any person in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

●	persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Class A Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Class A Ordinary Shares; or

●	persons holding our Class A Ordinary Shares through a Trust.

The discussion set forth below is addressed only to U.S. Holders (as defined below) that purchase Class A Ordinary Shares in this offering.

WE URGE POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (as defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the U.S. in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A Ordinary Shares are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

An individual is considered a resident of the U.S. for federal income tax purposes if he or she meets either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immigrant. You generally have this status if the U.S. Citizenship and Immigration Services issued you an alien registration card, Form I-551, also known as a “green card.”

The Substantial Presence Test: If an alien is present in the United States on at least 31 days of the current calendar year, he or she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See §7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

1.	The actual days in the United States in the current year; plus

2.	One-third of his or her days in the United States in the immediately preceding year; plus

3.	One-sixth of his or her days in the United States in the second preceding year.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the PFIC (as defined below) rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the U.S., or we are eligible for the benefits of an approved qualifying income tax treaty with the U.S. that includes an exchange of information program, (2) we are not a PFIC (as defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the U.S. and the Cayman Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the U.S. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the U.S. if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent that the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in USD) for the share and your tax basis (in USD) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares (in the case of Class A Ordinary Shares obtained through the exercise of warrants, the holding period will include the holding period of the underlying warrants);

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income;

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock (but not our warrants) to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Class A Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock (but not our warrants) in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. Therefore, prospective investors should assume that a qualified electing fund election will not be available.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC (no such election is available to warrants). A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of) the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

Section 1014(a) of the Internal Revenue Code provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in Section 1291(e) of the Internal Revenue Code provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, other than Mr. Ling Yong, all of other our directors and officers are nationals or residents of jurisdictions other than the United States whose assets are located outside the United States. Our Chairman and CEO, Mr. Yue Zhu, is national of the PRC. Our CFO, Ms. Tracy Chui-Kam Ng, is a Hong Kong citizen. Among our independent director nominees, Mr. Chun Yu Leeds Chow is a Hong Kong citizen, Mr. Ling Yong is a U.S. citizen, and Ms. Hoi Hin Wong is a Hong Kong citizen . As a result, investors must act in accordance with foreign legal requirements to effect service of process within the United States upon us or these persons who are not nationals of or located in the United States, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, but with no guarantee of the service of the process or judgement. You must act in accordance with foreign legal requirements to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, but with no guarantee of the service of the process or judgement.

We have appointed Cogency Global Inc. to receive service of process with respect to any action brought against us in the United States.

Enforcement of Civil Liabilities in Cayman Islands

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (a) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; or (b) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Enforcement of Civil Liabilities in BVI

There is uncertainty with regard to British Virgin Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands are also unlikely to recognize or enforce the judgment against a British Virgin Islands company. Because the courts of the British Virgin Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the British Virgin Islands. Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the High Court of the British Virgin Islands, provided such judgment:

●	is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI;

●	is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company;

●	was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a BVI Court may give effect in the BVI to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Service of Process and Enforcement of Civil Liabilities in Hong Kong

We believe that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may been forced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or € the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

Service of Process and Enforcement of Civil Liabilities in the PRC

Guangdong Xinchu Law Firm, our counsel as to PRC law, has advised us that (1) there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (2) there is uncertainty as to whether the courts of the PRC would entertain original actions brought in the PRC against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Guangdong Xinchu Law Firm has advised us that the recognition and enforcement of foreign judgments are provided under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments under certain circumstances in accordance with the requirements of the PRC Civil Procedure Law. Guangdong Xinchu Law Firm has advised us further that under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest of the PRC may be recognized and enforced by a PRC court, based either on bilateral treaties or international conventions contracted by China and the country where the judgment is made or on reciprocity between jurisdictions. As a result, there is no guarantee whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

EXPENSES RELATING TO THIS OFFERING

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of Class A Ordinary Shares being registered, other than the placement agent fees and commissions, and accountable and non-accountable expenses reimbursable to the placement agent. All amounts are estimates except for the SEC registration fee, the Financial Industry Regulatory Authority filing fee and the Nasdaq Capital Market listing fee.

SEC registration fee	$5,938
FINRA filing fee	2,000
Legal fees and expenses	249,875
Accounting fees and expenses	539,300
Financial printing
Miscellaneous expenses	1,800
Total	$798,913

LEGAL MATTERS

Certain legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for us by Robinson & Cole LLP. The validity of the Class A Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Legal matters as to PRC law will be passed upon for us by Guangdong Xinchu Law Firm. Robinson & Cole LLP may rely upon Ogier with respect to matters governed by Cayman Islands law and Guangdong Xinchu Law Firm with respect to matters governed by PRC law.

Certain legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for the placement agent by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The consolidated financial statements of Lianhe Sowell International Group Ltd as of and for the years ended March 31, 2025 and 2024 included in this prospectus have been included in reliance upon the report of WWC P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The main office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

The consolidated financial statements of Lianhe Sowell International Group Ltd for the years ended March 31, 2026 included in this prospectus in reliance upon EliteCPA P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The main office of EliteCPA P.C. is located at 200 Centennial Avenue, Suite 106, Piscataway, NJ 08854.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the securities offered by this prospectus. You should refer to Sowell’s registration statements and their exhibits and schedules if you would like to find out more about Sowell and about the securities This prospectus summarizes material provisions of contracts and other documents that Sowell refers you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, Sowell will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, Sowell will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, Sowell is exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and Sowell’s executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as Sowell, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

LIANHE SOWELL INTERNATIONAL GROUP LTD

INDEX TO FINANCIAL STATEMENTS

TABLE OF CONTENTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended March 31, 2026, 2025 and 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Lianhe Sowell International Group Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lianhe Sowell International Group Ltd. and its subsidiaries (the “Company”) as of March 31, 2026, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for the year ended March 31, 2026, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2026, and the results of its operations and its cash flows for the year ended March 31, 2026 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ EliteCPA P.C.

We have served as the Company’s auditor since 2026.

Piscataway, New Jersey

August 18, 2026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of Lianhe Sowell International Group Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lianhe Sowell International Group Ltd and its subsidiaries (collectively the “Company”) as of March 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 2025, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No.1171

San Mateo, California

August 15, 2025

We have served as the Company’s auditor since 2023.

LIANHE SOWELL INTERNATIONAL GROUP LTD
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2026 and 2025

(Stated in US Dollars)

	As of March 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$1,885,367	$108,745
Accounts receivable, net	14,978,869	19,144,103
Prepayments, deposits and other receivables, net	8,130,460	3,321,253
Inventories, net	821,126	—
Amount due from related parties	256,274	69,514
Amount due from shareholders	1,391,616	413,350
Total current assets	27,463,712	23,056,965

Non-current assets:
Property and equipment, net	142,312	67,083
Intangible assets, net	46,110	42,321
Operating lease right-of-use asset (“ROU”), net	1,033,110	120,918
Prepayments	10,443,032	6,035,922
Deferred initial public offering (“IPO”) costs	—	921,217
Deferred tax assets	1,863,259	484,704
Total non-current assets	13,527,823	7,672,165

TOTAL ASSETS	$40,991,535	$30,729,130

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term bank loans	$6,319,223	$1,996,775
Current portion of long-term bank loan	28,994	47,247
Short-term other borrowing	10,169	55,121
Accounts payable	10,224,153	11,782,429
Accrued expenses and other payables	6,844,442	2,863,896
Income tax payable	653,719	631,419
Contract liabilities	959,003	500,246
Operating lease liability – current	478,603	123,645
Warranty provision	—	1,311
Amount due to related parties	23,335	19,928
Amount due to shareholders	164,971	628,076
Total current liabilities	25,706,612	18,650,093

Non-current liabilities:
Operating lease liability – non-current	595,814	—
Non-current portion of long-term bank loan	681,357	287,872
Long-term other borrowing	34,517	137,804
Total non-current liabilities	1,311,688	425,676

TOTAL LIABILITIES	$27,018,300	$19,075,769

LIANHE SOWELL INTERNATIONAL GROUP LTD
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2026 and 2025 — (Continued)

(Stated in US Dollars)

	As of March 31,
	2026	2025
Commitments and contingencies (Note 19)

SHAREHOLDERS’ EQUITY
Class A Ordinary Shares (par value $0.0016; 28,125,000 shares authorized, 3,250,000 and 3,125,000 shares issued and outstanding as of March 31, 2026 and 2025, respectively) *	$5,200	$5,000
Class B Ordinary Shares (par value $0.0016; 3,125,000 shares authorized, 62,500 and no shares issued and outstanding as of March 31, 2026 and 2025, respectively) *	100	—
Share subscription receivables	(100)	—
Additional paid-in capital	11,815,475	4,374,056
Statutory reserve	297,656	297,656
Retained earnings	1,299,433	6,994,445
Accumulated other comprehensive income (loss)	453,085	(75,549)
Equity attributable to the shareholders of the Company	13,870,849	11,595,608

Non-controlling interests	102,386	57,753
Total shareholders’ equity	13,973,235	11,653,361

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$40,991,535	$30,729,130

*	All share numbers have been retroactively adjusted to reflect the 1-for-16 Share Consolidation, that became effective on June 22, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

LIANHE SOWELL INTERNATIONAL GROUP LTD
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

	For the years ended March 31,
	2026	2025	2024
Revenue from third parties	$43,269,569	$36,539,846	$36,032,665
Revenue from a related party	—	—	566,002
REVENUES	$43,269,569	$36,539,846	$36,598,667

COST OF REVENUES	(34,009,809)	(26,964,611)	(28,636,850)

GROSS PROFIT	9,259,760	9,575,235	7,961,817

OPERATING EXPENSES
Selling expenses	(1,088,455)	(782,523)	(322,961)
General and administrative expenses	(7,185,009)	(2,250,827)	(2,369,855)
Research and development expenses	(7,811,079)	(3,462,715)	(2,286,141)
Total operating expenses	(16,084,543)	(6,496,065)	(4,978,957)

OPERATING (LOSS) INCOME	(6,824,783)	3,079,170	2,982,860

OTHER INCOME (EXPENSE), NET
Interest income	471	270	696
Interest expense	(130,207)	(101,713)	(57,941)
Other income	255,929	166,936	203,461
Other expense	(263,613)	(47,325)	(201,629)
Disposal gain of a subsidiary	—	60,622	—
Total other (expense) income, net	(137,420)	78,790	(55,413)

(LOSS) INCOME BEFORE INCOME TAXES	(6,962,203)	3,157,960	2,927,447
Benefit from (provision for) income taxes	1,311,824	24,605	(109,622)
NET (LOSS) INCOME	(5,650,379)	3,182,565	2,817,825
Less: net income (loss) attributable to non-controlling interests	44,633	57,903	(89)
Net (loss) income attributable to shareholders of the Company	(5,695,012)	3,124,662	2,817,914

Other comprehensive income (loss)
Foreign currency translation adjustment	528,634	(69,002)	(187,115)
Total comprehensive (loss) income	(5,121,745)	3,113,563	2,630,710
Less: comprehensive income (loss) attributable to non-controlling interests	44,633	57,903	(89)
Comprehensive (loss) income attributable to shareholders of the Company	$(5,166,378)	$3,055,660	$2,630,799

Earnings (loss) per share – basic and diluted*	$(1.74)	$1.00	$0.90

Basic and diluted weighted average shares outstanding*	3,273,867	3,125,000	3,125,000

*	All share numbers have been retroactively adjusted to reflect the 1-for-16 Share Consolidation, that became effective on June 22, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

LIANHE SOWELL INTERNATIONAL GROUP LTD
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

	Class A Ordinary Shares		Class B Ordinary Shares			Additional		Retained earnings	Accumulated other comprehensive	Equity attributable to	Non-
	Number of shares*	Ordinary shares	Number of shares*	Ordinary shares	Subscription Receivables	paid-in capital	Statutory Reserve	(Accumulated deficit)	income (loss)	the shareholders of the Company	controlling interests	Total
Balance at April 1, 2023	3,125,000	5,000	—	$—	$(5,000)	$1,718,080	—	$1,349,525	$180,568	$3,248,173	$(61)	$3,248,112

Net income	—	—	—	—	—	—	—	2,817,914	—	2,817,914	(89)	2,817,825
Appropriation of statutory reserve	—	—	—	—	—	—	159,109	(159,109)	—	—	—	—
Capital Contribution					—	1,970,098	—	—	—	1,970,098	—	1,970,098
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(187,115)	(187,115)	—	(187,115)
Balance at March 31, 2024	3,125,000	$5,000	—	$—	$(5,000)	$3,688,178	$159,109	$4,008,330	$(6,547)	$7,849,070	$(150)	$7,848,920

Net income	—	—	—	—	—	—	—	3,124,662	—	3,124,662	57,903	3,182,565
Appropriation of statutory reserve	—	—	—	—	—	—	138,547	(138,547)	—	—	—	—
Capital Contribution	—	—	—	—	5,000	685,878	—	—	—	690,878	—	690,878
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(69,002)	(69,002)	—	(69,002)
Balance at March 31, 2025	3,125,000	$5,000	—	$—	$—	$4,374,056	$297,656	$6,994,445	$(75,549)	$11,595,608	$57,753	$11,653,361

Net income	—	—	—	—	—	—	—	(5,695,012)	—	(5,695,012)	44,633	(5,650,379)
Issuance of ordinary shares upon IPO, net of offering cost	125,000	200	—	—	—	6,141,238	—	—	—	6,141,438	—	6,141,438
Share-based compensation	—	—	62,500	100	(100)	1,300,181	—	—	—	1,300,181	—	1,300,181
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	528,634	528,634	—	528,634
Balance at March 31, 2026	3,250,000	$5,200	62,500	$100	$(100)	$11,815,475	$297,656	$1,299,433	$453,085	$13,870,849	$102,386	$13,973,235

*	All share numbers have been retroactively adjusted to reflect the 1-for-16 Share Consolidation, that became effective on June 22, 2026.

The accompanying notes are an integral part of these consolidated financial statements.

LIANHE SOWELL INTERNATIONAL GROUP LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

	For the Years Ended March 31,
	2026	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(5,650,379)	$3,182,565	$2,817,825
Adjustments to reconcile net income to cash used in operating activities:
Expected credit loss allowance	1,389,992	1,308,589	1,118,634
Depreciation of property and equipment	30,393	22,203	14,465
Amortization of intangible assets	7,405	4,024	2,755
Amortization of operating lease right-of-use asset	408,061	281,006	125,902
Impairment loss on prepayments	53,132	—	—
Impairment of inventories	179,045	—	132,444
Impairment of long-lived assets	35,017	—	—
Gain on disposal of a subsidiary	—	(60,622)	—
Share-based compensation	1,300,181	—	—
Changes in assets and liabilities
Accounts receivable	4,178,425	(7,357,104)	(7,082,779)
Prepayments, deposits and other receivables	(5,636,781)	(1,726,074)	(1,046,756)
Inventories	(976,595)
Deferred tax assets	(1,314,494)	(196,288)	(187,662)
Accounts payable	(2,108,255)	7,050,519	1,757,876
Operating lease liabilities	(370,726)	(281,682)	(122,460)
Income tax payable	(10,231)	179,026	289,890
Accrued expenses and other payables	3,728,303	384,468	2,071,014
Warranty provision	(1,340)	(25,155)	(26,750)
Contract liabilities	420,318	(288,656)	795,256
Prepayments	(3,522,492)	(4,347,391)	(2,088,867)
Advances to shareholders	(930,035)	(415,590)	—
Repayments from a shareholder	—	—	239,734
Advances to related parties	(177,888)	—	(875,797)
Repayment from related parties	—	800,893	—
Advances from related parties	2,548	10,695	—
Repayment to related parties	—	—	(10,350)
Net cash used in operating activities	(8,966,396)	(1,474,574)	(2,075,626)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(83,006)	(4,917)	(66,745)
Purchase of intangible assets	(8,947)	(35,011)	(5,381)
Disposal of a subsidiary	—	(11,732)	—
Net cash used in investing activities	(91,953)	(51,660)	(72,126)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment to long-term loan from related party	—	(185,969)	(91,308)
Repayment to long-term other borrowings	(205,812)	—	(159,973)
Proceeds from long-term other borrowings	—	194,005	—
Proceeds from short-term loan from a shareholder	—	—	187,246
Proceeds from short-term bank loans	6,251,839	2,100,793	1,841,745
Repayment of short-term bank loans	(2,154,350)	(1,755,742)	(725,536)
Repayment of long-term bank loans	(342,423)	(35,634)	(63,700)
Proceeds from long-term bank loans	689,955	83,145	291,470
Advances from shareholders	—	562,247	—
Repayment to shareholders	(475,940)	—	(926,771)
Proceeds from issuance of ordinary shares upon initial public offering, net of underwriting commissions, discounts and other offering costs of $949,205	7,028,258	—	—
Capital contribution from shareholders	—	690,878	1,970,098
Deferred IPO costs	—	(216,998)	(707,233)
Net cash provided by financing activities	10,791,527	1,436,725	1,616,038

Net increase (decrease) in cash and cash equivalents	1,733,178	(89,509)	(531,714)
Effect of foreign currency translation on cash and cash equivalents	43,444	(7,933)	(14,106)
Cash and cash equivalents at beginning of year	108,745	206,187	752,007
Cash and cash equivalents at end of year	$1,885,367	$108,745	$206,187

Supplemental cash flow information:
Income taxes paid	$12,901	$—	$13,230
Interest paid	$128,253	$100,563	$57,941
Listing fee paid	$—	$277,523	$659,606
Deferred IPO costs charged against additional paid-in capital	$909,557	$—	$—

Supplemental disclosure of non-cash activities:
Operating lease right-of-use asset obtained in exchange for operating lease liability	$415,561	$—	$497,325
Property and equipment acquired under installment financing arrangement secured by the related asset	$52,085	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 1 — DESCRIPTION OF BUSINESS AND ORGANIZATION

Lianhe Sowell International Group Ltd (the “Company” or “Sowell”) is a holding company incorporated on July 26, 2023 under the laws of the Cayman Islands. The Company has no substantial operations other than holding all of the outstanding share capital of Lianhe Sowell International Holding Group Limited (“Sowell BVI”), which was incorporated in British Virgin Islands on July 18, 2023. Sowell BVI has no substantial operations other than holding all of the outstanding share capital of Lianhe Sowell International Group Limited (“Sowell HK”) which was incorporated in Hong Kong on August 11, 2023. Sowell HK is also a holding company that is holding all of the equity interest of Lianhe Sowell International Holdings (Hangzhou) Co., Ltd (previously known as Lianhe Sowell Enterprise Management (Shanwei) Co., Ltd) (“Sowell Hangzhou”), a wholly foreign owned enterprise incorporated in the People’s Republic of China (“PRC” or “China”) on October 26, 2023, and Lianhe Sowell International Holding (Shenzhen) Co., Ltd (“Sowell International”), a wholly foreign owned enterprise incorporated in the PRC on August 6, 2024, respectively.

The Company, through its PRC subsidiaries, Sowell Hangzhou and Sowell International, holds the PRC operating entities, including Shenzhen Sowell Technology Development Company Limited, which are primarily engaged in trading of electronic products and software development.

On December 1, 2023, the Company completed its reorganization of entities under the common control of the same group of shareholders, who collectively owned a majority of the equity interests of the Company prior to the reorganization. Sowell Hangzhou wholly owned Shenzhen Sowell and other PRC operating entities, and all of these entities included in the Company are under common control, which results in the consolidation of PRC operating entities. This transaction has been accounted for as a reorganization of entities under common control. These audited consolidated financial statements have been prepared as if the reorganization had become effective at the beginning of the earliest period presented.

Disposal of a Subsidiary

On January 20, 2025, the Company transferred 100% of the equity interest it held in Wuxi Sowell Information Technology Company Limited (“Wuxi Sowell”) a former wholly-owned subsidiary of the Company to an unrelated individual, Mr. Qigang Guo, and an unrelated company, Wuxi Qiwei Intelligence Equipment Co., Ltd. with the consideration of RMB2. The net liabilities of Wuxi Sowell were $60,622 (RMB437,466) as of January 20, 2025 and the Company generated disposal gain of a subsidiary of $60,622 (RMB437,468) for the year ended March 31, 2025.

As of the issuance date of the consolidated financial statements, the details of the Company’s subsidiaries are as follows:

Name of Entity	Incorporation Date	Place of incorporation	Ownership %	Principal activities
Lianhe Sowell International Holding Group Limited (“Sowell BVI”)	July 18, 2023	British Virgin Islands	100%	Investment holding
Lianhe Sowell International Group Limited (“Sowell HK”)	August 11, 2023	Hong Kong	100%	Investment holding
Lianhe Sowell International Holdings (Hangzhou) Co., Ltd (previously known as Lianhe Sowell Enterprise Management (Shanwei) Co., Ltd) (“Sowell Hangzhou”)	October 26, 2023	PRC	100%	Enterprise management
Shenzhen Sowell Technology Development Company Limited (“Shenzhen Sowell”)	April 6, 2007	PRC	100%	Trading of electronic products and software development
Lianhe Sowell International Holding (Shenzhen) Co., Ltd (“Sowell International”)	August 6, 2024	PRC	100%	Enterprise management
Hezhi Rongtong (Shenzhen) Technology Company Limited (“Hezhi Rongtong”)	August 13, 2021	PRC	51%	No business activities
Shenzhen Sowell Digital Energy Technology Company Limited (“Shenzhen Sowell Digital”)	October 15, 2021	PRC	80%	No business activities
Suzhou Sowell Vision Technology Company Limited (“Suzhou Sowell”)	August 24, 2022	PRC	100%	No business activities
Shenzhen Aiyin digital Technology Company Limited (“Shenzhen Aiyin”)	July 5, 2022	PRC	51%	No business activities
Anhui Lianhe Sowell Technology Co., Ltd (“Anhui Sowell”)	October 10, 2024	PRC	100%	No business activities
Lianhe Sowell Precision Machine (Hangzhou) Co., Ltd (“Sowell Precision Hangzhou”)	December 30, 2024	PRC	100%	Trading of painting robots
Lianhe Sowell Precision Machine (Shenzhen) Co., Ltd. (“Sowell Precision Shenzhen”)	August 26, 2024	PRC	83%	Trading of painting robots

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 2 — GOING CONCERN

The Company has incurred recurring negative operating cash flows and has funded its operations primarily from share issuance. The Company had net losses of $5,650,379 for the year ended March 31, 2026 but generated net profit of $3,182,565 for the year ended March 31, 2025.

As of March 31, 2026, the Company has $1,885,367 of unrestricted cash. The Company will need to maintain its operating costs at a level through strict cost control and budget to ensure operating costs are minimized and will not exceed such aforementioned sources of funds to continue as a going concern for a period within 12 months after the issuance of its consolidated financial statements.

The Company believes that available cash, together with the efforts from aforementioned management plan and actions will be sufficient to support its continuous operations and to meet its payment obligations when liabilities fall due within the next twelve months from the date of issuance of these consolidated financial statements. Based on management’s assessment, the Company concluded that substantial doubt about its ability to continue as a going concern has been alleviated for the twelve-month period following the issuance date of these consolidated financial statements.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting

The accompanying audited consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). The Company eliminates all significant intercompany balances and transactions in its audited consolidated financial statements.

Management has prepared the accompanying audited consolidated financial statements and these notes in accordance to generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and all inter-company balances and transactions have been eliminated upon consolidation. The non-controlling interests in consolidated subsidiaries are shown separately in the consolidated financial statements.

Use of Estimates

The preparation of the audited consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

Foreign Currency Translation

The accompanying audited consolidated financial statements are presented in United States dollar (“$”), which is the reporting currency of the Company. The functional currency of the Company is Chinese Yuan (“RMB”).

The Company’s assets and liabilities are translated into $ from RMB at year-end exchange rates. Their revenues and expenses are translated at the respective average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Period-end: $: RMB exchange rate
March 31, 2026	6.8980
March 31, 2025	7.2567

Period average: $: RMB exchange rate
March 31, 2026	7.1019
March 31, 2025	7.2163
March 31, 2024	7.1671

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Adoption of New Accounting Standard

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 202307 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. Management considers that the guidance does not have a significant impact on the disclosures set out in these consolidated financial statements.

In December 2023, FASB issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU 2023-09 includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU 2023-09 also requires disclosure of, on an annual basis, the year to date amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or greater than 5% of total income taxes paid (net of refunds received). The amendments in ASU2023-09 are effective for annual periods beginning after December 15, 2024, and should be applied prospectively. Management considers that the guidance does not have a significant impact on the disclosures set out in these consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures (“ASU 2024-03”). This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The Company is currently evaluating the impact of the on its consolidated financial statements and related disclosures.

In January 2025, the FASB issued ASU 2025-01 Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024. ASU 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Management is currently evaluating this ASU to determine its impact on the Company’s disclosures.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments - Credit Losses (Topic 326). ASU No. 2025-05 provides all entities with a practical expedient and entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. The guidance is effective for annual reporting periods beginning after December 15, 2025, including interim periods within those fiscal years with early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its condensed consolidated financial statements and related disclosures.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In September 2025, the FASB issued ASU No. 2025-06, Intangibles—Goodwill and Other - Internal-Use Software (Subtopic 350-40). ASU No. 2025-06 modernizes the accounting for internal-use software to reflect current development practices, clarifies when to begin capitalizing costs, and enhances disclosure requirements. The guidance is effective for annual reporting periods beginning after December 15, 2027, including interim periods within those fiscal years with early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements and related disclosures.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

Cash and Cash Equivalents

The Company considers cash, bank deposit and all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents. Cash consists primarily of cash in accounts held at a financial institution.

Accounts Receivable, net

Accounts receivable include trade accounts due from customers. The credit terms given to customers are generally 90 days. Management reviews its receivables on a regular basis to determine if the allowance for expected credit loss is adequate, and makes allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The balance of allowance of March 31, 2026 and 2025, were $3,970,434 and $2,957,829, respectively.

Prepayments, Deposits and Other receivables, net

Prepayments, deposits and other receivables include advance payments or deposit payments made to vendors or service providers for future services that have not been provided and other receivables from third parties. Management reviews on a regular basis to determine if allowance for expected credit loss is adequate, and makes allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of March 31, 2026, the allowance for impairment of prepayments and the allowance for expected credit loss of deposits and other receivables were $54,702 and $722,428, respectively. As of March 31, 2025, the allowance for impairment of prepayments was nil and the allowance for expected credit loss of deposits and other receivables was $142,722.

Property and Equipment, net

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 5%. The estimated useful lives of the property and equipment are as follows:

Motor vehicles	5 years
leasehold improvements	4.5 years
Electronic equipment	3 – 5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Intangible Assets, net

Intangible assets are carried at cost less accumulated amortization. Amortization is provided over their useful lives, using the straight-line method. The estimated useful lives of the intangible assets are as follows:

Invention patent	10 years
Copyright, trademark and other patents	5 years

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Impairment of Long-lived Assets

For the long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows generated from the assets and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. The impairment losses on long-lived assets for the years ended March 31, 2026 and 2025 were $36,052 and $nil, respectively.

Deferred IPO costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, and consulting fees related to the registration preparation.

In conjunction with the IPO, the Company issued to the underwriter Representative’s Warrants to purchase up to an aggregate of 60,000 Class A Ordinary Shares (pre-share consolidation) for no consideration. The aggregate grant-date fair value of the Representative’s Warrants was $168,266 as of April 4, 2025. The Representative’s Warrants were accounted for under ASC 718, and their grant-date fair value was included in the total IPO offering costs and recorded in additional paid-in capital upon completion of the IPO.

Total offering costs related to IPO were $168,266 consist of underwriting discount and commission, legal fee, underwriting fees, fair value of Representative’s Warrants and other costs incurred through the balance sheet date that were directly related to the IPO and were charged to additional-paid-in capital upon completion of the IPO.

Accrued expense and other payables

Accrued expense and other payables primarily include staff salaries and benefits payable, value-add tax payable, as well as other accrual and payables.

Lease

Effective April 1, 2021, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease right of use (“ROU”) assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

As of March 31, 2026 and 2025, there were $1,033,110 and $120,918 operating lease ROU asset and $1,074,417 and $123,645 operating lease liability based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that the five year’s loan prime rate of PRC plus margin 0.05% was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 3.75%.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue Recognition

The Company adopted ASC 606 “Revenue Recognition.” It recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

A summary of each of the Company’s revenue streams under ASC 606 is as follows:

Trading of electronic products

The Company generates revenue from trading of electronic products which comprise of hardware products and self-developed software products generally used for image recognition. The Company typically receives purchase orders from its customers which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The Company typically collect 10% to 20% prepayment upfront before ordering hardware products. 40% to 50% of the contract sum will then be collected upon delivery of finished goods. Remaining accounts receivable will be collected by the Company according to credit period policy applicable to different customers.

Since delivery of hardware product and installation of software product are generally distinct, they are accounted for as two performance obligations by the Company. The transaction prices for hardware product and software product were written separately in contracts, which reflects their stand-alone selling price, respectively.

Performance obligations are fulfilled upon delivery of the finished product to the customer’s inventory warehouse or their specified location at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. Typical payment terms set forth in the purchase order ranges from 0 to 180 days from invoice date. The transaction price is fixed and the Company provides no warranties for the products transferred. The amount of revenue recognized from contract liabilities to the Company’s result of operations can be found in Note 9 below.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Sales of software product

The Company generates revenue from sales of software products which are self-developed. These software products are generally used for quality control in industrial production. These software products are off the shelf and no significant customization is required for sales. Sales contract of software product is typically fixed priced and does not provide any post contract client support or upgrades.

Upon delivery of the software, client acceptance is generally required. The Company assesses that provision of software product as one performance obligation therefore no allocation of the transaction price is required. Revenue from the sale of software products is recognized at a point in time when software product is delivered to customer’s designated location, at which the control over software products is transferred to the customer with written acceptance. The Company typically collect 10% to 40% prepayment upfront. Remaining accounts receivable will be collected by the Company according to credit period policy applicable to different customers. The amount of revenue recognized from contract liabilities to the Company’s result of operations can be found in Note 10 below.

Significant accounts related to the revenue cycle are as follows:

Cost of Revenues

Cost of revenues consists primarily of materials and equipment purchased from suppliers, and labor cost (including salaries and benefits) which are directly related to revenue generating transactions.

Accounts Receivable, net

Accounts receivable, net includes amounts billed under the contract terms. The amounts are stated at their net realizable value. The Company maintains an allowance for expected credit loss to provide for the estimated number of receivables that will not be collected. The Company considers several factors in its estimate of the allowance, including knowledge of a client’s financial condition, its historical collection experience, and other factors relevant to assessing the collectability of such receivables. Bad debts are written off against allowances.

Inventories, net

Inventories consist solely of finished goods held for sale in connection with the Company’s customer orders and projects. Inventories are stated at the lower of cost and net realizable value. Cost includes the purchase price and other costs incurred in bringing the inventories to their present location and condition. The carrying amount of inventories is recognized as cost of revenues when the related products are delivered and the corresponding revenue is recognized.

The Company periodically reviews inventories for excess quantities, obsolescence and declines in net realizable value. When the cost of inventories exceeds their net realizable value, the inventories are written down to net realizable value, and the write-down is recognized in cost of revenues. For the years ended March 31, 2026, 2025 and 2024, inventory write-downs were $209,277, nil and $132,444, respectively. For the years ended March 31, 2026, 2025 and 2024, inventory write-offs were $30,232, nil and nil, respectively.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contract Liabilities

Contract liabilities represent payment advanced from customers. It is recognized when a payment is received from a customer before the Company transfers the related goods or services.

Contract liabilities are recognized as revenue when the Company performed its performance obligation(s) under the contract (i.e., transfers control of the related goods or services to the customer).

Warranty Provision

The Company generally warrants construction of signal system projects and the warranty period typically last for 2 to 5 years. The warranty covers defects in parts, materials and workmanship. The Company assesses these warranties to be assurance-type warranties and measures them at fair value.

Expected Credit Loss

ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective April 1, 2021, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

The details of revenue, cost of revenue and gross margin for different revenue categories of the Company are as follows:

For the Year Ended March 31, 2026

Revenue category	Trading of electronic products	Software development	Total
Revenue	$30,847,929	$12,421,640	$43,269,569
Cost of revenue	27,229,379	6,780,430	34,009,809
Gross profit	$3,618,550	$5,641,210	$9,259,760
Gross margin	12%	45%	21%

For the Year Ended March 31, 2025

Revenue category	Trading of electronic products	Software development	Total
Revenue	$21,968,315	$14,571,531	$36,539,846
Cost of revenue	19,560,393	7,404,218	26,964,611
Gross profit	$2,407,922	$7,167,313	$9,575,235
Gross margin	11%	49%	26%

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For the Year Ended March 31, 2024

Revenue category	Trading of electronic products	Software development	Total
Revenue	$31,332,376	$5,266,291	$36,598,667
Cost of revenue	27,765,707	871,143	28,636,850
Gross profit	$3,566,669	$4,395,148	$7,961,817
Gross margin	11%	83%	22%

Selling Expenses

Selling expenses mainly consist of salaries and benefits of sales and marketing personnel, advertising costs and entertainments.

General and Administrative Expenses

General and administrative expenses mainly consist of salaries and benefits for employees involved in general corporate functions and those not specifically dedicated to sales and marketing, and research and development, rental, depreciation, professional service fees and other general corporate related expenses.

Research and Development Expenses

Research and development expenses are mainly salaries and benefits of in-house engineers and payments made to outside professional providers for research and development activities.

Government Grants

Government grants are recognized as other income, net, or as a reduction of specific costs and expenses for which the grants are intended to compensate. Such amounts are recognized in the consolidated statements of operations and comprehensive (loss) income upon receipt as all conditions attached to the grants are fulfilled. Government grants included as other (expense) income, net in the consolidated statements of operations and comprehensive (loss) income amounted to $167,242, $135,137 and $16,743 for the years ended March 31, 2026, 2025 and 2024, respectively.

Employee Benefit

Full-time employees of the Company in the PRC participate in a government-mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to the employees. Chinese labor regulations require that the PRC subsidiaries of the Company make contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. The Company has no legal obligation for the benefits beyond the contributions made.

Warrant

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the consolidated statements of operations.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Statutory Reserve

In accordance with the PRC Regulations on Enterprises with Foreign Investment and its articles of association, a foreign-invested enterprise established in the PRC is required to provide certain statutory reserves, namely the general reserve fund, the enterprise expansion fund and the staff welfare and bonus fund which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A foreign-invested enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors for all foreign-invested enterprises.

The aforementioned reserves can only be used for specific purposes and are not distributed as cash dividends. If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulated loss.

Income Tax

Current income taxes are recorded in accordance with the regulations of the relevant tax jurisdiction. The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Tax, (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between carrying amounts of existing assets and liabilities in the financial statements and their respective tax basis, and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statements of comprehensive income in the period of change. Valuation allowances are established when necessary to reduce the amount of deferred tax assets if it is considered more likely than not that the deferred tax assets will not be realized.

The Company determines that the tax position is more likely than not to be sustained and records the largest amount of benefit that is more likely than not to be realized when the tax position is settled. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense.

Share-based Compensation

The Company applies ASC 718, Compensation—Stock Compensation (‘‘ASC 718’’), to account for its employee share-based payments. In accordance with ASC 718, the Company determines whether an award should be classified and accounted for as a liability award or an equity award. All of the Group’s share-based awards to employees were classified as equity awards. The Company measures the employee share-based compensation based on the fair value of the award at the grant date. The share-based compensation to the Company was $1,300,181, nil and nil for the years ended March 31, 2026, 2025 and 2024, respectively and included in general and administrative expenses in the consolidated statements of operations and comprehensive (loss) income.

Comprehensive (Loss) Income

The Company presents comprehensive (loss) income in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive (loss) income be reported in the consolidated financial statements. The components of comprehensive (loss) income were the net income for the years and the foreign currency translation adjustments.

(Loss) Earnings Per Share

The Company computes (loss) earnings per share (“EPS”) following ASC Topic 260, “Earnings per share.” Basic (loss) earnings per share is measured as the (loss) earnings available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted EPS calculation. There were no potentially dilutive securities that were in-the-money that were outstanding during the years ended March 31, 2026, 2025 and 2024.

On June 22, 2026, the Company effected a 1-for-16 share consolidation (the “Share Consolidation”). All share and per-share data in these financial statements have been retroactively adjusted to reflect the Share Consolidation for all periods presented. The weighted average number of ordinary shares outstanding used in the computation of basic and diluted earnings per share has been adjusted to give effect to the Share Consolidation as if it had occurred at the beginning of the earliest period presented.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. The Company has determined that it has a single operating segment for purposes of allocating resources and evaluating financial performance.

The Company’s CODM assesses performance for the segment and decides how to allocate resources by regularly reviewing the segment net income that also is reported as consolidated net income on the consolidated statements of operations and comprehensive (loss) income, after taking into account the Company’s strategic priorities, its cash balance, and its expected use of cash. Further, the CODM reviews and utilizes functional expenses (i.e., general and administrative) at the consolidated level to manage the Company’s operations. Other segment items included total other (expense) income, net, and income tax expenses, which are reflected in the segment and consolidated net (loss) income.

Related Parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, and bank and other loans, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, and bank and other loans each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 — inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815.

NOTE 4 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	March 31, 2026	March 31, 2025
Accounts receivable	$18,949,303	$22,101,932
Less: allowance for expected credit loss	(3,970,434)	(2,957,829)
	$14,978,869	$19,144,103

The movement of allowance for expected credit loss is as follow:

	March 31, 2026	March 31, 2025
Balance at beginning of the year	$2,957,829	$1,642,216
Provision	834,139	1,331,258
Exchange adjustment	178,466	(15,645)
Ending balance	$3,970,434	$2,957,829

As of and through July 31, 2026, the Company has received approximately $8.6 million in settlement of accounts receivable from its customers.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 5 — INVENTORIES, NET

Inventories consist of finished goods held for different sub-projects and customer orders, including robotics equipment sourced for a project with a Korean customer, for which the related revenue has not yet been recognized. The movement of inventories is as follows:

	March 31, 2026	March 31, 2025
Finished goods	$1,143,075	$130,809
Less: allowance for impairment inventories	(321,949)	(130,809)
Ending balance	$821,126	$—

Allowance for impaired inventories was as follows:

	March 31, 2026	March 31, 2025
Balance at beginning of the year	$130,809	$131,468
Provision	209,277	—
Written off	(30,232)
Exchange adjustment	12,095	(659)
Ending balance	$321,949	$130,809

NOTE 6 — PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES, NET

Prepayments, deposits and other receivables, net consist of the following:

	March 31, 2026	March 31, 2025
Prepayments of service fee	$136,822	$144,315
Prepaid research and development consulting fee	12,170,032	6,500,624
Prepayments of goods	2,856,550	1,664,247
Amount due from employees	106,169	950,459
Deposits	119,548	93,673
Third party receivables	3,331,487	—
Other receivables	630,014	146,579
Less: allowance for impairment of prepayments	(54,702)	—
Less: allowance for expected credit loss	(722,428)	(142,722)
Prepayments, deposits and other current receivables, net	18,573,492	9,357,175
Less: amounts classified as non-current assets	(10,443,032)	(6,035,922)
Amounts classified as current assets	$8,130,460	$3,321,253

The movement of allowance for expected credit loss is as follow:

	March 31, 2026	March 31, 2025
Balance at beginning of the year	$142,722	$91,707
Provision	555,853	51,763
Exchange adjustment	23,853	(748)
Ending balance	$722,428	$142,722

As of and through July 31, 2026, the Company had received approximately $1.1 million in settlement of third-party receivables.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 7 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	March 31, 2026	March 31, 2025
Motor vehicles	$133,950	$43,809
Leasehold improvements	44,850	—
Electronic equipment	92,851	79,992
At cost:	271,651	123,801
Less: Accumulated depreciation	(93,287)	(56,718)
Less: Accumulated impairment losses	(36,052)	—
Total	$142,312	$67,083

Depreciation expenses for the years ended March 31, 2026, 2025 and 2024 were $30,393, $22,203 and $14,465, respectively.

Impairment losses for the years ended March 31, 2026, 2025 and 2024 were $35,017, $nil and $nil, respectively.

NOTE 8 — INTANGIBLE ASSETS, NET

Intangible assets, net consist of the following:

	March 31, 2026	March 31, 2025
Patent	$58,893	$47,390
Copyright and trademark	7,529	6,992
At cost:	66,422	54,382
Less: Accumulated amortization	(20,312)	(12,061)
Total	$46,110	$42,321

Amortization expenses for the years ended March 31, 2026, 2025 and 2024 were $7,405, $4,024 and $2,755, respectively.

NOTE 9 — DEFERRED IPO COSTS

Deferred IPO costs consist of the following:

	March 31, 2026	March 31, 2025
Legal fees	$—	$424,100
Underwriting fees	—	125,937
Other professional advisors’ fees	—	371,180
	$—	$921,217

NOTE 10 — CONTRACT LIABILITIES

Contract liabilities represent the payment advance from customers. The movement of contract liabilities is as follows:

	March 31, 2026	March 31, 2025
Balance at beginning of the year	$500,246	$791,265
Additions	775,549	502,558
Recognized to revenue during the year	(355,230)	(791,214)
Exchange adjustment	38,438	(2,363)
Ending balance	$959,003	$500,246

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 11 — BANK LOANS

Bank loans consist of the following:

Provider	Loan period	Interest rate	March 31, 2026	March 31, 2025
Bank of Communications*	May 30, 2024 to May 30, 2025	4.13%	$—	$281,120
Ping’an Bank**	February 7, 2025 to February 6, 2026	4.50%	—	413,411
Industrial Bank*	November 13, 2024 to November 13, 2025	3.80%	—	358,290
China Resources Bank of Zhuhai Co., Ltd*	October 22, 2024 to October 22, 2025	4.26%	—	292,144
Bank of China*	December 6, 2024 to December 5, 2025	3.55%	—	168,038
Bank of China*	December 24, 2024 to December 23, 2025	3.55%	—	82,765
Shanghai Pudong Development Bank***	December 13, 2024 to December 13, 2025	3.20%	—	401,007
Bank of Communications**	May 21, 2025 to May 21, 2026	4.13%	295,738	—
Bank of Communications*	January 31, 2026 to January 30, 2027	3.60%	434,909	—
Industrial and Commercial Bank of China*	April 29, 2025 to April 30, 2026	3.40%	205,857	—
Industrial and Commercial Bank of China*	November 11, 2025 to November 11, 2026	3.50%	663,961	—
Bank of Shanghai*	June 27, 2025 to June 13, 2026	3.50%	369,672	—
Bank of Shanghai*	March 3, 2026 to February 4, 2027	3.50%	579,878	—
Shanghai Pudong Development Bank*	February 3, 2026 to February 3, 2027	3.05%	869,817	—
Agricultural Bank of China*	November 17, 2025 to November 16, 2026	2.50%	1,449,695	—
China Construction Bank**	November 14, 2025 to November 14, 2026	2.75%	724,848	—
China Everbright Bank*	March 11, 2026 to March 10, 2027	3.40%	724,848	—
Short-term bank loans			$6,319,223	$1,996,775

Shenzhen Qianhai WeBank Company Limited*	April 1, 2024 to March 16, 2026	13.77%	$28,994	$47,247
Current portion of long-term bank loans			$28,994	$47,247

China Construction Bank*	June 14, 2023 to June 14, 2026	4.05%	$—	$287,872
Bank of China*	November 20, 2025 to November 20, 2027	3.20%	681,357	—
Non-current portion of long-term bank loans			$681,357	$287,872

The weighted average interest rate for the short-term bank loans for the years ended March 31, 2026, 2025 and 2024 was approximately 3.14%, 3.96% and 4.33%, respectively. The weighted average interest rate for the long-term bank loans for the years ended March 31, 2026, 2025 and 2024 was approximately 3.63%, 5.42% and 4.05%, respectively. All the bank loans were denominated in RMB.

*	The loans were guaranteed by a shareholder.
**	The loan was unsecured.
***	The loan was guaranteed by a shareholder and a related party.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 12 — OTHER BORROWINGS

Other borrowings consist of the following:

Provider	Loan period	Interest rate	March 31, 2026	March 31, 2025
Yongxing Hu	December 16, 2024 to December 15, 2025	12.00%	—	55,121
Dongfeng Auto Finance Co., Ltd. *	May 21, 2025 to May 21, 2030	4.72%	10,169	—
Short-term other borrowing			$10,169	$55,121
Yongxing Hu	January 13, 2025 to July 13, 2026	12.40%	—	137,804
Dongfeng Auto Finance Co., Ltd. *	May 21, 2025 to May 21, 2030	4.72%	34,517	—
Long-term other borrowing			$34,517	$137,804

*	The loan was guaranteed by Ms. Huali Chen. The other borrowings were unsecured.

NOTE 13 — ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following:

	March 31, 2026	March 31, 2025
Accrued expenses	$3,593,886	$534,987
Staff salaries and benefits payable	645,008	383,732
Value-added tax payable	2,595,187	1,941,066
Other taxes and surcharges payable	10,361	4,111
Total	$6,844,442	$2,863,896

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 14 — RELATED PARTY BALANCES AND TRANSACTIONS

	Note	March 31, 2026	March 31, 2025
Due from related parties:
Mr. Hui Zhang	(a)	$5,268	$552
Shenzhen Botan Technology Co., Ltd.	(b)	251,006	68,962
		256,274	69,514
Less: allowance for expected credit loss		—	—
Total		$256,274	$69,514

Due from shareholders:
Mr. Yue Zhu	(c)	$1,369,876	$400,406
Patton Holding Group Limited	(d)	1,425	1,189
Lianhe Holdings Group Limited	(d)	1,605	1,369
Lianyue Holding Group Limited	(d)	1,605	1,369
Hezhong Holding Limited	(d)	3,630	1,853
Pengxu Holdings Limited	(d)	1,425	1,189
Centralpower Digital Technology CO., LTD	(d)	3,495	1,853
Centraltec Intelligence Technology Co., LTD	(d)	1,920	1,369
Lianyu Holding Group Limited	(d)	3,315	1,853
Lianhe Digits Technology Holding CO., LTD	(d)	2,760	900
Alhambra Capital Limited	(d)	560	—
Less: allowance for expected credit loss		—	—
Total		$1,391,616	$413,350

Due to related parties:
Mr. Hui Zhang	(a)	$8,954	$8,511
Mr. Chuanbo Zhu	(e)	174	166
Shenzhen Yuebo Automobile Maintenance Service Co., Ltd.	(i)	14,207	—
Lianhe Technology Co. Ltd.	(f)	—	11,251
Total		$23,335	$19,928

Due to shareholders:
Mr. Dengyao Jia	(g)	$148,383	$535,824
Lianhe Digits Technology Holding CO., LTD	(d)	8,730	—
Hainan Lianhe Enterprise Management Group Co., Ltd.	(h)	7,858	92,252
Total		$164,971	$628,076

The amounts due from related parties and shareholders, and the amounts due to related parties and shareholders were unsecured, interest-free and repayable on demand.

In addition to the transactions and balances detailed elsewhere in these consolidated financial statements, the Company had the following transactions with related parties:

	Note	March 31, 2026	March 31, 2025	March 31, 2024
Revenue from a related party
Shenzhen Botan Technology Co., Ltd.	(b)	$—	$—	$566,002

Director’s remuneration
Mr. Yue Zhu	(c)	$33,794	$33,258	$43,532

(a)	Mr. Hui Zhang is the legal representative of Taiyuan branch of Shenzhen Sowell.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 14 — RELATED PARTY BALANCES AND TRANSACTIONS (cont.)

(b)	Shenzhen Botan Technology Co., Ltd. is wholly owned by Mr. Chuanbo Zhu, the chief executive officer of Shenzhen Sowell Digital.

(c)	Mr. Yue Zhu is CEO director and a shareholder of the Company.

(d)	These companies are the shareholders of the Company.

(e)	Mr. Chuanbo Zhu is chief executive officer of Shenzhen Sowell Digital.

(f)	Lianhe Technology Co., Ltd. is controlled by Mr. Dengyao Jia, a shareholder of the Company.

(g)	Mr. Dengyao Jia, a shareholder and former executive director of the Company.

(h)	Hainan Lianhe Enterprise Management Group Co., Ltd. is a shareholder of the Company.

(i)	Shenzhen Yuebo Automobile Maintenance Service Co., Ltd. is a subsidiary controlled by Shenzhen Botan Technology Co., Ltd.

NOTE 15 — LEASE

The Company has various operating leases for office and manufacturing space. The lease agreement does not specify an explicit interest rate and the interest rate implicit in the lease is not readily determinable. The Company’s management believes that the five year’s loan prime rate of PRC plus margin 0.05% was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 3.75%.

As of March 31, 2026 and 2025, the right-of-use asset totaled $1,033,110 and $120,918, respectively.

As of March 31, 2026 and 2025, lease liability consists of the following:

	March 31, 2026	March 31, 2025
Lease liability – current portion	$478,603	$123,645
Lease liability – non-current portion	595,814	—
Total	$1,074,417	$123,645

The following table represents the lease cost as of the periods indicated.

	March 31, 2026	March 31, 2025	March 31, 2024
Amortization of operating lease right of use assets	$408,061	$281,006	$125,902
Interest on lease liabilities	35,690	10,883	9,485
Short term lease expenses	16,146	73,437	73,941
Total	$459,897	$365,326	$209,328

The following table represents the maturity of lease liabilities as of March 31, 2026.

Operating Leases
2027	510,740
2028	281,834
2029	135,046
2030	140,861
2031	70,430
Total lease payments	1,138,911
Less: interest	(64,494)
Present value of lease liabilities	$1,074,417

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 15 — LEASE (cont.)

Other lease information is as follow:

Lease Term and Discount Rate	March 31, 2026	March 31, 2025	March 31, 2024
Weighted-average remaining lease term – operating leases	2.97 years	0.42 years	1.42 years
Weighted-average discount rate – operating leases	3.75%	4.25%	4.25%

The following table represents the minimum cash lease payments included in the measurement of lease liabilities for the periods presented.

	March 31, 2026	March 31, 2025	March 31, 2024
Cash paid for amounts included in the measurement of lease liabilities:
Cash outflows for operating leases	$415,561	$293,516	$131,945

NOTE 16 — EMPLOYEE BENEFIT PLAN

The PRC

As stipulated by the regulations of the PRC, full-time employees of the Company in the PRC participate in a government-mandated multiemployer defined contribution plan organized by municipal and provincial governments. Under the plan, certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. The Company is required to make contributions to the plan based on certain percentages of employees’ salaries. The total expenses the Company incurred for the plan amounted to $208,650, $128,351 and $107,255 for the years ended March 31, 2026, 2025 and 2024, respectively.

NOTE 17 — INCOME TAXES

Cayman Islands

Lianhe Sowell International Group Ltd is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the current laws of the Cayman Islands. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

Lianhe Sowell International Holding Group Limited is incorporated in the British Virgin Islands and is not subject to tax on income or capital gains under current laws of the British Virgin Islands. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

HKSAR

Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Accordingly, the HK SAR profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 17 — INCOME TAXES (cont.)

PRC

The Company’s PRC subsidiaries are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. The PRC tax authorities grant preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. Since Shenzhen Sowell was approved as an HNTE on December 20, 2021 and renewed the HNTE on December 26, 2024, Shenzhen Sowell is entitled to a reduced income tax rate of 15% beginning January 1, 2022 and is able to enjoy the reduced income tax rate in the next three years. The Company assessed it is probable for Shenzhen Sowell to obtain the renewed HNTE certificate and continue to enjoy the preferential rate of 15%.

Under the EIT law of the PRC, the Company can enjoy a 100%, 100% and 100% additional deduction for eligible Research and development (“R&D”) expenses for the years ended March 31, 2026, 2025 and 2024, respectively.

Income tax consists of the followings:

	March 31, 2026	March 31, 2025	March 31, 2024
Current income taxes	$2,670	$171,683	$297,284
Deferred income taxes	(1,314,494)	(196,288)	(187,662)
(Benefit from) provision for income taxes	$(1,311,824)	$(24,605)	$109,622

The following table provides the reconciliation of the differences between the statutory and effective tax expenses for the years ended March 31, 2026, 2025 and 2024:

	March 31, 2026	March 31, 2025	March 31, 2024
Income before income taxes	$(6,962,203)	$3,157,960	$2,927,447
Cayman Islands statutory income tax rate	0%	0%	0%
Income taxes computed at Cayman Islands statutory income tax rate	—	—	—

PRC statutory income tax rate	25%	25%	25%
Income tax computed at statutory income tax rate	(1,740,551)	789,490	731,862
Tax effect on additional deductible expense	(1,219,173)	(521,082)	(345,014)
Tax effect on non-deductible expense	1,514,504	33,721	20,496
Tax effect on preferential tax rates	133,396	(326,734)	(297,722)
(Benefit from) provision for income taxes	$(1,311,824)	$(24,605)	$109,622

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 17 — INCOME TAXES (cont.)

The following table reconciles the statutory rate to the Company’s effective tax rate for the year ended March 31, 2026, 2025 and 2024:

	March 31, 2026	March 31, 2025	March 31, 2024
Cayman Islands statutory income tax rate	0%	0%	0%
PRC statutory income tax rate	25.0%	25.0%	25.0%
Tax effect on additional deductible expense	17.5%	(16.6)%	(11.8)%
Tax effect on non-deductible expense	(21.8)%	1.1%	0.7%
Tax effect on preferential tax rates	(1.9)%	(10.3)%	(10.2)%
Effective income tax rate	18.8%	(0.8)%	3.7%

The significant components of deferred tax assets are as follows:

	March 31, 2026	March 31, 2025
Allowance for expected credit loss	$684,837	$465,083
Net operating loss carry forwards	1,156,253	—
ROU/lease liability	6,196	—
Impairment for inventories	15,973	19,621
Valuation allowance	—	—
Deferred tax assets	$1,863,259	$484,704

Management evaluates deferred tax assets on a quarterly basis to determine whether it is more likely than not that such assets will be realized. Based on management’s assessment of available positive and negative evidence, including expected future taxable income, management concluded that no valuation allowance was required for the deferred tax assets as of March 31, 2026.

The movement of deferred tax assets is as follows:

	March 31, 2026	March 31, 2025	March 31, 2024
Balance at beginning of the year	$484,704	$290,967	$110,064
Charged to income – operating loss	1,123,056	—	—
Credited to income – allowance for expected credit loss	189,955	196,288	167,795
Credited to income/(loss) – ROU/lease liability	6,018	—	—
Credited to (loss)/income – impairment for inventories	(4,535)	—	19,867
Exchange adjustment	64,061	(2,551)	(6,759)
Ending balance	$1,863,259	$484,704	$290,967

NOTE 18 — SHAREHOLDERS’ EQUITY

Unless otherwise stated, the share information related to historical transactions described in this note is presented based on the actual number of shares issued at the date of such transactions. The share and per-share data presented in the consolidated financial statements have been retrospectively adjusted to reflect the Share Consolidation described below.

Ordinary Shares

The Company was incorporated under the laws of the Cayman Islands on July 26, 2023. The original authorized number of ordinary shares was 500 million shares with par value of US$0.0001. The Company issued 50,000,000 ordinary shares at $0.0001 par value per share to the participating shareholders in connection with the reorganization of the Company.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 18 — SHAREHOLDERS’ EQUITY (cont.)

Additional paid-in capital

On December 2, 2022, Hainan Lianhe Enterprise Management Group Co., Ltd. (“Hainan Lianhe”) invested $416,913 into Shenzhen Sowell in exchange for 30.0% of the beneficial ownership of Shenzhen Sowell.

On June 26, 2023, Mr. Dengyao Jia invested $552,485 into Shenzhen Sowell in exchange for 20.0% of the beneficial ownership of Shenzhen Sowell.

For the year ended March 31, 2024, Hainan Lianhe further invested $1,417,613 into Shenzhen Sowell by capital injection and payment of expenses on behalf of the Company.

For the year ended March 31, 2025 Hainan Lianhe further invested $685,878 into Shenzhen Sowell by payment of expenses on behalf of the Company.

The Company has undergone several re-organization transactions for the sake of seeking a listing of its Class A Ordinary Shares on a national exchange in the United States. On December 12, 2023, as a result of the completion of the reorganization transactions, 15,000,000 Class A Ordinary Shares of the Company were issued in the name of Lianhe Holding Group Limited (“Lianhe Holding”), equivalent to 30.0% of the Company outstanding ordinary shares. Lianhe Holding is a wholly-owned subsidiary of Hainan Lianhe, accordingly, Hainan Lianhe is the beneficial owner of the 15,000,000 Class A Ordinary Shares of the Company.

Completion of IPO

On April 4, 2025, the Company consummated the Offering of 2,000,000 Class A Ordinary Shares at a price to the public of $4.00 per share. The aggregate gross proceeds from the Offering amounted to $8,000,000, prior to deducting underwriting discounts, commissions and offering-related expenses. Upon the completion of the Offering, 52,000,000 Class A Ordinary Shares were issued and outstanding. Net proceeds received by the Company from its IPO were approximately $7.0 million. The Shares were previously approved for listing on the Nasdaq Stock and commenced trading under the ticker symbol “LHSW” on April 4, 2025.

Representative’s Warrants

On April 4, 2025, the Company entered into an underwriting agreement with R.F. Lafferty & Co., Inc. (the “Representative”). The Company issued to the Representative warrants (the “Representative’s Warrants”) to purchase up to an aggregate of 60,000 Class A Ordinary Shares on a pre-Share Consolidation basis, equivalent to 3,750 Class A Ordinary Shares after giving retroactive effect to the 1-for-16 Share Consolidation, at an exercise price of $4.80 per share on a pre-Share Consolidation basis, equivalent to $76.80 per share on a post-Share Consolidation basis. The Representative’s Warrants became exercisable on October 4, 2025.

The issuance of the Representative’s Warrants is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, share-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Representative’s Warrants are required to be recorded as a component of additional paid-in capital at the time of issuance and subsequent changes in fair value are not recognized as long as the Representative’s Warrants continue to be classified as equity. None of the Representative’s Warrants were exercised as of March 31, 2026.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 18 — SHAREHOLDERS’ EQUITY (cont.)

The aggregate grant-date fair value of the Representative’s Warrants was $168,266 as of April 4, 2025. The fair value of the Representative’s Warrants was determined using the Binomial Tree Pricing Model and the following assumptions:

April 4, 2025
Share price	$46.72
Risk free interest rate	3.73%
Expected life (years)	5
Expected volatility	189.81%

The following table summarizes the Company’s activities and status of the Representative’s Warrants:

	Number of Warrant	Weighted Average Exercise Price	Weighted Average Remaining Term (Years)
Outstanding as of March 31, 2025	—	—	—
Issued	3,750	$76.8	5.0
Forfeited or expired	—	—	—
Outstanding as of March 31, 2026	3,750	$76.8	4.5

Approval of Dual-Class Share Structure

On November 7, 2025, the Company’s board of directors and shareholders approved the adoption of a dual-class share structure, pursuant to which the Company’s ordinary shares were redesignated into Class A Ordinary Shares and Class B Ordinary Shares, par value of $0.0001 per share, respectively. Each Class A Ordinary Share is entitled to one vote per share, and each Class B Ordinary Share is entitled to 100 votes per share. The Class B Ordinary Shares are convertible into Class A Ordinary Shares on a one-for-one basis at the option of the holder. The rights of the holders of Class A Ordinary Shares and Class B Ordinary Shares are otherwise identical, except for voting and conversion rights. The Company’s amended and restated memorandum and articles of association reflecting the dual-class share structure became effective on November 7, 2025.

As a result of this redesignation, all 52,000,000 issued and outstanding ordinary shares were reclassified as Class A Ordinary Shares. The remaining authorized but unissued ordinary shares of the Company, par value of $0.0001 per share, be re-designated and re-classified into (i) 398,000,000 Class A Ordinary Shares on a one for one basis and (ii) 50,000,000 Class B Ordinary Shares of the Company, par value of $0.0001 per share, with 100 votes per share on a one for one basis.

400,000 Class B Ordinary Shares be issued to Lianyue Holding Limited, a company wholly owned by Mr. Yue Zhu, the Company’s Chief Executive Officer and Chairman of the Board and 600,000 Class B Ordinary Shares be issued to Patton Holding Group Limited, a company wholly owned by Mr. Dengyao Jia, a shareholder of the Company, each at par value.

The issuance of Class B Ordinary Shares to Lianyue Holding Limited and Patton Holding Group Limited was accounted for as share-based compensation under ASC Topic 718, Share-Based Compensation, as the recipients are entities controlled by the Company’s directors. The Company determined the grant-date fair value of the Class B Ordinary Shares issued and recognized the related share-based compensation expense during the year ended March 31, 2026.

Shareholder Approval of Share Consolidation

On May 29, 2026, the Company’s board of directors and shareholders approved a first share consolidation (the “Share Consolidation”), pursuant to which every sixteen Class A Ordinary Shares with a par value of $0.0001 each were consolidated into one Class A Ordinary Share with a par value of $0.0016 each, and every sixteen Class B Ordinary Shares with a par value of $0.0001 each were consolidated into one Class B Ordinary Share with a par value of $0.0016 each; and amended the Company’s authorized share capital from $50,000, divided into 28,125,000 Class A Ordinary Shares with a par value of $0.0016 each and 3,125,000 Class B Ordinary Shares with a par value of $0.0016 each and increased the share capital from $50,000 to $80,000,000 divided into 45,000,000,000 Class A Ordinary Shares with a par value of US$0.0016 each and 5,000,000,000 Class B Ordinary Shares with a par value of US$0.0016 each.

The Share Consolidation became effective on June 22, 2026. As a result of the Share Consolidation, every 16 shares of the Company’s issued and outstanding Class A and Class B Ordinary Shares were automatically converted into one share of Class A and Class B Ordinary Shares, with $0.0016 par value per share. All share and per-share data in these financial statements, including the number of shares authorized, issued and outstanding, weighted average shares, and earnings per share, have been retroactively adjusted to reflect the Share Consolidation for all periods presented, as if the Share Consolidation had occurred at the beginning of the earliest period presented.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 19 — COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2026 and through the issuance date of these consolidated financial statements.

NOTE 20 — CONCENTRATIONS OF RISKS

(a) Customer concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenue for the years ended March 31, 2026, 2025 and 2024.

	For The Years Ended March 31,
	2026		2025		2024
Customer	Amount	% of Total	Amount	% of Total	Amount	% of Total
Customer A	$1,365,449	3.2%	$7,302,763	20.0%	$3,249,921	8.9%
Customer B	665,466	1.5%	5,122,292	14.0%	5,916,155	16.1%
Customer C	—	—	3,185,760	8.7%	—	—
Customer D	—	—	2,013,648	5.5%	—	—
Customer E	622,791	1.4%	1,570,496	4.3%	—	—
Customer F	—	—	—	—	4,677,343	12.8%
Customer G	—	—	357,598	1.0%	2,879,936	7.9%
Customer H	—	—	—	—	1,679,430	4.6%
Customer I	8,607,382	19.9%	—	—	—	—
Customer J	4,646,826	10.7%	—	—	—	—
Customer K	2,732,224	6.4%	—	—	—	—
Customer L	2,640,673	6.1%	—	—	—	—
Customer M	2,593,542	6.0%	—	—	—	—
Total	$23,874,353	55.2%	$19,552,557	53.5%	$18,402,785	50.3%

The following table sets forth information as to each customer that accounted for top 5 of the Company’s accounts receivable for the years ended March 31, 2026 and 2025.

	March 31, 2026		March 31, 2025
Customer	Amount	% of Total	Amount	% of Total
Customer C	$—	—%	$3,061,529	16.0%
Customer D	—	—%	1,984,080	10.4%
Customer E	—	—%	1,764,786	9.2%
Customer N	—	—%	1,507,917	7.9%
Customer O	—	—%	1,254,796	6.6%
Customer P	3,140,903	21.0%	—	—
Customer I	2,233,002	14.9%	—	—
Customer K	1,839,158	12.3%	—	—
Customer Q	1,090,967	7.3%	—	—
Customer R	618,881	4.1%	—	—
Total	$8,922,911	59.6%	$9,573,108	50.1%

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 20 — CONCENTRATIONS OF RISKS (cont.)

(b) Supplier concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s purchase for the years ended March 31, 2026, 2025 and 2024.

	For The Years Ended March 31,
	2026		2025		2024
Supplier	Amount	% of Total	Amount	% of Total	Amount	% of Total
Supplier A	$1,141,800	3.4%	$3,814,108	14.1%	$4,750,572	16.6%
Supplier B	247,475	0.8%	3,464,892	12.9%	—	—
Supplier C	—	—	2,867,148	10.6%	—	—
Supplier D	—	—	1,820,598	6.8%	—	—
Supplier E	1,956,770	5.9%	1,261,080	4.7%	—	—
Supplier F	—	—	—	—	6,792,896	23.7%
Supplier G	—	—	—	—	2,748,777	9.6%
Supplier H	633,553	1.9%	1,003,452	3.7%	2,570,880	9.0%
Supplier I	—	—	—	—	1,682,340	5.9%
Supplier J	5,218,628	15.7%	—	—	—	—
Supplier K	4,844,401	14.5%	—	—	—	—
Supplier L	3,702,830	11.1%	—	—	—	—
Supplier M	2,167,185	6.5%	—	—	—	—
Supplier N	2,144,381	6.4%	—	—	—	—
Total	$22,057,023	66.2%	$14,231,278	52.8%	$18,545,465	64.8%

NOTE 21 — RISKS

Political, social and economic risks

The Company’s operations could be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than 20 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

Credit risk

Accounts receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of accounts receivable is $14,978,869 and $19,144,103 as of March 31, 2026 and 2025, respectively.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings.

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 21 — RISKS (cont.)

Prepayments, deposit and other receivables

The Company recognizes an allowance for impairment of prepayments and expected credit losses on deposits and other receivables. Expected credit losses are estimated based on the aging of the respective balances, historical collection experience, debtor-specific credit risk factors, current economic conditions and reasonable and supportable forecasts. Balances for which specific credit risks have been identified are assessed individually. Based on the assessment performed by the Company, as of March 31, 2026, the allowance for impairment of prepayments and the allowance for expected credit loss of deposits and other receivables were $54,702 and $722,428, respectively. As of March 31, 2025, the allowance for impairment of prepayments was nil and the allowance for expected credit loss of deposits and other receivables was $142,722.

Interest rate risk

The Company is exposed to interest rate risk on its interest-bearing assets and liabilities. As part of its asset and liability risk management, the Company reviews and takes appropriate steps to manage its interest rate exposure on its interest-bearing assets and liabilities. The Company has not been exposed to material risks due to changes in market interest rates, and has not used any derivative financial instruments to manage the interest risk exposure during the year.

The Company did not have any exposure to interest rate risk for the years ended March 31, 2026 and 2025 as the Company’s bank loans and other borrowings were at fixed interest rate, and loan from a shareholder was interest-free.

Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in RMB, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the directors of the Company, the currency risk of $ is considered insignificant. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the directors monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

NOTE 22 — SEGMENT REPORTING

The following table presents the significant revenue and expense categories in the Company’s single operating segment:

	March 31, 2026	March 31, 2025	March 31, 2024
Revenue	$43,269,569	$36,539,846	$36,598,667
Cost of sales	(34,009,809)	(26,964,611)	(28,636,850)
Selling and marketing expenses	(1,088,455)	(782,523)	(322,961)
General and administrative expenses	(7,185,009)	(2,250,827)	(2,369,855)
Research and development expenses	(7,811,079)	(3,462,715)	(2,286,141)
Other income (expenses), net	(137,420)	78,790	(55,413)
Benefit from (provision for) income taxes	1,311,824	24,605	(109,622)
NET (LOSS) INCOME	$(5,650,379)	$3,182,565	$2,817,825

LIANHE SOWELL INTERNATIONAL GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2026, 2025 AND 2024

(Stated in US Dollars)

NOTE 23 — SUBSEQUENT EVENTS

The Company evaluates all events and transactions that occur from March 31, 2026 through August 13, 2026. There is no other subsequent event occurred that would require recognition or disclosure in the Company’s consolidated financial statements except for the ones disclosed.

Share Subscription by Controlling Shareholder

On April 7, 2026, the Company entered into a share subscription agreement (the “Subscription Agreement”) with Lianyue Holding Limited, a company wholly owned by Mr. Yue Zhu, the Company’s Chief Executive Officer and Chairman of the Board. Pursuant to the Subscription Agreement, Lianyue Holding Limited subscribed for 2,000,000 Class B Ordinary Shares at a price of $0.167 per share, for an aggregate subscription amount of approximately $334,000. The transaction closed on April 9, 2026. Immediately following the closing of the transaction, Mr. Yue Zhu, through Lianyue Holding Limited, beneficially owned 15,035,000 Class A Ordinary Shares and 2,400,000 Class B Ordinary Shares, representing approximately 72.45% of the aggregate voting power of the Company’s outstanding ordinary shares. The Company’s existing acting-in-concert arrangement was terminated in connection with this transaction. The proceeds from the subscription will be used for general corporate purposes.

Shareholder Approval of Share Consolidation

On May 29, 2026, the Company’s board of directors and shareholders approved a first share consolidation, pursuant to which every sixteen Class A Ordinary Shares with a par value of $0.0001 each were consolidated into one Class A Ordinary Share with a par value of $0.0016 each, and every sixteen Class B Ordinary Shares with a par value of $0.0001 each were consolidated into one Class B Ordinary Share with a par value of $0.0016 each; and amended the Company’s authorized share capital from $50,000, divided into 28,125,000 Class A Ordinary Shares with a par value of $0.0016 each and 3,125,000 Class B Ordinary Shares with a par value of $0.0016 each and increased the share capital from $50,000 to $80,000,000 divided into 45,000,000,000 Class A Ordinary Shares with a par value of US$0.0016 each and 5,000,000,000 Class B Ordinary Shares with a par value of US$0.0016 each.

The Share Consolidation became effective on June 22, 2026.

July 2026 Private Placement

On June 30, 2026, the Company entered into a share subscription agreement with Lianyue Holding Limited, a British Virgin Islands company, which is wholly owned by the Company’s Chief Executive Officer and Chairman of the board of directors, Yue Zhu. Pursuant to the subscription agreement, Mr. Zhu agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to Mr. Zhu, an aggregate of 2,400,000 Class B Ordinary Shares of the Company, par value US$0.0016 per share, for a purchase price of US$0.165 per share, representing the average pre-consolidation closing price, as reported on Nasdaq.com, of the Class A Ordinary Shares of the Company, par value US$0.0016 each, for 75% of the five (5) trading days immediately preceding the date on which the Board approved the transaction. The gross proceeds from this offering were $396,000. The 2,400,000 Class B Ordinary Shares were issued in accordance with Regulation S under the Securities Act of 1933, as amended. Prior to this transaction, Mr. Zhu beneficially owned 150,000 Class B Ordinary Shares, in addition to the 939,688 Class A Ordinary Shares.

The transaction contemplated by the Subscription Agreement was closed on June 30, 2026. The entry into the agreement and the consummation of the transaction contemplated thereby have been approved and ratified by the Company’s audit committee of the Board on July 1, 2026.

Immediately following the closing of the transaction contemplated by the subscription agreement, Yue Zhu, through Lianyue Holding Limited, beneficially owns 939,688 Class A Ordinary Shares and 2,550,000 Class B Ordinary Shares (consisting of 150,000 Class B Ordinary Shares previously held by Mr. Zhu and the 2,400,000 Class B Ordinary Shares issued in July 2026), representing approximately 97.69% of the aggregate voting power of the Company’s outstanding ordinary shares.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Companies Act (Revised) of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime. Our Amended and Restated M&A of Association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default, or willful neglect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company’s offer letter with each director provides that the Company shall, to the maximum extent provided under applicable law, indemnify and hold harmless such director from and against any expenses, including reasonable attorney’s fees, judgments, fines, settlements and other legally permissible amounts (“Losses”), incurred in connection with any proceeding arising out of, or related to, such director’s performance of his or her duties, other than any such Losses incurred as a result of his or her negligence or willful misconduct. The Company shall advance to such director any expenses, including reasonable attorneys’ fees and costs of settlement, incurred in defending any such proceeding to the maximum extent permitted by applicable law. Such costs and expenses incurred by such director in defense of any such proceeding shall be paid by the Company in advance of the final disposition of such proceeding promptly upon receipt by the Company of (a) written request for payment; (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (c) an undertaking adequate under applicable law made by or on such director’s behalf to repay the amounts so advanced if it shall ultimately be determined pursuant to any non-appealable judgment or settlement that you are not entitled to be indemnified by the Company.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

In the past three years, we have issued the following securities (including options to acquire our Class A Ordinary Shares) that were not registered under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

*The numbers below reflect the actual number of securities issued as of the applicable issuance date and do not reflect the First Share Consolidation.

Name of Purchaser	Date of Issuance	Number of Shares		Consideration
Lianyue Holding Limited	June 30, 2026	2,400,000		$396,000
Lianyue Holding Limited	April 9, 2026	2,000,000	(1)	$334,000
Lianyue Holding Limited	November 7, 2025	400,000	(1)	$40
Patton Holding Group Limited	November 7, 2025	600,000	(1)	$60
Lianhe Holding Group Limited	December 12, 2023	15,000,000		$1,500	(2)
Patton Holding Group Limited	July 26, 2023	54		$0.0054	(2)
	December 12, 2023	4,179,946		$417.9946	(2)
Lianyue Holding Limited	July 26, 2023	36		$0.0036	(2)
	December 12, 2023	15,034,964		1,503.4964	(2)
Pengxu Holding Limited	July 26, 2023	5		$0.0005	(2)
	December 12, 2023	2,494,995		249.4995	(2)
Hezhong Holding Limited	July 26, 2023	5		$0.0005	(2)
	December 12, 2023	2,399,995		$239.9995	(2)
Centralpower Digital Technology Co., Ltd.	December 12, 2023	1,500,000		$150	(3)
Lianhe Digits Technology Holding Co., Ltd.	December 12, 2023	2,295,000		$229.5	(3)
Centraltec Intelligence Technology Co., Ltd.	December 12, 2023	2,495,000		$249.5	(3)
Lianyu Holding Group Limited	December 12, 2023	1,850,000		$185	(2)
Prosperlink Limited	December 12, 2023	1,250,000		$125	(3)
Alhambra Capital Limited	December 12, 2023	1,500,000		$150	(3)

(1)	Class B ordinary shares, which are convertible into Class A ordinary shares on a one-for-one basis.
(2)	As part of a series of restructuring actions, in exchange of the equity interests in Shenzhen Sowell held by affiliates of the purchaser named hereunder before our corporate restructuring.
(3)	In connection with our corporate restructuring, certain shareholders holding equity interests in Shenzhen Sowell prior to the restructuring transferred certain of their shares in Sowell that they would receive as part of the restructuring to the purchaser named hereunder, in exchange of a purchase price.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits

Exhibit Number	Description
1.1**	Form of Placement Agency Agreement
2.1^	Third Amended and Restated Memorandum and Articles of Association adopted on May 28, 2026(incorporated by reference to Exhibit 1.1 filed with the Annual Report on Form 20-F filed with the Securities and Exchange Commission on August 13, 2026)
4.1^	Registrant’s Specimen Certificate for Class A Ordinary Shares
4.2**	Form of Warrant
5.1*	Opinion of Ogier
5.2*	Opinion of Robinson & Cole LLP regarding the enforceability of the Warrant
10.1^	Employment Agreement between Lianhe Sowell International Group Ltd and its CEO, Yue Zhu, dated December 12, 2023
10.2^	Employment Agreement between Lianhe Sowell International Group Ltd and its CFO, Tracy Chui-Kam Ng dated December 12, 2024
10.3^	Employment Agreement between Shenzhen Sowell Technology Development Company Limited and its CEO, Yue Zhu, dated April 1, 2023
10.4	Share Subscription Agreement dated April 7, 2026, by and among Lianhe Sowell International Group Ltd, Shenzhen Sowell Technology Development Co., Ltd and Lianyue Holding Limited (Incorporated by reference to Report on Form 6-K filed with the SEC on April 15, 2026.)
10.5	Share Subscription Agreement dated June 30, 2026, by and among Lianhe Sowell International Group Ltd, Shenzhen Sowell Technology Development Co., Ltd and Lianyue Holding Limited (Incorporated by reference to Report on Form 6-K filed with the SEC on July 2, 2026.)
10.6**	Form of Securities Purchase Agreement
14.1^	Code of Business Conduct and Ethics of the Registrant
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 8.1 filed with the Annual Report on Form 20-F filed with the Securities and Exchange Commission on August 13, 2026)
23.1*	Consent of WWC P.C., an independent registered public accounting firm
23.2*	Consent of EliteCPA P.C., an independent registered public accounting firm
23.3*	Consent of Ogier (included in Exhibit 5.1)
23.4*	Consent of Robinson & Cole LLP (included in Exhibit 5.2)
23.5*	Consent of Guangdong Xinchu Law Firm, PRC counsel to the Registrant (included in Exhibit 99.1)
99.1*	Opinion of Guangdong Xinchu Law Firm, PRC counsel to the Registrant, regarding certain PRC law matters
107*	Filing Fee Table
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

^	Previously filed.

*	Filed herewith.
**	To be filed in subsequent amendments

Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering Price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering, unless the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

4.	For the purpose of determining any liability under the Securities Act, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, PRC, on August 18, 2026.

Lianhe Sowell International Group Ltd

By:	/s/ Yue Zhu
	Name:	Yue Zhu
	Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yue Zhu as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his name or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant, any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement with all exhibits thereto, and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yue Zhu	Chief Executive Officer and Chairman	August 18, 2026
Name: Yue Zhu	(Principal Executive Officer)

/s/ Tracy Chui-Kam Ng	Chief Financial Officer	August 18, 2026
Name: Tracy Chui-Kam Ng	(Principal Financial and Accounting Officer)

/s/ Yong Ling	Director	August 18, 2026
Name: Yong Ling

/s/ Chun Yu Leeds Chow	Director	August 18, 2026
Name: Chun Yu Leeds Chow

/s/ Hoi Hin Wong	Director	August 18, 2026
Name: Hoi Hin Wong

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, NY, on August 18, 2026.

U.S. AUTHORIZED REPRESENTATIVE Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.